Exhibit 10.1
EXECUTION VERSION
FOURTH AMENDMENT
TO FOURTH AMENDED AND RESTATED REVOLVING LOAN AGREEMENT
          This Fourth Amendment to Fourth Amended and Restated Revolving Loan Agreement (this “Amendment”) is entered into as of March 15, 2010 by and among VIASAT, INC., a Delaware corporation (“Borrower”), each lender to the Credit Agreement (as defined below) (collectively, the “Lenders” and individually, a “Lender”) that is a party hereto, UNION BANK, N.A., as administrative agent (in such capacity, “Administrative Agent”), BANK OF AMERICA, NA., as Syndication Agent, JPMORGAN CHASE BANK, N.A., as Documentation Agent, BANC OF AMERICA SECURITIES LLC and UNION BANK, NA., as Joint Lead Arrangers and Joint Book Runners and UNION BANK, N.A., as collateral agent (in such capacity, “Collateral Agent”).
RECITALS
          Borrower, Administrative Agent, Collateral Agent and the Lenders are parties to that certain Fourth Amended and Restated Revolving Loan Agreement dated as of July 1, 2009, as amended by that certain First Amendment to the Fourth Amended and Restated Revolving Loan Agreement, dated as of September 30, 2009, that certain Second Amendment to the Fourth Amended and Restated Revolving Loan Agreement, dated as of October 6, 2009, and that certain Letter Agreement regarding WildBlue Acquisition/Calculation of EBITDA — Third Amendment, dated as of December 14, 2009 (each of the foregoing, the “Prior Amendments”), and as further amended, modified or supplemented from time to time, the “Credit Agreement”). The parties desire to amend the Credit Agreement in certain respects in accordance with the terms of this Amendment. Unless otherwise defined herein, all capitalized terms in this Amendment shall be as defined in the Credit Agreement.
          NOW, THEREFORE, the parties hereto agree as follows:
     1. Amendments to Definitions.
          1.1 The following defined terms are hereby added to Section 1.1 of the Credit Agreement in the appropriate alphabetical order:
          “2009 Senior Notes” means the $275,000,000 in aggregate principal amount of 8.875% senior unsecured notes due 2016 issued by the Borrower on or about October 15, 2009.
          “Commitment Increase Notice” has the meaning given in Section 2.8.”
          “Equity Offering” means the sale or issuance by the Borrower of its stock.

          “Fourth Amendment Effective Date” means the date upon which the conditions to effectiveness of that certain Fourth Amendment to Fourth Amended and Restated Revolving Loan Agreement dated as of March 15, 2010 are satisfied.
          “New Lender Addendum” means an agreement, substantially in the form of Exhibit Q attached hereto, to be executed by each new Lender that joins the Credit Agreement pursuant to Section 2.8.
          “Non-Consenting Lender” has the meaning given in Section 11.27.”
          1.2 The following defined terms and their corresponding definitions, and any reference thereto in the Credit Agreement, are hereby deleted in their entirety: “Addendum to the Credit Agreement”, “Additional Covenant”, “Additional Default”, “First Amendment Date”, “Intercreditor Agreement”, “Permitted Senior Secured Indebtedness”, “Second Lien Agent”, “Second Lien Loan Agreement”, and “Second Lien Loan Documents”.
          1.3 The definition of “Interest Coverage Ratio” is amended and restated in its entirety to read as follows:
          “Interest Coverage Ratio” means, as of the last day of any Fiscal Quarter, the ratio of (a) EBIT for the fiscal period consisting of the four (4) Fiscal Quarters ended on such date to (b) Cash Interest Expense of Borrower and its Subsidiaries for such fiscal period; provided that, for the avoidance of doubt, Interest Expense as used herein will not include interest incurred by WildBlue prior to consummation of the WildBlue Acquisition.
          1.4 The definition of “Leverage Ratio” is amended and restated in its entirety to read as follows:
          “Leverage Ratio” means, as of any date of determination, the ratio of (a) all Indebtedness of Borrower and its Subsidiaries on that date minus the aggregate amount of all Cash and Cash Equivalents in excess of $30,000,000 held by the Borrower and each Subsidiary in which the Collateral Agent has a perfected security interest by control, to (b) EBITDA for the fiscal period consisting of the four (4) Fiscal Quarters ended on that date.”
          1.5 The definition of the term “Permitted Additional Senior Indebtedness” is hereby amended as follows:
          (i) the proviso at the end of the definition is amended in its entirety as follows:
          “; provided that (x) the principal amount thereof does not exceed $300,000,000 in the aggregate at any time; and (y) the same shall (to the extent secured) be subject to the terms and conditions of an intercreditor agreement that is in form and substance reasonably acceptable to the Requisite Lenders.
          (ii) the following new sentence is added at the end of the definition: “For the avoidance of doubt, the 2009 Senior Notes constitute Permitted Additional Senior Indebtedness.”

          1.6 Clause (iv) of the definition of “Permitted Refinancing Indebtedness” is hereby amended and restated in its entirety to read as follows:
          “(iv) to the extent such Indebtedness will be secured by the Collateral, the relevant holders of such refinancing, refunding, extending, renewing or replacing Indebtedness become party to an intercreditor agreement, that is in form and substance reasonably acceptable to the Requisite Lenders.”
          1.7 The definition of “Permitted Senior Indebtedness” is hereby amended and restated in its entirety to read as follows:
          “Permitted Senior Indebtedness” means Permitted Additional Senior Indebtedness.
          1.8 The definition of the term “WildBlue Acquisition Documents” is hereby amended and restated in its entirety to read as follows:
          “WildBlue Acquisition Documents” means that certain Agreement and Plan of Merger by and among Borrower, Aloha Merger Sub, Inc. and WildBlue, dated as of September 30, 2009, together with all Schedules and Exhibits thereto, and all documents or instruments to be executed or delivered in connection therewith.”
          1.9 The following clauses of the defined term “Permitted Acquisition” are respectively hereby amended and restated in their entirety to read as follows:
               “(v) the terms and conditions of any and all seller purchase-money financing provided to the acquiror in connection with such Acquisition (other than the ViaSat-1 Joint Venture) shall be acceptable to the Administrative Agent and the Requisite Lenders in their reasonable discretion;”
               (vii) after giving effect to such Acquisition, the Borrower shall not have made Acquisitions, the total consideration for which (whether such consideration is in the form of capital stock, cash or otherwise) exceeds: (a) $35,000,000 in the aggregate for any single acquisition by the Borrower and (b) $100,000,000 (the “Acquisition Cap”) in the aggregate from and after the Closing Date; provided that the Acquisition Cap shall be exclusive of (i) consideration paid in connection with the WildBlue Acquisition and (ii) up to $25,000,000 in consideration paid using the proceeds of an Equity Offering consummated within 90 days prior to consummation of such Permitted Acquisition.”
          1.10 The definition of the term “Permitted Encumbrances” is hereby amended by (i) deleting clause (s) in its entirety, (ii) deleting the signal “(t)” therein (as in effect prior to the effectiveness of this Amendment) and replacing it with the signal “(s)”, (iii) deleting clause “(u)” in its entirety and inserting the following in lieu thereof:
          “(t) Liens securing Permitted Additional Senior Indebtedness (to the extent secured); provided that such Liens are junior in priority to the Liens securing the Obligations pursuant to the terms and conditions of an intercreditor agreement, that is in form and substance reasonably acceptable to the Requisite Lenders.”

     2. (A) Section 2.4(a)(1)(ii) of the Credit Agreement is hereby amended by deleting reference therein to “$25,000,000” and replacing it with “$35,000,000”.
          (B) Section 2.4(a)(3) of the Credit Agreement is hereby amended by deleting reference therein to “twelve (12)” and replacing it with “twenty four (24)”.
     3. (A) Section 2.8(a) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
          “If no Default or Event of Default shall have occurred and be continuing, Borrower may at any time prior to the Revolving Loan Maturity Date request (provided that such requests shall be made no more than three (3) times on or after the Fourth Amendment Effective Date) increases of the Commitment by notice to the Administrative Agent in writing of the amount of such proposed increase (such notice, a “Commitment Increase Notice”); provided, however, that any such request pursuant to a Commitment Increase Notice shall be in the minimum amount of $10,000,000 and the aggregate amount of the increase in the Commitment on and after the Fourth Amendment Effective Date shall not exceed $90,000,000. Any such Commitment Increase Notice delivered with respect to any proposed increase in the Commitment may offer one or more Revolving Lenders an opportunity to subscribe for its Pro Rata Share (with respect to the existing Commitment (prior to such increase)) of the increased Commitment. The Administrative Agent shall, within five (5) Banking Days after receipt of a Commitment Increase Notice, notify each Lender of such request. Each Lender desiring to increase its Commitment shall notify the Administrative Agent in writing no later than five (5) Banking Days after receipt of notice from the Administrative Agent. Any Lender that does not notify the Administrative Agent within the time period specified above that it will increase its Commitment will be deemed to have rejected such offer. Any agreement by a Lender to increase its Commitment shall be irrevocable. The notices contemplated by the third and fourth sentences above shall not be required with respect to any exercise by the Borrower of its option to increase the Commitment under this Section 2.8 consummated on the Fourth Amendment Effective Date or within thirty (30) days thereafter.”
          (B) In Section 2.8(c), each reference to “Commitment Assignment and Acceptance” is changed to “New Lender Addendum”.
     4. Section 5.13 is hereby deleted in its entirety.
     5. Section 6.9(f) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
          “(f) Liens securing Indebtedness permitted by Section 6.10(d); provided, that (i) any such Lien shall attach only to the property or assets purchased, (ii) the Indebtedness secured by any such Lien shall not exceed 100% of the purchase price of the property or assets purchased and (iii) any such Lien shall be created concurrently with or within twelve (12) months following the acquisition of such property or assets;”
     6. (A) Section 6.10(d) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

          “(d) Indebtedness consisting of Capital Lease Obligations, or otherwise incurred to finance the purchase or construction of property or assets (so long as (i) the Indebtedness incurred in any such purchase shall not exceed one hundred percent (100%) of the purchase price of the property or assets purchased and (ii) such Indebtedness shall be incurred concurrently with or within twelve (12) months following the purchase or construction of such property or assets) or to refinance any such Indebtedness, provided that the aggregate outstanding principal amount of such Indebtedness does not exceed $50,000,000 at any time.”
          (B) Section 6.10 of the Credit Agreement is hereby amended by deleting clauses (k) and (l) thereof (inclusive of the proviso following clause (l)), and inserting the following in lieu thereof:
          “(k) Permitted Additional Senior Indebtedness”.
     7. Section 6.11 of the Credit Agreement is hereby amended and restated to (i) move the word “and” from the end of clause (c) to the end of clause (d) and (ii) insert a new clause (e) reading as follows: (e) transactions specifically permitted by Sections 6.2(a) and (b), Section 6.6 and Sections 6.16(e), (f), (j), (k) and (n).”
     8. Section 6.12 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
          “6.12 Negative Pledges. Except as set forth in the documents implementing any Permitted Additional Senior Indebtedness and customary restrictions on assignment in leases, contracts and other agreements, agree with any Person other than Administrative Agent not to grant a security interest in or otherwise encumber, any of its property, or covenant to any other Person that Borrower or any Subsidiary Guarantor in the future will refrain from creating, incurring, assuming or allowing any Lien with respect to any of Borrower’s or such Subsidiary Guarantor’s property.”
     9. Section 6.13 of the Credit Agreement hereby is amended and restated in its entirety to read as follows:
          “6.13 Leverage Ratio. Permit the Leverage Ratio at any time, measured quarterly, to be greater than 3.50 to 1.00.”
     10. Section 6.14 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
          “6.14 Interest Coverage Ratio. Permit the Interest Coverage Ratio at the end of each Fiscal Quarter to be less than (i) with respect to the Fiscal Quarter ended closest to December 31, 2009, 3.00 to 1.00 and (ii) with respect to each Fiscal Quarter thereafter, 2.50 to 1.00.”
     11. Section 6.15 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

          “6.15 Senior Secured Leverage Ratio. Permit the Senior Secured Leverage Ratio at any time, measured quarterly, to be greater than (a) 2.50 to 1.00 from the date of incurrence of any Permitted Additional Senior Indebtedness through the day before the end of Borrower’s 2011 Fiscal Year; and (b) 2.00 to 1.00 thereafter.”
     12. Section 6.16(l) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
          “(l) Investments not described in any other clause of this Section 6.16 not in excess of $5,000,000 in any Fiscal Year; provided that such amount may be exceeded by the Borrower in any Fiscal Year (the “Excess Investment Amount”) by using the proceeds of Equity Offerings made within 90 days of the consummation of any respective Investment so long as (i) Borrower provides the Administrative Agent with at least five Business Days’ prior written notice of any such Investment using proceeds of an Equity Offering and (ii) the aggregate of all Excess Investment Amounts does not exceed $25,000,000 during the term of this Agreement.”
     13. Section 6.17 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
          “6.17 Capital Expenditures. Make any Capital Expenditure in any Fiscal Year, if to do so would cause the aggregate Capital Expenditures made in such Fiscal Year to exceed $75,000,000 (exclusive of (i) Capital Expenditures made in connection with Permitted Acquisitions and (ii) Capital Expenditures regarding ViaSat-1 Joint Venture which, when aggregated with Dispositions made pursuant to Section 6.2(b) and Investments made pursuant to Section 6.16(n), do not exceed the Maximum ViaSat-1 Joint Venture Investments) at any time during the term hereof; provided that if at the end of the Fiscal Year Capital Expenditures made in such Fiscal Year are less than $75,000,000, then the amount by which $75,000,000 exceeds the Capital Expenditures made in such Fiscal Year may be carried forward and included in the aggregate amount of Capital Expenditures permitted to be made in succeeding Fiscal Years; provided further that in no event shall Capital Expenditures made in any Fiscal Year exceed $100,000,000.”
     14. Section 9.1(l) of the Credit Agreement is hereby amended by deleting reference therein to “$5,000,000” and replacing it with “$10,000,000”.
     15. Section 11.2 of the Credit Agreement is hereby amended as follows:
          A. The lead in and clauses (a),(b),(c),(d),(e) and (f) are hereby amended and restated in their entirety to read as follows:
          “11.2 Amendments; Consents. No amendment, modification, supplement, extension, termination or waiver of any provision of this Agreement or any other Loan Document, no approval or consent thereunder, and no consent to any departure by Borrower or any other Party therefrom, may in any event be effective unless in writing signed by the Administrative Agent with the written approval of the Requisite Lenders (and, in the case of any amendment, modification or supplement of or to any Loan Document to which Borrower is a Party, signed by Borrower, and, in the case of any amendment, modification or supplement to Article 10, signed by the Administrative Agent), and then only in the specific instance and for the specific purpose given; provided that no such amendment, modification, supplement, termination, waiver or consent may be effective:
               (a) to (i) reduce the principal of, or the rate of interest payable on, any Loan (provided that no amendment resulting in the payment of a higher rate of interest to any Lender or group of Lenders than the rate of interest payable to the other Lenders hereunder shall be permitted without the written consent of all Lenders), (ii) increase the amount of the Commitments, (iii) (subject to the last 3 paragraphs of this Section 11.2) amend or modify the Pro Rata Share of any Lender, (iv) reduce the amount of any fee or amount payable to any Lender under the Loan Documents or (v) waive an Event of Default consisting of the failure of Borrower to pay when due principal, interest or any fee owing under any Loan Document, without the written consent of each Lender directly affected thereby;
               (b) to postpone any date fixed for any payment of principal of, or any installment of interest on, any Loan or any installment of any fee, or to extend the “Revolving Loan Maturity Date,” or to extend the term of the Commitments, without the written consent of each Lender directly affected thereby;
               (c) except as set forth in the last paragraph of this Section 11.2, to amend the definition of “Requisite Lenders” without the written consent of each Lender;
               (d) to release any Subsidiary Guarantor from its Subsidiary Guaranty if the assets and net income of such Subsidiary as of the most recently-ended Fiscal Year, together with the assets and net income of each other Subsidiary Guarantor released on or after the Fourth Amendment Effective Date (in each case as of the Fiscal Year most-recently ended prior to such release), would exceed 40% of (i) the Borrower’s Net Income or (ii) the Borrower’s total net assets, in each case on a consolidated basis as at the end of such Fiscal Year, without the written consent of each Lender; or to release all or substantially all of the Collateral from the Lien of the Loan Documents without the written consent of each Lender;
               (e) to amend or waive Section 8.1 or this Section 11.2 without the written consent of each Lender; or
               (f) to amend any provision of this Agreement that expressly requires the consent or approval of all or a specified portion of the Lenders without the written consent of all Lenders or such specified portion of the Lenders, as applicable;”
          B. The following paragraph is added to the end of such Section:
          “Notwithstanding anything to the contrary in this Section 11.2, in the event that the Borrower awards any agent or other titles under this Agreement (other than changes in the Administrative Agent or the Collateral Agent, which shall remain subject to Section 10.8) to Lenders, whether existing Lenders or New Lenders, the Administrative Agent and the Borrower may enter into amendments to this Agreement to the extent necessary to reflect such title(s).”

     16. New Section 11.27 is hereby added to the Credit Agreement to read as follows:
          “11.27 Replacement of Non-Consenting Lenders. If any Lender (such Lender, a “Non-Consenting Lender”) has failed to consent to a proposed amendment or waiver which pursuant to the terms of Section 11.2 requires the consent of all of the Lenders or all of the affected Lenders and with respect to which the Requisite Lenders shall have granted their consent, then the Borrower shall have the right (unless such Non-Consenting Lender grants such consent), upon ten (10) Banking Days’ prior notice to the Non-Consenting Lender and the Administrative Agent, to replace such Non-Consenting Lender by requiring such Non-Consenting Lender to assign, in accordance with Section 11.8, all of its Loans, participations in Letters of Credit and Commitment hereunder to one or more other then-existing Lenders or to another Eligible Assignee reasonably satisfactory to the Administrative Agent, provided that: (a) the Borrower shall pay to such Non-Consenting Lender being replaced all Obligations owing to it and any amount payable pursuant to Section 3.6(e), (b) the replacement Lender shall pay the assignment fee referred to in Section 11.8(d), (c) the replacement Lender shall grant its consent with respect to the applicable proposed amendment or waiver and (d) the Borrower may exercise its right to replace Lender hereunder with respect to no more than three Lenders during the term of this Agreement.”
     17. Exhibit B to the Credit Agreement is hereby replaced in its entirety with Exhibit B attached hereto.
     18. The following reference is hereby inserted in the table of contents in the appropriate position: “N — WildBlue Acquisition Documents.”
     19. A new Exhibit P (Composite Credit Agreement) is attached to the Credit Agreement, immediately following Exhibit O, such Exhibit to be in the form attached hereto as Exhibit P. Exhibit P sets forth a composite copy of the Credit Agreement consisting of the Credit Agreement, as amended by the Prior Amendments and this Amendment.
     20. A new Exhibit Q (New Lender Addendum) is attached to the Credit Agreement, immediately following Exhibit P, such Exhibit to be in the form attached hereto as Exhibit Q.
     21. No course of dealing on the part of Lenders, the Administrative Agent, the Collateral Agent or their officers, nor any failure or delay in the exercise of any right by the Administrative Agent, the Collateral Agent or any Lender, shall operate as a waiver thereof, and any single or partial exercise of any such right shall not preclude any later exercise of any such right. Administrative Agent’s, Collateral Agent’s or any Lenders’ failure at any time to require strict performance by Borrower of any provision of any Loan Document shall not affect any right of any Lender, Administrative Agent or Collateral Agent thereafter to demand strict compliance and performance. Any suspension or waiver of a right must be in writing signed by an officer of Administrative Agent, in accordance with the terms of the Credit Agreement.
     22. The Credit Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Administrative Agent, Collateral Agent or any Lender under the Credit Agreement, as in effect prior to the date hereof.

     23. Except for representations and warranties which expressly speak as of a particular date or are no longer true and correct as a result of a change which is permitted by the Credit Agreement, the representations and warranties contained in the Credit Agreement or in any other document or documents relating thereto are true and correct in all material respects on and as of the date hereof as though made on and date hereof, and all such representations and warranties shall survive the execution and delivery of this Amendment. No Default or Event of Default has occurred and is continuing as of the date hereof.
     24. As a condition to the effectiveness of this Amendment, Administrative Agent and the Lenders shall have received, in form and substance reasonably satisfactory to Administrative Agent and the Lenders, the following:
          (a) this Amendment, duly executed by Borrower, Administrative Agent, Collateral Agent and the Lenders;
          (b) an Affirmation of Subsidiary Guaranty and Security Agreement, duly executed by each Guarantor;
          (c) resolutions of the Board of Directors of Borrower authorizing the execution, delivery and performance of this Amendment, with an incumbency certificate; each in form and content reasonably acceptable to Administrative Agent;
          (d) a certificate signed by a Responsible Official of Borrower certifying that the condition specified in Section 8.1(e) of the Credit Agreement is true and correct as of the date hereof;
          (e) a consent fee, payable to the Administrative Agent for the ratable benefit of each Lender which executes this Amendment, according to the Pro Rata Share of each such Lender, in the amount of one eighth of one percent (0.125%) of each such Lender’s Pro Rata Share immediately prior to effectiveness of this Amendment (it being agreed by the Borrower that such fee is earned in full by such Lender upon its execution of this Amendment, and no part of such fee shall be refundable notwithstanding any early termination of the Commitments, additional amendment to the Credit Agreement or other circumstance);
          (f) all reasonable attorneys’ fees and costs incurred by the Administrative Agent’s and Collateral Agent’s counsel through the date of this Amendment, which may be debited from any of Borrower’s accounts (following Borrower’s authorization of such fees and costs); and
          (g) such other documents, and completion of such other matters, as Administrative Agent or any Lender proposing to sign this Amendment may reasonably deem necessary or appropriate.
     25. The Governing law and venue provisions of Section 11.17 of the Credit Agreement are incorporated herein by this reference mutatis mutandis. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument. Delivery of an executed counterpart hereof by facsimile transmission shall be effective as delivery of a manually executed counterpart. Except as amended hereby, all of the provisions of the Credit Agreement and the other Loan Documents shall remain unmodified and in full force and effect except that each reference to the “Agreement”, or words of like import in any Loan Document, shall mean and be a reference to the Credit Agreement as amended hereby. This Amendment shall be deemed a “Loan Document” as defined in the Credit Agreement. Each party shall execute and deliver such further documents, and perform such further acts, as may be reasonably necessary to achieve the intent of the parties as expressed in this Amendment.
[Balance of Page Intentionally Left Blank]

          IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

VIASAT, INC.
By:	/s/ Keven K. Lippert
	Name:	Keven K. Lippert
	Title:	Vice President, General Counsel & Secretary

[Signature Page to Fourth Amendment to
Fourth Amended and Restated Revolving Loan Agreement]

UNION BANK, N.A., as Administrative Agent
By:	/s/ Mark Adelman
Mark Adelman
Vice President

UNION BANK, N.A., as Collateral Agent
By:	/s/ Mark Adelman
Mark Adelman
Vice President

UNION BANK, N.A., as a Lender and Swing Line Lender
By:	/s/ Mark Adelman
Mark Adelman
Vice President

[Signature Page to Fourth Amendment to
Fourth Amended and Restated Revolving Loan Agreement]

BANK OF AMERICA, N.A., as a Lender
By:	/s/ Christopher D. Pannacciulli
	Name:	CHRISTOPHER D. PANNACCIULLI
	Title:	SENIOR VICE PRESIDENT

[Signature Page to Fourth Amendment to
Fourth Amended and Restated Revolving Loan Agreement]

JP MORGAN CHASE BANK, N.A., as a Lender
By:	/s/ A C Ruiz
	Name:	Anna C. Ruiz
	Title:	Vice President

[Signature Page to Fourth Amendment to
Fourth Amended and Restated Revolving Loan Agreement]

BANK OF THE WEST, as a Lender
By:	/s/ Ed Ong
	Name:	Ed Ong
	Title:	Vice President

[Signature Page to Fourth Amendment to
Fourth Amended and Restated Revolving Loan Agreement]

COMERICA BANK, as a Lender
By:	/s/ Steve D. Clear
	Name:	Steve D. Clear
Vice President

Address: COMERICA BANK 611 Anton Blvd., 4th Floor M/C 4462 Costa Mesa, CA 92626

Attn:	Steve D. Clear
Vice President
[Signature Page to Fourth Amendment to
Fourth Amended and Restated Revolving Loan Agreement]

CALIFORNIA BANK & TRUST, as a Lender
By:	/s/ Steve DeLong
	Name:	Steve DeLong
Senior Vice President

Address: CALIFORNIA BANK & TRUST 4230 La Jolla Village Drive, Suite 100 San Diego, CA 92122

Attn:	Steve DeLong
Senior Vice President
[Signature Page to Fourth Amendment to
Fourth Amended and Restated Revolving Loan Agreement]

STATE BANK OF INDIA, LOS ANGELES AGENCY, as a Lender
By:	/s/ Sanjay Gautam
	Name:	SANJAY GAUTAM
	Title:	VICE PRESIDENT CREDIT AND OPERATIONS
[Signature Page to Fourth Amendment to
Fourth Amended and Restated Revolving Loan Agreement]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender
By:	/s/ Donald S. Green
	Name:	Donald S. Green
	Title:	Vice President
[Signature Page to Fourth Amendment to
Fourth Amended and Restated Revolving Loan Agreement]

EXHIBIT B
(Compliance Certificate)

EXHIBIT P
(Composite Credit Agreement)

CONFORMED COPY*
FOURTH AMENDED AND RESTATED REVOLVING LOAN AGREEMENT
Dated as of July 1, 2009
among
VIASAT, INC.
THE LENDERS HEREIN NAMED
UNION BANK, N.A.,
as Administrative Agent
BANK OF AMERICA, N.A.,
as Syndication Agent
JPMORGAN CHASE BANK, N.A.,
as Documentation Agent
WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Co-Agent
BANC OF AMERICA SECURITIES LLC and UNION BANK, N.A.,
as Joint Lead Arrangers and Joint Book Runners
and
UNION BANK, N.A.,
as Collateral Agent

*   Includes provisions amended by the: (i) First Amendment to Fourth Amended and Restated Revolving Loan Agreement, dated as of September 30, 2009, (ii) Second Amendment to Fourth Amended and Restated Revolving Loan Agreement, dated as of October 6, 2009, (iii) WildBlue Acquisition/Calculation of EBITDA — Third Amendment, dated December 14, 2009 and (iv) Fourth Amendment to Fourth Amended and Restated Revolving Loan Agreement, dated as of March 15, 2010.

Article 1 DEFINITIONS AND ACCOUNTING TERMS	1
1.1 Defined Terms	1
1.2 Use of Defined Terms	23
1.3 Accounting Terms	23
1.4 Rounding	23
1.5 Exhibits and Schedules	24
1.6 References to “Borrower and its Subsidiaries”	24
1.7 Miscellaneous Terms	24
Article 2 LOANS AND LETTERS OF CREDIT	24
2.1 Loans — General	24
2.2 Alternate Base Rate Loans	25
2.3 Eurodollar Rate Loans	25
2.4 Letters of Credit	26
2.5 Voluntary Reduction of Commitment	30
2.6 Administrative Agent’s Right to Assume Funds Available for Advances	30
2.7 Collateral	30
2.8 Increase of Commitment	31
2.9 Swing Line Advances	32
2.10 Defaulting Lenders	35
Article 3 PAYMENTS AND FEES	35
3.1 Principal and Interest	35
3.2 Closing Date Fees	36
3.3 Commitment Fee	36
3.4 Letter of Credit Fees	37
3.5 Increased Commitment Costs	37
3.6 Eurodollar Costs and Related Matters	38
3.7 Late Payments	42
3.8 Computation of Interest and Fees	42
3.9 Non-Banking Days	42
3.10 Manner and Treatment of Payments	42
3.11 Funding Sources	43
3.12 Failure to Charge Not Subsequent Waiver	43

3.13 Administrative Agent’s Right to Assume Payments Will be Made	44
3.14 Fee Determination Detail	44
3.15 Survivability	44
Article 4 REPRESENTATIONS AND WARRANTIES	44
4.1 Existence and Qualification; Power; Compliance With Laws	44
4.2 Authority; Compliance With Other Agreements and Instruments and Government Regulations	45
4.3 No Governmental Approvals Required	45
4.4 Subsidiaries	45
4.5 Financial Statements	46
4.6 No Other Liabilities; No Material Adverse Changes	46
4.7 Intentionally Deleted	46
4.8 Intangible Assets	46
4.9 Intentionally Deleted	46
4.10 Litigation	47
4.11 Binding Obligations	47
4.12 No Default	47
4.13 ERISA	47
4.14 Regulation U; Investment Company Act	48
4.15 Disclosure	48
4.16 Tax Liability	48
4.17 Projections	48
4.18 Hazardous Materials	48
4.19 Security Interests	48
4.20 Solvency	49
4.21 OFAC	49
4.22 Patriot Act	49
Article 5 AFFIRMATIVE COVENANTS	49
5.1 Payment of Taxes and Other Potential Liens	49
5.2 Preservation of Existence	50
5.3 Maintenance of Properties	50
5.4 Maintenance of Insurance	50

5.5 Compliance With Laws	50
5.6 Inspection Rights	50
5.7 Keeping of Records and Books of Account	51
5.8 Compliance With Agreements	51
5.9 Use of Proceeds	51
5.10 Hazardous Materials Laws	51
5.11 Syndication Process	51
5.12 Future Subsidiaries; Additional Security Documentation	52
Article 6 NEGATIVE COVENANTS	52
6.1 Payment of Subordinated Obligations	52
6.2 Disposition of Property	52
6.3 Mergers	53
6.4 Hostile Acquisitions	53
6.5 Acquisitions	53
6.6 Distributions	53
6.7 ERISA	53
6.8 Change in Nature of Business	54
6.9 Liens	54
6.10 Indebtedness and Guaranty Obligations	54
6.11 Transactions with Affiliates	55
6.12 Negative Pledges	55
6.13 Leverage Ratio	56
6.14 Interest Coverage Ratio	56
6.15 Intentionally Omitted	56
6.16 Investments	56
6.17 Capital Expenditures	57
6.18 Amendments to Subordinated Obligations	57
6.19 Changes in Officers, Name, Location of Chief Executive Offices, Etc	57
Article 7 INFORMATION AND REPORTING REQUIREMENTS	57
7.1 Financial and Business Information	57
7.2 Intentionally Omitted	59
7.3 Compliance Certificates	59

7.4 IntraLinks/IntraAgency	60
Article 8 CONDITIONS	60
8.1 Initial Credit Issuance	60
8.2 Any Advance	62
Article 9 EVENTS OF DEFAULT AND REMEDIES UPON EVENT OF DEFAULT	63
9.1 Events of Default	63
9.2 Remedies Upon Event of Default	65
Article 10 THE ADMINISTRATIVE AGENT AND THE COLLATERAL AGENT	66
10.1 Appointment and Authorization	66
10.2 The Agents and Their Affiliates	67
10.3 Proportionate Interest in any Collateral	67
10.4 Lenders’ Credit Decisions	67
10.5 Action by Administrative Agent and Collateral Agent	68
10.6 Liability of Agents	69
10.7 Indemnification	70
10.8 Successor Agents	70
10.9 No Obligations of Borrower	71
Article 11 MISCELLANEOUS	71
11.1 Cumulative Remedies; No Waiver	71
11.2 Amendments; Consents	72
11.3 Costs, Expenses and Taxes	73
11.4 Nature of Lenders’ Obligations	74
11.5 Survival of Representations and Warranties	74
11.6 Notices	74
11.7 Execution of Loan Documents	75
11.8 Binding Effect; Assignment	75
11.9 Right of Setoff	77
11.10 Sharing of Setoffs	77
11.11 Indemnity by Borrower	78
11.12 Nonliability of the Lenders	79
11.13 No Third Parties Benefited	80
11.14 Confidentiality	80

11.15 Further Assurances	81
11.16 Integration	81
11.17 GOVERNING LAW; VENUE	81
11.18 Severability of Provisions	82
11.19 Headings	82
11.20 Time of the Essence	82
11.21 Foreign Lenders and Participants	82
11.22 Hazardous Material Indemnity	83
11.23 DISPUTES	83
11.24 Purported Oral Amendments	84
11.25 Patriot Act	84
11.26 Effect of Amendment and Restatement	84

Exhibits

A	—	Commitment Assignment and Acceptance
B	—	Compliance Certificate
C	—	Opinion of Counsel
D	—	Pledge Agreement
E	—	Pricing Certificate
F	—	Request for Letter of Credit
G	—	Request for Loan
H-1	—	Revolving Note
H-2	—	Swing Line Note
I	—	Security Agreement
J	—	Subsidiary Guaranty
K	—	Subsidiary Security Agreement
L	—	Subsidiary Pledge Agreement
M	—	Investment Policy
N	—	WildBlue Acquisition Documents
O	—	New Lender Addendum
P	—	Composite Credit Agreement
Schedules

1.1	Lender Commitments
2.4	Existing Letters of Credit
4.4	Subsidiaries
4.6	Material Adverse Changes
4.8	Trade Names
4.10	Material Litigation
4.18	Hazardous Materials Matters
5.4	Insurance
6.9	Existing Liens
6.10	Existing Indebtedness and Guaranty Obligations
6.11	Transactions with Affiliates
6.16	Existing Investments

FOURTH AMENDED AND RESTATED REVOLVING LOAN AGREEMENT
Dated as of July 1, 2009
     THIS FOURTH AMENDED AND RESTATED REVOLVING LOAN AGREEMENT (this “Agreement”) is entered into by and among ViaSat, Inc., a Delaware corporation (“Borrower”), each lender whose name is set forth on the signature pages of this Agreement and each lender which may hereafter become a party to this Agreement pursuant to Section 2.8 and/or Section 11.8 (collectively, the “Lenders” and individually, a “Lender”), UNION BANK, N.A., as Administrative Agent, and UNION BANK, N.A., as Collateral Agent, with reference to the following facts:
RECITALS
     A. Borrower, Union Bank (formerly known as Union Bank of California, N.A.), JPMorgan Chase Bank, N.A. and Bank of America, N.A. (collectively, the “Existing Lenders”), as lenders, Union Bank, as Sole Lead Arranger and Collateral Agent, JPMorgan Chase Bank, N.A., as Syndication Agent and Bank of America, N.A. as Documentation Agent, are parties to that certain Third Amended and Restated Revolving Loan Agreement dated as of October 31, 2008, as amended (collectively, the “Existing Loan Agreement”), pursuant to which the Existing Lenders provided Borrower with various credit facilities.
     B. Borrower, the Lenders, the Administrative Agent and the Collateral Agent wish to enter into this Agreement, which shall amend, restate, replace and supersede (but shall not constitute a novation of) the Existing Loan Agreement and which hereinafter shall govern the credit facilities provided to Borrower by Union Bank and the other Lenders which now or hereafter are parties to this Agreement.
     NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:
Article 1
DEFINITIONS AND ACCOUNTING TERMS
          1.1 Defined Terms. As used in this Agreement, the following terms shall have the respective meanings set forth below:
     “2009 Senior Notes” means the $275,000,000 in aggregate principal amount of 8.875% senior unsecured notes due 2016 issued by the Borrower on or about October 15, 2009.”
     “Acquisition” means any transaction, or any series of related transactions, consummated after the Closing Date, by which Borrower and/or any of its Subsidiaries directly or indirectly (a) acquires any ongoing business or all or substantially all of the assets of any Person engaged in any ongoing business, whether through a purchase of assets, a merger or otherwise, (b) acquires control of securities of a Person engaged in an ongoing business representing more than 50% of the ordinary voting power for the election of directors or other governing position if the business affairs of such Person are managed by a board of directors or other governing body or (c) acquires control of more than 50% of the ownership interest in any partnership, joint venture, limited liability company, business trust or other Person engaged in an ongoing business that is not managed by a board of directors or other governing body.
     “Administrative Agent” means Union Bank, N.A. when acting in its capacity as the Administrative Agent under any of the Loan Documents, or any successor Administrative Agent.
     “Administrative Agent’s Office” means the Administrative Agent’s address as set forth on the signature pages of this Agreement, or such other address as the Administrative Agent hereafter may designate by written notice to Borrower and the Lenders.
     “Advance” means any advance made or to be made by any Lender to Borrower as provided in Article 2, and includes each Alternate Base Rate Advance and Eurodollar Rate Advance.
     “Affiliate” means, as to any Person, any other Person which directly or indirectly controls, or is under common control with, or is controlled by, such Person. As used in this definition, “control” (and the correlative terms, “controlled by” and “under common control with”) shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise); provided that, in any event, any Person that owns, directly or indirectly, 10% or more of the securities having ordinary voting power for the election of directors or other governing body of a corporation that has more than 100 record holders of such securities, or 10% or more of the partnership or other ownership interests of any other Person that has more than 100 record holders of such interests, will be deemed to be an Affiliate of such corporation, partnership or other Person.
     “Agreement” means this Fourth Amended And Restated Revolving Loan Agreement, either as originally executed or as it may from time to time be supplemented, modified, amended, restated or extended.
     “Aggregate Effective Amount” means, as of any date of determination and with respect to all Letters of Credit then outstanding, the sum of (a) the aggregate effective face amounts of all such Letters of Credit not then paid by the Issuing Lender plus (b) the aggregate amounts paid by the Issuing Lender under such Letters of Credit not then reimbursed to the Issuing Lender by Borrower pursuant to Section 2.4(d) and not the subject of Advances made pursuant to Section 2.4(e).
     “Alternate Base Rate” means, as of any date of determination, the rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to the highest of (a) the Prime Rate in effect on such date, (b) the Federal Funds Rate in effect on such date plus 1/2 of 1% (50 basis points) or (c) the Eurodollar Rate in effect on such date plus 1% (100 basis points).
     “Alternate Base Rate Advance” means an Advance under the Commitment made hereunder and specified to be an Alternate Base Rate Advance (including a Swing Line Advance) in accordance with Article 2.
     “Alternate Base Rate Loan” means a Revolving Loan made hereunder and specified to be an Alternate Base Rate Loan, or a Swing Line Advance; in each case, in accordance with Article 2.
     “Applicable Alternate Base Rate Margin” means, for each Pricing Period, the interest rate margin set forth below (expressed in basis points per annum) opposite the Applicable Pricing Level for that Pricing Period:

Applicable Pricing Level	Margin
I	250 bps
II	300 bps
III	350 bps
     “Applicable Commitment Fee Rate” means, for each Pricing Period, the rate set forth below (expressed in basis points per annum) opposite the Applicable Pricing Level for that Pricing Period:

Applicable Pricing Level	Margin
I	62.5 bps
II	75 bps
III	87.5 bps
     “Applicable Eurodollar Rate Margin” means, for each Pricing Period, the interest rate margin set forth below (expressed in basis points per annum) opposite the Applicable Pricing Level for that Pricing Period:

Applicable Pricing Level	Margin
I	350 bps
II	400 bps
III	450 bps
     “Applicable Pricing Level” means, for each Pricing Period, the pricing level set forth below opposite the Leverage Ratio as of the last day of the Fiscal Quarter most recently ended prior to the commencement of that Pricing Period:

Pricing Level	Leverage Ratio
I	Less than 1.00 to 1.00
II	Greater than or equal to 1.00 to 1.00, but less than 1.75 to 1.00
III	Greater than or equal to 1.75 to 1.00
               provided that (i) in the event that Borrower does not deliver a Pricing Certificate with respect to any Pricing Period prior to the commencement of such Pricing Period, then until such Pricing Certificate is delivered, the Applicable Pricing Level for that Pricing Period shall be Pricing Level III, but once Borrower has delivered a Pricing Certificate with respect to such Pricing Period, then any resulting change in the Applicable Pricing Level shall be made retroactively to the beginning of such Pricing Period, and (ii) if any Pricing Certificate is subsequently determined to be in error, then any resulting change in the Applicable Pricing Level shall be made retroactively to the beginning of the relevant Pricing Period.

     “Arrangers” means Banc of America Securities LLC and Union Bank, N.A., in their capacities as Joint Lead Arrangers.
     “Bank Products” means any one or more of the following types of services or facilities extended to Borrower or any Subsidiary Guarantor by any Lender or any Affiliate of a Lender in reliance on such Lender’s agreement to indemnify such Affiliate: (i) credit cards; (ii) automated clearing house transfer or funds; (iii) overdrafts; (iv) interest rate swap transactions; and (v) foreign exchange contracts.
     “Banking Day” means any Monday, Tuesday, Wednesday, Thursday or Friday, other than a day on which banks are authorized or required to be closed in California or New York.
     “Bankruptcy Event” means, with respect to any Person, (i) a court or governmental agency having jurisdiction in the premises shall enter a decree or order for relief in respect of such Person in an involuntary case under any Debtor Relief Law now or hereafter in effect, or appoint a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of such Person or for any substantial part of its property or ordering the winding up or liquidation of its affairs, (ii) an involuntary case under any applicable Debtor Relief Law now or hereafter in effect is commenced against such Person and such petition remains unstayed and in effect for a period of 60 consecutive days, (iii) such Person shall commence a voluntary case under any applicable Debtor Relief Law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of such Person or any substantial part of its property or make any general assignment for the benefit of creditors or (iv) such Person shall admit in writing its inability to pay its debts generally as they become due or any action shall be taken by such Person in furtherance of any of the aforesaid purposes.
     “Capital Expenditure” means any expenditure by Borrower or any of its Subsidiaries for or related to fixed assets or purchased intangibles that is treated as a capital expenditure under GAAP, including any amount which is required to be treated as an asset subject to a Capital Lease Obligation. The amount of Capital Expenditures in respect of fixed assets purchased or constructed by Borrower or any of its Subsidiaries in any fiscal period shall be net of (a) any net sales proceeds received during such fiscal period by Borrower or such Subsidiary for fixed assets sold by Borrower or such Subsidiary and (b) any casualty insurance proceeds received during such fiscal period by Borrower or such Subsidiary for casualties to fixed assets and applied to the repair or replacement thereof.
     “Capital Lease Obligations” means all monetary obligations of a Person under any leasing or similar arrangement which, in accordance with GAAP, is classified as a capital lease.
     “Cash” means, when used in connection with any Person, all monetary and non-monetary items owned by that Person that are treated as cash in accordance with GAAP, consistently applied.
     “Cash Equivalents” means money-market instruments of the type described in Borrower’s Investment Policy, a copy of which is attached hereto as Exhibit M.
     “Cash Income Taxes” means, with respect to any fiscal period, taxes on or measured by the income of Borrower that are paid or currently payable in Cash by Borrower during that fiscal period.

     “Cash Interest Expense” means Interest Expense that is paid or currently payable in Cash.
     “Certificate” means a certificate signed by a Senior Officer or Responsible Official (as applicable) of the Person providing the certificate.
     “Change in Control” means (a) any transaction or series of related transactions in which any Unrelated Person or two or more Unrelated Persons acting in concert acquire beneficial ownership (within the meaning of Rule 13d-3(a)(l) under the Securities Exchange Act of 1934, as amended), directly or indirectly, of 35% or more of the outstanding Common Stock, (b) Borrower consolidates with or merges into another Person or conveys, transfers or leases its properties and assets substantially as an entirety to any Person or any Person consolidates with or merges into Borrower, in either event pursuant to a transaction in which the outstanding Common Stock is changed into or exchanged for cash, securities or other property, with the effect that any Unrelated Person becomes the beneficial owner, directly or indirectly, of 35% or more of Common Stock, or (c) during any period of 24 consecutive months, individuals who at the beginning of such period constituted the board of directors of Borrower (together with any new or replacement directors whose election by the board of directors, or whose nomination for election, was approved by a vote of at least a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for reelection was previously so approved) cease for any reason to constitute a majority of the directors then in office. For purposes of the foregoing, the term “Unrelated Person” means any Person other than (i) a Subsidiary of Borrower or (ii) an employee stock ownership plan or other employee benefit plan covering the employees of Borrower and its Subsidiaries.
     “Closing Date” means the time and Banking Day on which the conditions set forth in Section 8.1 are satisfied or waived. The Administrative Agent shall notify Borrower, the Lenders and the Collateral Agent of the date that is the Closing Date.
     “Code” means the Internal Revenue Code of 1986, as amended or replaced and as in effect from time to time.
     “Collateral” means all of the collateral covered by the Security Agreement and the Pledge Agreement.
     “Collateral Agent” means Union Bank, N.A. when acting in its capacity as the Collateral Agent under any of the Loan Documents, or any successor Collateral Agent.
     “Commercial Letter of Credit” means each Letter of Credit issued to support the purchase of goods by Borrower which is determined to be a commercial letter of credit by the Issuing Lender.
     “Commitment” means, subject to Sections 2.5 and 2.8, $210,000,000. The respective Pro Rata Shares of the Lenders with respect to the Commitment are set forth in Schedule 1.1.
     “Commitment Assignment and Acceptance” means a commitment assignment and acceptance substantially in the form of Exhibit A.
     “Commitment Increase Notice” has the meaning given in Section 2.8.
     “Common Stock” means the common stock of Borrower or its successor.
     “Compliance Certificate” means a certificate in the form of Exhibit B, properly completed and signed by a Senior Officer of Borrower.

     “Contractual Obligation” means, as to any Person, any material provision of any outstanding security issued by that Person or of any material agreement, instrument or undertaking to which that Person is a party or by which it or any of its Property is bound.
     “Credit Issuance” means the making of an Advance or the issuance of a Letter of Credit.
     “Debtor Relief Laws” means the Bankruptcy Code of the United States of America, as amended from time to time, and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws from time to time in effect affecting the rights of creditors generally.
     “Default” means any event that, with the giving of any applicable notice or passage of time specified in Section 9.1, or both, would be an Event of Default.
     “Default Rate” has the meaning given in Section 3.1(d).
     “Defaulting Lender” means at any time, any Lender that, within one Banking Day of when due, (i) has failed to make a Loan required pursuant to the terms of this Agreement, (ii) other than as set forth in clause (i) above, has failed to pay to the Administrative Agent, Issuing Lender or any Lender an amount owed by such Lender pursuant to the terms of this Agreement or any other Loan Document unless such amount is subject to a good faith dispute or (iii) has been deemed insolvent or has become subject to a Bankruptcy Event.
     “Designated Deposit Account” means a deposit account to be maintained by Borrower with Union Bank or one of its Affiliates, as from time to time designated by Borrower by written notification to the Administrative Agent.
     “Designated Eurodollar Market” means, with respect to any Eurodollar Rate Loan, the London Eurodollar Market.
     “Disqualified Stock” means any capital stock, warrants, options or other rights to acquire capital stock (but excluding any debt security which is convertible, or exchangeable, for capital stock), which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the Revolving Loan Maturity Date.
     “Disposition” means the sale, transfer or other disposition in any single transaction or series of related transactions of any asset, or group of related assets, of Borrower or any of its Subsidiaries (a) which asset or assets constitute a line of business or substantially all the assets of Borrower or the Subsidiary; (b) the aggregate amount of the Net Cash Sales Proceeds of such assets is more than $10,000,000, other than (i) inventory or other assets sold or otherwise disposed of in the ordinary course of business of Borrower or its Subsidiary or normal in the industry, (ii) equipment sold or otherwise disposed of where substantially similar equipment in replacement thereof has theretofore been acquired, or thereafter within 90 days is acquired, by Borrower or its Subsidiary and (iii) assets no longer useful in the business of Borrower and its Subsidiaries or (c) cash, cash equivalents or other assets contributed, transferred, sold or otherwise assigned by Borrower or any of its Subsidiaries to any of the JV Holding Companies or the ViaSat-1 Project or by any of the JV Holding Companies to the ViaSat-1 Project.

     “Distribution” means, with respect to any shares of capital stock or any warrant or option to purchase an equity security or other equity security issued by a Person, (a) the retirement, redemption, purchase or other acquisition for Cash or for Property by such Person of any such security, (b) the declaration or (without duplication) payment by such Person of any dividend in Cash or in Property on or with respect to any such security, (c) any Investment by such Person in the holder of 5% or more of any such security if a purpose of such Investment is to avoid characterization of the transaction as a Distribution and (d) any other payment in Cash or Property by such Person constituting a distribution under applicable Laws with respect to such security.
     “Dollars” or “$” means United States of America dollars.
     “Domestic Subsidiary” means a Subsidiary organized under the laws of the United States or any state or territory thereof or the District of Columbia.
     “EBIT” means EBITDA less depreciation and amortization; all calculated for the Borrower and its Subsidiaries on a consolidated basis.
     “EBITDA” means the sum of (a) Net Income plus (b) to the extent deducted in determining Net Income, (i) Interest Expense, (ii) expense for taxes paid or accrued, (iii) depreciation, (iv) amortization, (v) any extraordinary non-cash or nonrecurring non-cash charges or losses, (vi) any non-cash charges arising from compensation expense as a result of the adoption of Financial Accounting Standards Board Statement 123 (Revised 2004), “Share-Based Payment”, which requires certain stock-based compensation to be recorded as expense within the Borrower’s consolidated statement of operations, (vii) non-recurring expenses for professional services, regulatory clearances and filings, transfer fees, severance payments and other similar closing costs (to the extent such expenses are not capitalized by the Borrower) incurred in connection with the WildBlue Acquisition, provided that such non-recurring expenses shall not exceed an aggregate amount of $27,500,000; and (viii) non-recurring expenses for professional services, regulatory clearances and filings, transfer fees, severance payments and other similar closing costs (to the extent such expenses are not capitalized by the Borrower) incurred in connection with Permitted Acquisitions (other than the WildBlue Acquisition) and reasonably approved by the Administrative Agent”; minus (c)(i) to the extent included in Net Income, any extraordinary non-cash or nonrecurring non-cash gains, (ii) the amount of any subsequent cash payments in respect of any non-cash charges described in the preceding clause (b)(vi), and (iii) Interest income; all calculated for the Borrower and its Subsidiaries on a consolidated basis. For the avoidance of doubt, for purposes of calculating EBITDA with respect to any period in which the WildBlue Acquisition occurred, such Acquisition shall be deemed to have occurred on the first day of such period. Accordingly, as to any such period Net Income, Interest Expense, expense for taxes paid or accrued and each other component contained in the definition of “EBITDA” shall be deemed to include the actual results of WildBlue on a pro forma consolidated basis with the Borrower as if such Acquisition had occurred on the first day of such period.
     “EchoBlue” means EchoBlue Rural Broadband, LLC, a joint venture between WildBlue and EchoStar Broadband II L.L.C., in which WildBlue owns a fifty percent (50%) interest.
     “Eligible Assignee” means (a) another Lender, (b) with respect to any Lender, any Affiliate of that Lender, (c) any commercial bank having total assets of $1,000,000,000 or more, (d) any (i) savings bank, savings and loan association or similar financial institution or (ii) insurance company engaged in the business of writing insurance which, in either case (A) has total assets of $1,000,000,000 or more, (B) is engaged in the business of lending money and extending credit under credit facilities substantially similar to those emended under this Agreement and (C) is operationally and procedurally able to meet the obligations of a Lender hereunder to the same degree as a commercial bank and (e) any other financial institution (including a mutual fund or other fund) having total assets of $1,000,000,000 or more which meets the requirements set forth in subclauses (B) and (C) of clause (d) above; provided that each Eligible Assignee must either (aa) be organized under the Laws of the United States of America, any State thereof or the District of Columbia or be organized under the Laws of the Cayman Islands or any country which is a member of the Organization for Economic Cooperation and Development, or a political subdivision of such a country, and (i) act hereunder through a branch, agency or funding office located in the United States of America and (ii) be exempt from withholding of tax on interest and deliver the documents related thereto pursuant to Section 11.21.
     “ERISA” means the Employee Retirement Income Security Act of 1974, and any regulations or rulings issued pursuant thereto, as amended or replaced and as in effect from time to time.
     “ERISA Affiliate” means each Person (whether or not incorporated) which is required to be aggregated with Borrower pursuant to Section 414 of the Code.
     “Equity Offering” means the sale or issuance by the Borrower of its stock.
     “Eurodollar Banking Day” means any Banking Day on which dealings in Dollar deposits are conducted by and among banks in the Designated Eurodollar Market.
     “Eurodollar Lending Office” means, as to each Lender, its office or branch so designated by written notice to Borrower and the Administrative Agent as its Eurodollar Lending Office. If no Eurodollar Lending Office is designated by a Lender, its Eurodollar Lending Office shall be its office at its address for purposes of notices hereunder.
     “Eurodollar Market” means a regular established market located outside the United States of America by and among banks for the solicitation, offer and acceptance of Dollar deposits in such banks.
     “Eurodollar Obligations” means eurocurrency liabilities, as defined in Regulation D or any comparable regulation of any Governmental Agency having jurisdiction over any Lender.
     “Eurodollar Period” means, as to each Eurodollar Rate Loan, the period commencing on the date specified by Borrower pursuant to Section 2.1(c) and ending 1, 2, 3 or, if available, 6 months (or, with the written consent of all of the Lenders, any other period) thereafter, as specified by Borrower in the applicable Request for Loan; provided that:
               (a) The first day of any Eurodollar Period shall be a Eurodollar Banking Day;
               (b) Any Eurodollar Period that would otherwise end on a day that is not a Eurodollar Banking Day shall be extended to the immediately succeeding Eurodollar Banking Day unless such Eurodollar Banking Day falls in another calendar month, in which case such Eurodollar Period shall end on the immediately preceding Eurodollar Banking Day; and
               (c) No Eurodollar Period shall extend beyond the Revolving Loan Maturity Date.

     “Eurodollar Rate” means, with respect to any Alternate Base Rate Loan or any Eurodollar Rate Loan, the average of the interest rates per annum (rounded upward, if necessary, to the next 1/100 of 1%) at which deposits in Dollars are offered to the Administrative Agent in the Designated Eurodollar Market at or about 11:00 a.m. local time in the Designated Eurodollar Market, two (2) Eurodollar Banking Days before the first day of the applicable Eurodollar Period in an aggregate amount approximately equal to the amount of the Advance to be made by the Administrative Agent with respect to such Alternate Base Rate Loan or Eurodollar Rate Loan and for a period of time comparable to the number of days in the applicable Eurodollar Period; provided that for any Alternate Base Rate Loan the applicable Eurodollar Period shall be deemed to be 1 month.
     “Eurodollar Rate Advance” means an Advance made hereunder and specified to be a Eurodollar Rate Advance in accordance with Article 2.
     “Eurodollar Rate Loan” means a Loan made hereunder and specified to be a Eurodollar Rate Loan in accordance with Article 2.
     “Event of Default” shall have the meaning provided in Section 9.1.
     “Existing Letters of Credit” means the letters of credit, if any, outstanding on the Closing Date and listed on Schedule 2.4.
     “Existing Loan Agreement” shall have the meaning provided in the recitals to this Agreement.
     “Federal Funds Rate” means, as of any date of determination, the rate set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Board (including any such successor, “H.15(519)”) for such date opposite the caption “Federal Funds (Effective).” If for any relevant date such rate is not yet published in H.15(519), the rate for such date will be the rate set forth in the daily statistical release designated as the Composite 3:30 p.m. Quotations for U.S. Government Securities, or any successor publication, published by the Federal Reserve Lender of New York (including any such successor, the “Composite 3:30 p.m. Quotation”) for such date under the caption “Federal Funds Effective Rate.” If on any relevant date the appropriate rate for such date is not yet published in either H.15(519) or the Composite 3:30 p.m. Quotations, the rate for such date will be the arithmetic mean of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (New York City time) on that date by each of three leading brokers of Federal funds transactions in New York City selected by the Administrative Agent. For purposes of this Agreement, any change in the Alternate Base Rate due to a change in the Federal Funds Rate shall be effective as of the opening of business on the effective date of such change.
     “Fiscal Quarter” means the fiscal quarter of Borrower consistent with the Borrower’s SEC filings.
     “Fiscal Year” means the fiscal year of Borrower ending on the last day of the first Fiscal Quarter of each calendar year.
     “Foreign Subsidiary” means a Subsidiary of Borrower that is organized under the Laws of a country (or political subdivision thereof) other than the United States of America.

     “Fourth Amendment Effective Date” means the date upon which the conditions to effectiveness of that certain Fourth Amendment to Fourth Amended and Restated Revolving Loan Agreement dated as of March 15, 2010 are satisfied.
     “Funded Debt” means, as to any Person, the types of Indebtedness listed in clauses (a) (excluding Guarantee Obligations), (c), (d) and (e) (excluding (i) contingent obligations and (ii) letters of credit referenced in clause (e) of the definition of “Indebtedness” to the extent such letters of credit are standby letters of credit and have not been drawn upon) of the definition of “Indebtedness.”
     “GAAP” means, as of any date of determination, accounting principles (a) set forth as generally accepted in then currently effective Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants, (b) set forth as generally accepted in then currently effective Statements of the Financial Accounting Standards Board or (c) that are then approved by such other entity as may be approved by a significant segment of the accounting profession in the United States of America. The term “consistently applied,” as used in connection therewith, means that the accounting principles applied are consistent in all material respects with those applied at prior dates or for prior periods.
     “Government Securities” means readily marketable (a) direct full faith and credit obligations of the United States of America or obligations guaranteed by the full faith and credit of the United States of America and (b) obligations of an agency or instrumentality of, or corporation owned, controlled or sponsored by, the United States of America that are generally considered in the securities industry to be implicit obligations of the United States of America.
     “Governmental Agency” means (a) any international, foreign, federal, state, county or municipal government, or political subdivision thereof, (b) any governmental or quasi-governmental agency, authority, board, bureau, commission, department, instrumentality or public body or (c) any court or administrative tribunal of competent jurisdiction.
     “Guaranty Obligation” means, as to any Person, any (a) guarantee by that Person of Indebtedness of, or other obligation performable by, any other Person or (b) assurance given by that Person to an obligee of any other Person with respect to the performance of an obligation by, or the financial condition of, such other Person, whether direct, indirect or contingent, including any purchase or repurchase agreement covering such obligation or any collateral security therefor, any agreement to provide funds (by means of loans, capital contributions or otherwise) to such other Person, any agreement to support the solvency or level of any balance sheet item of such other Person or any “keep-well” or other arrangement of whatever nature given for the purpose of assuring or holding harmless such obligee against loss with respect to any obligation of such other Person; provided, however, that the term Guaranty Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guaranty Obligation in respect of Indebtedness shall be deemed to be an amount equal to the stated or determinable amount of the related Indebtedness (unless the Guaranty Obligation is limited by its terms to a lesser amount, in which case to the extent of such amount) or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the Person in good faith. The amount of any other Guaranty Obligation shall be deemed to be zero unless and until the amount thereof has been (or in accordance with Financial Accounting Standards Board Statement No. 5 should be) quantified and reflected or disclosed in the consolidated financial statements (or notes thereto) of Borrower.

     “Hazardous Materials” means substances defined as “hazardous substances” pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. § 9601 et seq., or as “hazardous”, “toxic” or “pollutant” substances or as “solid waste” pursuant to the Hazardous Materials Transportation Act, 49 U.S.C. § 1801, et seq., the Resource Conservation and Recovery Act, 42 U.S.C. § 6901, et seq., or as “friable asbestos” pursuant to the Toxic Substances Control Act, 15 U.S.C. § 2601 et seq. or any other applicable Hazardous Materials Law, in each case as such Laws are amended from time to time.
     “Hazardous Materials Laws” means all Laws governing the treatment, transportation or disposal of Hazardous Materials applicable to any of the Real Property.
     “Indebtedness” means, as to any Person (without duplication), (a) indebtedness of such Person for borrowed money or for the deferred purchase price of Property (excluding trade and other accounts payable in the ordinary course of business in accordance with ordinary trade terms), including any Guaranty Obligation for any such indebtedness, (b) indebtedness of such Person of the nature described in clause (a) that is non-recourse to the credit of such Person but is secured by assets of such Person, to the extent of the fair market value of such assets as determined in good faith by such Person, (c) Capital Lease Obligations of such Person, (d) indebtedness of such Person arising under bankers’ acceptance facilities, (e) any direct or contingent obligations of such Person under letters of credit issued for the account of such Person and (f) any net obligations of such Person under Interest Rate Protection Agreements.
     “Intangible Assets” means assets that are considered intangible assets under GAAP, including customer lists, goodwill, covenants not to compete, copyrights, trade names, trademarks, licenses and patents.
     “Interest Coverage Ratio” means, as of the last day of any Fiscal Quarter, the ratio of (a) EBIT for the fiscal period consisting of the four (4) Fiscal Quarters ended on such date to (b) Cash Interest Expense of Borrower and its Subsidiaries for such fiscal period; provided that, for the avoidance of doubt, Interest Expense as used herein will not include interest incurred by WildBlue prior to consummation of the WildBlue Acquisition.
     “Interest Expense” means, with respect to any Person and as of the last day of any fiscal period, the sum of (a) all interest, fees, charges and related expenses (in each case as such expenses are calculated according to GAAP) paid or payable (without duplication) for that fiscal period by that Person to a lender in connection with borrowed money (including any obligations for fees, charges and related expenses payable to the issuer of any letter of credit) or the deferred purchase price of assets that are considered “interest expense” under GAAP plus (b) the portion of rent paid or payable (without duplication) for that fiscal period by that Person under Capital Lease Obligations that should be treated as interest in accordance with Financial Accounting Standards Board Statement No. 13.
     “Interest Rate Protection Agreement” means a written agreement between Borrower and one or more financial institutions providing for “swap”, “cap”, “collar” or other interest rate protection with respect to any Indebtedness.
     “Investment” means, when used in connection with any Person, any investment by or of that Person, whether by means of purchase or other acquisition of stock or other securities of any other Person or by means of a loan, advance creating a debt, capital contribution, guaranty or other debt or equity participation or interest in any other Person, including any partnership and joint venture interests of such Person. The amount of any Investment shall be the amount actually invested (minus any return of capital with respect to such Investment which has actually been received in Cash or has been converted into Cash), without adjustment for subsequent increases or decreases in the value of such Investment.
     “Issuing Lender” means Union Bank or any other Lender capable of issuing Commercial Letters of Credit or Standby Letters of Credit.
     “Joint Venture” means any direct or indirect Investment by Borrower in any Person that is not a Wholly-Owned Subsidiary of Borrower, which Person is engaged in the same or a similar line of business as Borrower.
     “JV Holding Companies” means each of VSV I Holdings, LLC and VSV II Holdings, LLC, each a Delaware limited liability company and wholly owned subsidiary of ViaSat Satellite Ventures, LLC, a Delaware limited liability company and wholly owned subsidiary of Borrower.
     “Laws” means, collectively, all international, foreign, federal, state and local statutes, treaties, rules, regulations, ordinances, codes and administrative or judicial precedents.
     “Lender” means each lender whose name is set forth in the signature pages of this Agreement and each lender which may hereafter become a party to this Agreement pursuant to Section 11.8.
     “Letters of Credit” means (a) the Existing Letters of Credit and (b) any of the Commercial Letters of Credit or Standby Letters of Credit issued by the Issuing Lender under the Commitment pursuant to Section 2.4, either as originally issued or as the same may be supplemented, modified, amended, renewed, extended or supplanted.
     “Leverage Ratio” means, as of any date of determination, the ratio of (a) all Indebtedness of Borrower and its Subsidiaries on that date minus the aggregate amount of all Cash and Cash Equivalents in excess of $30,000,000 held by the Borrower and each Subsidiary in which the Collateral Agent has a perfected security interest by control, to (b) EBITDA for the fiscal period consisting of the four (4) Fiscal Quarters ended on that date.
     “Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment for security, security interest, encumbrance, lien or charge of any kind, whether voluntarily incurred or arising by operation of Law or otherwise, affecting any Property, including any conditional sale or other title retention agreement, any lease in the nature of a security interest, and/or the filing of any financing statement (other than a precautionary financing statement with respect to a lease that is not in the nature of a security interest) under the Uniform Commercial Code or comparable Law of any jurisdiction with respect to any Property.
     “Loan” means, as the context may require, the amount of a particular Advance made or to be made, or the aggregate of the Advances made at any one time by the Lenders pursuant to Section 2.1.
     “Loan Documents” means, collectively, this Agreement, the Notes, the Pledge Agreement, the Subsidiary Guaranty, the Security Agreement, the Subsidiary Security Agreement, the Subsidiary Pledge Agreement, and any other agreements of any type or nature hereafter executed and delivered by Borrower or any of the Subsidiary Guarantors to the Administrative Agent, the Collateral Agent or to any Lender in any way relating to or in furtherance of this Agreement, in each case either as originally executed or as the same may from time to time be supplemented, modified, amended, restated, extended or supplanted.
     “Margin Stock” means “margin stock” as such term is defined in Regulation U.
     “Material Adverse Effect” means any set of circumstances or events which (a) has had or could reasonably be expected to have any material adverse effect whatsoever upon the validity or enforceability of any Loan Document, (b) has been or could reasonably be expected to be material and adverse to the business or condition (financial or otherwise) of Borrower and its Subsidiaries, taken as a whole or (c) has had a material adverse effect or could reasonably be expected to have a material adverse effect on the ability of Borrower to perform the Obligations.
     “Maximum ViaSat-1 Joint Venture Investments” means Investments of Cash in, or the transfer of other assets to, the ViaSat-1 Joint Venture from the inception of such Investments or transfers through the term of this Agreement, before any giving effect to any reimbursements with respect to the ViaSat-1 Joint Venture, including but not limited to reimbursements from Space Systems/Loral, Inc., not to exceed $500,000,000.
     “Monthly Payment Date” means the first day of each calendar month.
     “Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA to which Borrower or any of its ERISA Affiliates contributes or is obligated to contribute.
     “Net Cash Sales Proceeds” means, with respect to any Disposition, the sum of (a) the Cash proceeds received by or for the account of Borrower and its Subsidiaries from such Disposition plus (b) the amount of Cash received by or for the account of Borrower and its Subsidiaries upon the sale, collection or other liquidation of any proceeds that are not Cash from such Disposition, in each case net of (i) any amount required to be paid to any Person owning an interest in the assets disposed of, (ii) any amount applied to the repayment of Indebtedness secured by a Lien permitted under Section 6.9 on the asset disposed of, (iii) any transfer, income or other taxes payable as a result of such Disposition, (iv) professional fees and expenses, fees due to any Governmental Agency, broker’s commissions and other out-of-pocket costs of sale actually paid to any Person that is not an Affiliate of Borrower attributable to such Disposition and (v) any reserves established in accordance with GAAP in connection with such Disposition.
     “Net Income” means, with respect to any fiscal period, the consolidated net income of Borrower and its Subsidiaries for that period, determined in accordance with GAAP, consistently applied.
     “New Lender Addendum” means an agreement, substantially in the form of Exhibit Q attached hereto, to be executed by each new Lender that joins the Credit Agreement pursuant to Section 2.8.
     “Non-Consenting Lender” has the meaning given in Section 11.27.
     “Note” means any of the Revolving Notes or the Swing Line Notes, and “Notes” means all of the Revolving Notes and all of the Swing Line Notes.
     “Obligations” means all present and future obligations of every kind or nature of Borrower or any of the Subsidiary Guarantors at any time and from time to time owed to the Administrative Agent, the Collateral Agent or the Lenders or any one or more of them, under any one or more of the Loan Documents, whether due or to become due, matured or unmatured, liquidated or unliquidated, or contingent or noncontingent, including obligations of performance as well as obligations of payment, and including interest that accrues after the commencement of any proceeding under any Debtor Relief Law by or against Borrower or any of the Subsidiary Guarantors. “Obligations” includes, without limitation, all debts, liabilities and obligations now or hereafter owing from Borrower and any Subsidiary Guarantor to any Lender or any Affiliate of a Lender arising from or related to Bank Products.
     “Opinion of Counsel” means the favorable written legal opinion of counsel to Borrower, substantially in the form of Exhibit C, together with copies of factual certificates and legal opinions, if any, delivered to such counsel in connection with such opinion upon which such counsel has relied.
     “Outside Date” means September 22, 2010, provided that this date may be extended by Borrower upon the prior written consent of the Requisite Lenders, not to be unreasonably withheld.
     “Party” means any Person other than the Administrative Agent, the Collateral Agent, the Arrangers and the Lenders, which now or hereafter is a party to any of the Loan Documents.
     “PBGC” means the Pension Benefit Guaranty Corporation or any successor thereof established under ERISA.
     “Pension Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, which is subject to Title IV of ERISA and is maintained by Borrower or to which Borrower contributes or has an obligation to contribute.
     “Permitted Acquisition” means any Acquisition by Borrower or any Subsidiary of Borrower (as applicable, the “acquiror”) of another Person engaged in the same or a similar line of business as that of the acquiror (the “target”), provided that: (i) no Default or Event of Default shall exist at the time of such Acquisition or occur after giving effect to such Acquisition; (ii) such Acquisition shall have been approved by the board of directors of the target; (iii) if the total consideration (whether such consideration is in the form of capital stock, cash or otherwise) for such Acquisition exceeds $20,000,000, the pro-forma balance sheets and combining projections (including pro-forma financial covenant ratios) provided by Borrower to the Administrative Agent shall have demonstrated that, after giving effect to such Acquisition, (a) Borrower would have been in compliance with the financial covenants set forth in Sections 6.13, 6.14 and 6.15 of this Agreement throughout the period of the four (4) Fiscal Quarters most recently ended prior to the date of such Acquisition (or such shorter period in which the target has been in existence) and (b) Borrower would remain in compliance with such financial covenants for the period of four (4) Fiscal Quarters immediately following the date of such Acquisition; (iv) if the total consideration (whether such consideration is in the form of capital stock, cash or otherwise) for such Acquisition exceeds $20,000,000, Borrower shall have borrowing availability under the Commitment or cash on hand of at least $20,000,000 after giving effect to such Acquisition; (v) the terms and conditions of any and all seller purchase-money financing provided to the acquiror in connection with such Acquisition (other than the ViaSat-1 Joint Venture) shall be acceptable to the Administrative Agent and the Requisite Lenders in their reasonable discretion; (vi) Borrower shall use commercially reasonable efforts to provide the Administrative Agent with at least one (1) week prior written notice of such Acquisition, together with at least one (1) year (or such shorter period in which the target has been in existence) of historical financial information relating to the target and such other documentation pertaining to the Acquisition, including pro forma quarterly projections, as the Administrative Agent may reasonably request; and (vii) after giving effect to such Acquisition, the Borrower shall not have made Acquisitions, the total consideration for which (whether such consideration is in the form of capital stock, cash or otherwise) exceeds: (a) $35,000,000 in the aggregate for any single acquisition by the Borrower and (b) $100,000,000 (the “Acquisition Cap”) in the aggregate from and after the Closing Date; provided that the Acquisition Cap shall be exclusive of (i) consideration paid in connection with the WildBlue Acquisition and (ii) up to $25,000,000 in consideration paid using the proceeds of an Equity Offering consummated within 90 days prior to consummation of such Permitted Acquisition.
     “Permitted Additional Senior Indebtedness” means, collectively, (i) senior unsecured or senior secured Indebtedness of the Borrower issued under an indenture under the Trust Indenture Act of 1939; provided that, in the event such Indebtedness is secured, (a) the maturity date under the indenture for such Indebtedness shall in no event occur before the Maturity Date hereunder, (b) the indenture for such Indebtedness shall not contain any covenants that require Borrower to maintain certain specified levels of earnings, leverage or similar financial tests (provided that the foregoing shall not preclude such indenture from containing any such tests as a condition to entering into and/or consummating certain transactions, such as the incurrence of other indebtedness, making of investments or payments of dividends and other restricted payments; provided the same are on market terms and conditions (as determined in the reasonable discretion of the Requisite Lenders)), (c) such Indebtedness shall not be secured by more or different Collateral than that securing the Obligations, nor guaranteed by more or different obligors than those guaranteeing the Obligations, and any documents evidencing such security and/or such guaranties shall be substantially the same as, and no more burdensome to the obligors than, the Security Agreements covering the same Collateral and/or the Guaranties covering the Guaranty Obligations and (d) the terms and conditions of such Indebtedness pursuant to any indenture or other agreement executed in connection therewith shall not impose restrictions that prevent any obligor under the Loan Documents from complying with the Loan Documents to which such obligor is a Party; (ii) Indebtedness of the Subsidiary Guarantors under any Guaranty Obligations in respect thereof; and (iii) any Permitted Refinancing Indebtedness in respect thereof; provided that (x) the principal amount thereof does not exceed $300,000,000 in the aggregate at any time; and (y) the same shall (to the extent secured) be subject to the terms and conditions of an intercreditor agreement that is in form and substance reasonably acceptable to the Requisite Lenders. For the avoidance of doubt, the 2009 Senior Notes constitute Permitted Additional Senior Indebtedness.
     “Permitted Business” means: a) the study, research, development, testing, and support of “off-the-shelf,” semi-custom and custom communication and satellite systems, products and components (including without limitation terrestrial, airborne and space systems); b) the design, manufacture, production, sale and distribution of satellite and other wireless or wired communications and networking systems to government and commercial customers (including without limitation terrestrial, airborne and space systems); c) the management of network satellite and other communication and information services; d) the business of Borrower as historically and currently conducted, and as otherwise disclosed in its future SEC filings and (e) any and all business and other activities related to, in furtherance of, or ancillary to the foregoing.
     “Permitted Encumbrances” means, with respect to Borrower and its Subsidiaries:
               (a) inchoate Liens incident to construction on or maintenance of Property; or Liens incident to construction on or maintenance of Property now or hereafter filed of record for which adequate reserves have been set aside (or deposits made pursuant to applicable Law) and which are being contested in good faith by appropriate proceedings and have not proceeded to judgment, provided that, by reason of nonpayment of the obligations secured by such Liens, no such Property is subject to a material impending risk of loss or forfeiture;
               (b) Liens for taxes and assessments on Property which are not yet past due; or Liens for taxes and assessments on Property for which adequate reserves have been set aside and are being contested in good faith by appropriate proceedings and have not proceeded to judgment, provided that, by reason of nonpayment of the obligations secured by such Liens, no such Property is subject to a material impending risk of loss or forfeiture;
               (c) defects and irregularities in title to any Property which in the aggregate do not materially impair the fair market value or use of the Property for the purposes for which it is or may reasonably be expected to be held;
               (d) easements, exceptions, reservations, or other agreements for the purpose of pipelines, conduits, cables, wire communication lines, power lines and substations, streets, trails, walkways, drainage, irrigation, water, and sewerage purposes, dikes, canals, ditches, the removal of oil, gas, coal, or other minerals, and other like purposes affecting Property which in the aggregate do not materially burden or impair the fair market value or use of such Property for the purposes for which it is or may reasonably be expected to be held;
               (e) easements, exceptions, reservations, or other agreements for the purpose of facilitating the joint or common use of Property in or adjacent to a shopping center or similar project affecting Property which in the aggregate do not materially burden or impair the fair market value or use of such Property for the purposes for which it is or may reasonably be expected to be held;
               (f) rights reserved to or vested in any Governmental Agency to control or regulate, or obligations or duties to any Governmental Agency with respect to, the use of any Property;
               (g) rights reserved to or vested in any Governmental Agency to control or regulate, or obligations or duties to any Governmental Agency with respect to, any right, power, franchise, grant, license, or permit;
               (h) present or future zoning laws and ordinances or other laws and ordinances restricting the occupancy, use, or enjoyment of Property;

               (i) statutory Liens, other than those described in clauses (a) or (b) above, arising in the ordinary course of business with respect to obligations which are not delinquent or are being contested in good faith, provided that, if delinquent, adequate reserves have been set aside with respect thereto and, by reason of nonpayment, no Property is subject to a material impending risk of loss or forfeiture;
               (j) covenants, conditions, and restrictions affecting the use of Property which in the aggregate do not materially impair the fair market value or use of the Property for the purposes for which it is or may reasonably be expected to be held;
               (k) rights of tenants under leases and rental agreements covering Property entered into in the ordinary course of business of the Person owning such Property;
               (l) Liens consisting of pledges or deposits to secure obligations under workers’ compensation laws or similar legislation, including Liens of judgments thereunder which are not currently dischargeable;
               (m) Liens consisting of pledges or deposits of Property to secure performance in connection with operating leases made in the ordinary course of business;
               (n) Liens consisting of deposits of Property to secure bids made with respect to, or performance of, contracts (other than contracts creating or evidencing an extension of credit to the depositor);
               (o) Liens consisting of any right of offset, or statutory bankers’ lien, on bank deposit accounts maintained in the ordinary course of business so long as such bank deposit accounts are not established or maintained for the purpose of providing such right of offset or bankers’ lien;
               (p) Liens consisting of deposits of Property to secure statutory obligations of Borrower and its Subsidiaries;
               (q) Liens consisting of deposits of Property to secure (or in lieu of) surety, appeal or customs bonds;
               (r) Liens created by or resulting from any litigation or legal proceeding in the ordinary course of business which is currently being contested in good faith by appropriate proceedings, provided that, adequate reserves have been set aside and no material Property is subject to a material impending risk of loss or forfeiture;
               (s) other non-consensual Liens incurred in the ordinary course of business but not in connection with the incurrence of any Indebtedness, which do not in the aggregate, when taken together with all other Liens, materially impair the fair market value or use of the Property for the purposes for which it is or may reasonably be expected to be held; and
               (t) Liens securing Permitted Additional Senior Indebtedness (to the extent secured); provided that such Liens are junior in priority to the Liens securing the

Obligations, pursuant to the terms and conditions of an intercreditor agreement, that is in form and substance reasonably acceptable to the Requisite Lenders .
     “Permitted Refinancing Indebtedness” shall mean Indebtedness issued or incurred to refinance, refund, extend, renew or replace all or a portion of Permitted Additional Senior Indebtedness (“Refinanced Indebtedness”); provided that (i) the principal amount of such refinancing, refunding, extending, renewing or replacing Indebtedness is not greater than the principal amount of such Refinanced Indebtedness, (ii) such refinancing, refunding, extending, renewing or replacing Indebtedness has a final maturity that is no earlier than such Refinanced Indebtedness, (iii) if such Refinanced Indebtedness or any Guaranty Obligations thereof are subordinated to the Obligations, such refinancing, refunding, extending, renewing or replacing Indebtedness and any Guaranty Obligations thereof remain so subordinated on terms, when taken as a whole, no less favorable to the Lenders, and (iv) to the extent such Indebtedness will be secured by the Collateral, the relevant holders of such refinancing, refunding, extending, renewing or replacing Indebtedness become party to an intercreditor agreement, that is in form and substance reasonably acceptable to the Requisite Lenders.
     “Permitted Right of Others” means a Right of Others consisting of (a) an interest (other than a legal or equitable co-ownership interest, an option or right to acquire a legal or equitable co-ownership interest and any interest of a ground lessor under a ground lease), that does not materially impair the fair market value or use of Property for the purposes for which it is or may reasonably be expected to be held, (b) an option or right to acquire a Lien that would be a Permitted Encumbrance, (c) the subordination of a lease or sublease in favor of a financing entity and (d) a license, or similar right, of or to Intangible Assets granted in the ordinary course of business.
     “Permitted Senior Indebtedness” means Permitted Additional Senior Indebtedness.
     “Person” means any individual or entity, including a trustee, corporation, limited liability company, general partnership, limited partnership, joint stock company, trust, estate, unincorporated organization, business association, firm, joint venture, Governmental Agency, or other entity.
     “Pledge Agreement” means the pledge agreement to be executed and delivered pursuant to Section 5.12 by Borrower, in the form of Exhibit D, either as originally executed or as it may from time to time be supplemented, modified, amended, extended or supplanted.
     “Pricing Certificate” means a certificate in the form of Exhibit E, properly completed and signed by a Senior Officer or his or her designated representative of Borrower.
     “Pricing Period” means (a) the period commencing on the Closing Date and ending on September 1, 2009, and (b) thereafter, the period commencing on each September 2, December 2, March 2, and June 2, and ending on the next following December 1, March 1, June 1, or September 1, respectively.
     “Prime Rate” means the rate of interest publicly announced from time to time by the Administrative Agent in San Francisco, California (or other headquarters city of the Administrative Agent), as its “reference rate.” The “reference rate” is one of several base rates used by the Administrative Agent and serves as the basis upon which effective rates of interest are calculated for loans and other credits making reference thereto. The “reference rate” is not necessarily the lowest base interest rate used by the Administrative Agent. The “reference rate” is evidenced by the recording thereof after its announcement in such internal publication or publications as the Administrative Agent may designate. Any change in the Prime Rate announced by the Administrative Agent shall take effect at the opening of business on the day specified in the public announcement of such change.
     “Projections” means the projected financial information to be prepared by Borrower and furnished to the Lenders hereunder.
     “Property” means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.
     “Pro Rata Share” means, with respect to each Lender, the percentage of the Commitment set forth opposite the name of that Lender on Schedule 1.1, as such percentage may be increased or decreased pursuant to Section 2.8 and/or a Commitment Assignment and Acceptance executed in accordance with Section 11.8.
     “Quarterly Payment Date” means each April 1, July 1, October 1 and January 1, commencing with July 1, 2009.
     “Real Property” means, as of any date of determination, all real property then or theretofore owned, leased or occupied by any of Borrower or its Subsidiaries.
     “Regulation D” means Regulation D, as at any time amended, of the Board of Governors of the Federal Reserve System, or any other regulation in substance substituted therefor.
     “Regulation U” means Regulation U, as at any time amended, of the Board of Governors of the Federal Reserve System, or any other regulation in substance substituted therefor.
     “Request for Letter of Credit” means a written request for a Letter of Credit substantially in the form of Exhibit F, signed by a Responsible Official of Borrower and properly completed to provide all information required to be included therein.
     “Request for Loan” means a written request for a Loan substantially in the form of Exhibit G, signed by a Responsible Official of Borrower, on behalf of Borrower, and properly completed to provide all information required to be included therein.
     “Requirement of Law” means, as to any Person, the articles or certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any Law, or judgment, award, decree, writ or determination of a Governmental Agency, in each case applicable to or binding upon such Person or any of its Property or to which such Person or any of its Property is subject.
     “Requisite Lenders” means (a) as of any date of determination if the Commitments are then in effect, Lenders having in the aggregate 50.01% or more of the Commitments then in effect, and (b) as of any date of determination if the Commitments have then been suspended or terminated and there is then any Indebtedness evidenced by the Notes, Lenders holding Notes evidencing in the aggregate 50.01% or more of the aggregate Indebtedness then evidenced by the Notes, and, in any event, not less than three (3) Lenders or, if there are less than three (3) Lenders, all Lenders.

     “Responsible Official” means (a) any Senior Officer of Borrower and (b) any other responsible official of Borrower so designated in a written notice thereof from a Senior Officer to the Administrative Agent. The Lenders shall be entitled to conclusively rely upon any document or certificate that is signed or executed by a Responsible Official of Borrower or any of its Subsidiaries as having been authorized by all necessary corporate, partnership and/or other action on the part of Borrower or such Subsidiary.
     “Revolving Loan” means a Loan (other than a Swing Line Advance) made under the Commitment.
     “Revolving Loan Maturity Date” means July 1, 2012.
     “Revolving Note” means any of the promissory notes made by Borrower to a Lender evidencing Advances (other than the Swing Line Advances) under that Lender’s Pro Rata Share of the Commitment, substantially in the form of Exhibit H-1, either as originally executed or as the same may from time to time be supplemented, modified, amended, renewed, extended or supplanted.
     “Right of Others” means, as to any Property in which a Person has an interest, any legal or equitable right, title or other interest (other than a Lien) held by any other Person in that Property, and any option or right held by any other Person to acquire any such right, title or other interest in that Property, including any option or right to acquire a Lien; provided, however, that (a) no covenant restricting the use or disposition of Property of such Person contained in any Contractual Obligation of such Person and (b) no provision contained in a contract creating a right of payment or performance in favor of a Person that conditions, limits, restricts, diminishes, transfers or terminates such right shall be deemed to constitute a Right of Others.
     “Satellite System” means (i) the ViaSat-1 satellite to be manufactured by Space Systems/Loral, Inc. and (ii) next-generation SurfBeam and other ground infrastructure (including user terminals and hub equipment).
     “Security Agreement” means the security agreement to be executed and delivered pursuant to Article 8 by Borrower and the Subsidiary Guarantors, in the form of Exhibit I, either as originally executed or as it may from time to time be supplemented, modified, amended, extended or supplanted.-
     “Senior Officer” means (a) the chief executive officer, (b) the president, (c) any executive vice president, (d) the chief financial officer or (e) the treasurer, in each case of Borrower.
     “Senior Secured Leverage Ratio” means, as of any date of determination, the ratio of (a) all secured Indebtedness of Borrower and its Subsidiaries on that date to (b) EBITDA for the fiscal period consisting of the four (4) Fiscal Quarters ended on that date.
     “Significant Domestic Subsidiary” means a Significant Subsidiary that is not a Foreign Subsidiary; provided that, for purposes of this Agreement, Trellisware and the ViaSat-1 Joint Venture shall not be deemed to be Significant Domestic Subsidiaries.
     “Significant Foreign Subsidiary” means a Foreign Subsidiary that is a Significant Subsidiary.
     “Significant Subsidiary” means a Subsidiary that either (i) had net income for the Fiscal Year then most recently ended in excess of 5% of Net Income for such Fiscal Year or (ii) had net assets in excess of 5% of the total net assets of Borrower and its Subsidiaries on a consolidated basis as at the end of the Fiscal Year then most recently ended.
     “Solvent” means, as of any date of determination, and as to any Person, that on such date: (a) the fair valuation of the assets of such Person is greater than the fair valuation of such Person’s probable liability in respect of existing debts; (b) such Person does not intend to, and does not believe that it will, incur debts beyond such Person’s ability to pay as such debts mature; (c) such Person is not engaged in a business or transaction, and is not about to engage in a business or transaction, which would leave such Person with assets remaining which would constitute unreasonably small capital after giving effect to the nature of the particular business or transaction; and (d) such Person is generally paying its debts as they become due. For the purpose of the foregoing (1) the “fair valuation” of any assets means the amount realizable within a reasonable time, either through collection or sale, of such assets at their regular market value, which is the amount obtainable by a capable and diligent businessman from an interested buyer willing to purchase such assets within a reasonable time under ordinary circumstances; and (2) the term “debts” includes any legal liability whether matured or unmatured, liquidated or unliquidated, absolute, fixed, or contingent.
     “Special Eurodollar Circumstance” means the application or adoption after the Closing Date of any Law or interpretation, or any change therein or thereof, or any change in the interpretation or administration thereof by any Governmental Agency, central bank or comparable authority charged with the interpretation or administration thereof, or compliance by any Lender or its Eurodollar Lending Office with any request or directive (whether or not having the force of Law) of any such Governmental Agency, central bank or comparable authority.
     “Standby Letter of Credit” means each Letter of Credit issued by the Issuing Lender under the Commitment pursuant to Section 2.4 to support the payment or performance of an obligation by Borrower.
     “Stockholders’ Equity” means, as of any date of determination and with respect to any Person, the consolidated stockholders’ equity of the Person as of that date determined in accordance with GAAP; provided that there shall be excluded from Stockholders’ Equity any amount attributable to Disqualified Stock.
     “Subordinated Obligations” means any Indebtedness of Borrower that (a) does not have any scheduled principal payment, mandatory principal prepayment or sinking fund payment due prior to the date that is one year after the Revolving Loan Maturity Date, (b) is not secured by any Lien on any Property of Borrower or any of its Subsidiaries, (c) is not guarantied by any Subsidiary of Borrower unless, if such Subsidiary is a party to the Subsidiary Guaranty, such guaranty of such Indebtedness is subordinated to the Subsidiary Guaranty in a manner satisfactory to the Administrative Agent, (d) is subordinated by its terms in right of payment to the Obligations pursuant to provisions acceptable to the Requisite Lenders, (e) is subject to such financial and other covenants and events of defaults as may be acceptable to the Requisite Lenders and (f) is subject to customary interest blockage and delayed acceleration provisions as may be acceptable to the Requisite Lenders.
     “Subsidiary” means, as of any date of determination and with respect to any Person, any corporation, limited liability company or partnership (whether or not, in any case, characterized as such or as a “joint venture”), whether now existing or hereafter organized or acquired: (a) in the case of a corporation or limited liability company, of which a majority of the securities having ordinary voting power for the election of directors or other governing body (other than securities having such power only by reason of the happening of a contingency) are at the time beneficially owned by such Person and/or one or more Subsidiaries of such Person, or (b) in the case of a partnership, of which a majority of the partnership or other ownership interests are at the time beneficially owned by such Person and/or one or more of its Subsidiaries. Notwithstanding the foregoing, except for purposes of Sections 6.11, 6.13, 6.14, 6.15, 7.1(a) through (d), Section 7.3, Sections 9.1(g), (i) and (j), the definitions of Indebtedness, Interest Expense, EBIT and EBITDA, Trellisware and the ViaSat-1 Joint Venture shall not be deemed to be “Subsidiaries,” and the representations and warranties set forth in Article 4, the covenants set forth in Article 5 and Article 6, and the Events of Default set forth in Section 9.1 shall not apply to Trellisware or the ViaSat-1 Joint Venture.
     “Subsidiary Guarantors” means all Significant Domestic Subsidiaries; provided that, notwithstanding the foregoing, each of ViaSat Satellite Ventures, LLC, ViaSat Credit and each of the ViaSat-1 Holding Companies shall be deemed to be “Subsidiary Guarantors;” and (ii) all Subsidiaries which own or beneficially hold, directly or indirectly, any interest in the ViaSat-1 Joint Venture.
     “Subsidiary Guaranty” means the continuing guaranty of the Obligations to be executed and delivered pursuant to Article 8 by the Subsidiary Guarantors, in the form of Exhibit J, either as originally executed or as it may from time to time be supplemented, modified, amended, extended or supplanted.
     “Subsidiary Pledge Agreement” means the pledge agreement to be executed and delivered pursuant to Article 8 by the Subsidiary Guarantors, in the form of Exhibit L, either as originally executed or as it may from time to time be supplemented, modified, amended, extended or supplanted.
     “Subsidiary Security Agreement” means the security agreement to be executed and delivered pursuant to Article 8 by the Subsidiary Guarantors, in the form of Exhibit K, either as originally executed or as it may from time to time be supplemented, modified, amended, extended or supplanted.
     “Swing Line” means the revolving credit loans to be advanced to Borrower by the Swing Line Lender pursuant to Section 2.9 hereof, in an aggregate amount (subject to the terms hereof), not to exceed, at any one time outstanding, the Swing Line Maximum Amount.
     “Swing Line Advance” means a borrowing requested by Borrower and made by Swing Line Lender pursuant to Section 2.9 hereof.
     “Swing Line Lender” means Union Bank, N.A., in its capacity as lender of the Swing Line under Section 2.9 of this Agreement, or its successor as subsequently designated hereunder.
     “Swing Line Maximum Amount” means Ten Million Dollars ($10,000,000).
     “Swing Line Note” means any of the promissory notes made by Borrower to Swing Line Lender evidencing Swing Line Advances substantially in the form of Exhibit H-2, either as originally executed or as the same may from time to time be supplemented, modified, amended, renewed, extended or supplanted.

     “to the best knowledge of” means, when modifying a representation, warranty or other statement of any Person, that the feet or situation described therein is known by the Person (or, in the case of a Person other than a natural Person, known by a Responsible Official of that Person) making the representation, warranty or other statement, or with the exercise of reasonable due diligence under the circumstances (in accordance with the standard of what a reasonable Person in similar circumstances would have done) would have been known by the Person (or, in the case of a Person other than a natural Person, would have been known by a Responsible Official of that Person).
     “Trellisware” means Trellisware Technologies, Inc., a Delaware corporation, and Wholly-Owned Subsidiary of Borrower.
     “type,” when used with respect to any Loan or Advance, means the designation of whether such Loan or Advance is an Alternate Base Rate Loan or Advance, or a Eurodollar Rate Loan or Advance.
     “Union Bank” means Union Bank, N.A., a national banking association.
     “ViaSat Credit” means ViaSat Credit Corp., a Delaware corporation and wholly owned Subsidiary of ViaSat Satellite Ventures, LLC.
     “ViaSat-1 Holding Companies” means any of ViaSat Satellite Ventures, and/or the JV Holding Companies.
     “ViaSat-1 Joint Venture” means ViaSat-1 Holdings, LLC, its Subsidiaries and any other Person that is not an Affiliate of Borrower with respect to the ViaSat-1 Project.
     “ViaSat-1 Project” means the business of: (a) procuring, managing, launching, operating and commercializing the Satellite System (and replacements thereof) for the provision of broadband internet access; (b) provisioning the Satellite System capacity for use in connection with other broadband access and applications, including (1) enterprise VSAT access, (2) government broadband access applications, (3) backhaul for other local access technologies (e.g. wireless, remote DSL and cable), (4) mobile broadband access applications (both commercial and government), (5) broadcast and specialized video applications, and (6) other new broadband applications; (c) pursuing additional businesses, including the procurement, lease, launch, operation and commercialization of one or more additional high capacity satellites; and (d) such other lawful business activities reasonably necessary or advisable in furtherance of the foregoing purposes.
     “ViaSat Satellite Ventures” means, collectively, (i) ViaSat Satellite Ventures U.S. I, LLC, and (ii) ViaSat Satellite Ventures U.S. II, LLC; each a Delaware limited liability company and the wholly-owned Subsidiaries of VSV I Holdings, LLC and VSV II Holdings, LLC, respectively.
     “WB Canada” means WildBlue Communications Canada Corp., a Subsidiary of WildBlue organized under the laws of Canada.
     “Wholly-Owned Subsidiary” means a Subsidiary of Borrower, 100% of the capital stock or other equity interest of which is owned, directly or indirectly, by Borrower, except for director’s qualifying shares required by applicable Laws.
     “WildBlue” means WildBlue Holding, Inc., a Delaware corporation.

     “WildBlue Acquisition” means the Acquisition of WildBlue by Borrower or a Wholly-Owned Subsidiary of Borrower, whether through the acquisition of capital stock or a merger with or into WildBlue or a parent entity thereof; provided that WildBlue shall be a Wholly-Owned Subsidiary of Borrower after giving effect to the WildBlue Acquisition.
     “WildBlue Acquisition Documents” means that certain Agreement and Plan of Merger by and among Borrower, Aloha Merger Sub, Inc. and WildBlue, dated as of September 30, 2009, together with all Schedules and Exhibits thereto, and all documents or instruments to be executed or delivered in connection therewith.
     “WildBlue Companies” means WildBlue (and/or the surviving company of the merger of WildBlue pursuant to the WildBlue Acquisition), its Subsidiaries and any other Person acquired in connection with the WildBlue Acquisition pursuant to the WildBlue Acquisition Documents.
     1.2 Use of Defined Terms. Any defined term used in the plural shall refer to all members of the relevant class, and any defined term used in the singular shall refer to any one or more of the members of the relevant class.
     1.3 Accounting Terms. All accounting terms not specifically defined in this Agreement shall be construed in conformity with, and all financial data required to be submitted by this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, except as otherwise specifically prescribed herein. In the event that GAAP changes during the term of this Agreement such that the covenants contained in Sections 6.13 through 6.15 would then be calculated in a different manner or with different components, Borrower and the Lenders agree to amend this Agreement in such respects as are necessary to conform those covenants as criteria for evaluating Borrower’s financial condition to substantially the same criteria as were effective prior to such change in GAAP and Borrower shall be deemed to be in compliance with the covenants contained in the aforesaid Sections if and to the extent that Borrower would have been in compliance therewith under GAAP as in effect immediately prior to such change, but shall have the obligation to deliver each of the materials described in Article 7 to the Administrative Agent and the Lenders, on the dates therein specified, with financial data presented in a manner which conforms with GAAP as in effect immediately prior to such change.
     1.4 Rounding. Any financial ratios required to be maintained by Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed in this Agreement and rounding the result up or down to the nearest number (with a round-up if there is no nearest number) to the number of places by which such ratio is expressed in this Agreement.
     1.5 Exhibits and Schedules. All Exhibits and Schedules to this Agreement, either as originally existing or as the same may from time to time be supplemented, modified or amended, are incorporated herein by this reference. A matter disclosed on any Schedule shall be deemed disclosed on all Schedules.

     1.6 References to “Borrower and its Subsidiaries”. Any reference herein to “Borrower and its Subsidiaries” or the like shall refer solely to Borrower during such times, if any, as Borrower shall have no Subsidiaries.
     1.7 Miscellaneous Terms. The term “or” is disjunctive; the term “and” is conjunctive. The term “shall” is mandatory; the term “may” is permissive. Masculine terms also apply to females; feminine terms also apply to males. The term “including” is by way of example and not limitation.
Article 2
LOANS AND LETTERS OF CREDIT
     2.1 Loans – General.
          (a) Subject to the terms and conditions set forth in this Agreement, at any time and from time to time from the Closing Date through the Revolving Loan Maturity Date, each Lender shall, pro rata according to that Lender’s Pro Rata Share of the then applicable Commitment, make Advances to Borrower under the Commitment in such amounts as Borrower may request that do not result in the sum of (i) the aggregate principal amount outstanding under the Revolving Notes, (ii) the aggregate principal amount outstanding under the Swing Line Notes and (iii) the Aggregate Effective Amount of all outstanding Letters of Credit to exceed the then applicable Commitment. Subject to the limitations set forth herein, Borrower may borrow, repay and reborrow under the Commitment without premium or penalty.
          (b) Subject to the next sentence, each Loan shall be made pursuant to a Request for Loan which shall specify the requested (i) date of such Loan, (ii) type of Loan, (iii) amount of such Loan, and (iv) in the case of a Eurodollar Rate Loan, the Eurodollar Period for such Loan. Unless the Administrative Agent has notified, in its reasonable discretion, Borrower to the contrary, a Loan may be requested by telephone by a Responsible Official of Borrower, in which case Borrower shall confirm such request by promptly delivering a Request for Loan (conforming to the preceding sentence) in person or by telecopier to the Administrative Agent. The Administrative Agent shall incur no liability whatsoever hereunder in acting upon any telephonic request for Loan purportedly made by a Responsible Official of Borrower, and Borrower hereby agrees to indemnify the Administrative Agent from any loss, cost, expense or liability as a result of so acting.
          (c) Promptly following receipt of a Request for Loan, the Administrative Agent shall notify each Lender by telephone or telecopier (and if by telephone, promptly confirmed by telecopier) of the date and type of the Loan, the applicable Eurodollar Period, and that Lender’s Pro Rata Share of the Loan. Not later than 12:00 p.m., California time, on the date specified for any Loan (which must be a Banking Day), each Lender shall make its Pro Rata Share of the Loan in immediately available funds available to the Administrative Agent at the Administrative Agent’s Office. Upon satisfaction or waiver of the applicable conditions set forth in Article 8, all Advances shall be credited on that date in immediately available funds to the Designated Deposit Account.

          (d) Unless the Requisite Lenders otherwise consent, each Revolving Loan which is an Alternate Base Rate Loan shall be not less than $1,000,000 and in an integral multiple of $500,000 and each Revolving Loan which is a Eurodollar Rate Loan shall be not less than $5,000,000 and in an integral multiple of $1,000,000. Unless the Requisite Lenders otherwise consent, each Swing Line Advance shall be not less than $250,000 and in an integral multiple of $250,000.
          (e) The Advances made by each Lender under the Commitment shall be evidenced by that Lender’s Revolving Note or Swing Line Note, as applicable.
          (f) A Request for Loan that is a Eurodollar Rate Loan shall become irrevocable three Eurodollar Banking Days before the requested date of the Loan. A Request for Loan that is an Alternate Base Rate Loan shall become irrevocable one Banking Day before the requested date of the Loan.
          (g) If no Request for Loan (or telephonic request for Loan referred to in the second sentence of Section 2.1(c), if applicable) has been made within the requisite notice periods set forth in Section 2.2 or 2.3 prior to the end of the Eurodollar Period for any outstanding Eurodollar Rate Loan, then on the last day of such Eurodollar Period, such Eurodollar Rate Loan shall be automatically converted into an Alternate Base Rate Loan in the same amount.
     2.2 Alternate Base Rate Loans. Each request by Borrower for an Alternate Base Rate Loan shall be made pursuant to a Request for Loan (or telephonic or other request for loan referred to in the second sentence of Section 2.1(c), if applicable) received by the Administrative Agent, at the Administrative Agent’s Office, not later than 10:00 a.m. California time, on the date (which must be a Banking Day) immediately prior to the date of the requested Alternate Base Rate Loan. All Loans shall constitute Alternate Base Rate Loans unless properly designated as a Eurodollar Rate Loan pursuant to Section 2.3.
     2.3 Eurodollar Rate Loans.
          (a) Each request by Borrower for a Eurodollar Rate Loan shall be made pursuant to a Request for Loan (or telephonic or other request for Loan referred to in the second sentence of Section 2.1(c), if applicable) received by the Administrative Agent, at the Administrative Agent’s Office, not later than 9:00 a.m., California time, at least three (3) Eurodollar Banking Days before the first day of the applicable Eurodollar Period.
          (b) On the date which is two (2) Eurodollar Banking Days before the first day of the applicable Eurodollar Period, the Administrative Agent shall confirm its determination of the applicable Eurodollar Rate (which determination shall be conclusive in the absence of manifest error) and promptly shall give notice of the same to Borrower and the Lenders by telephone or telecopier (and if by telephone, promptly confirmed by telecopier).
          (c) Unless the Administrative Agent and the Requisite Lenders otherwise consent, no more than four (4) Eurodollar Rate Loans shall be outstanding at any one time.

          (d) No Eurodollar Rate Loan may be requested during the continuation of a Default or Event of Default.
          (e) Nothing contained herein shall require any Lender to fund any Eurodollar Rate Advance in the Designated Eurodollar Market.
     2.4 Letters of Credit.
          (a) The Existing Letters of Credit described in Schedule 2.4 shall be Letters of Credit for all purposes under this Agreement.
     (1) Subject to the terms and conditions hereof, at any time and from time to time from the Closing Date through the Revolving Loan Maturity Date, the Issuing Lender shall issue such Letters of Credit under the Commitment as Borrower may request by a Request for Letter of Credit; provided that:
(i) giving effect to all such Letters of Credit, the sum of:
     (A) the aggregate principal amount outstanding under the Revolving Notes; plus
     (B) the aggregate principal amount outstanding under the Swing Line Notes; plus
     (C) the Aggregate Effective Amount of all outstanding Letters of Credit, does not exceed the then applicable Commitment; and
 (ii) the Aggregate Effective Amount under all outstanding Letters of Credit does not exceed $35,000,000.
     (2) Each Letter of Credit shall be in a form reasonably acceptable to the Issuing Lender.
     (3) Unless all the Lenders otherwise consent in a writing delivered to the Administrative Agent, the term of any Letter of Credit (other than any Existing Letters of Credit) shall not exceed twenty four (24) months.
     (4) The term of any Letter of Credit (other than any Existing Letters of Credit) shall not extend beyond the Revolving Loan Maturity Date unless all the Lenders otherwise consent in a writing delivered to the Administrative Agent; provided, however, that a condition to the repayment in full of the Obligations and release of the Collateral shall include either (a) the Borrower’s provision to the Issuing Lender of cash collateral in the amount equal to 100% of the face amount of any Letter of Credit that will remain outstanding after repayment in full of the Obligations other than those relating to such Letter of Credit (or such lesser amount as shall then be available for drawing under any Letter of Credit); or

(b) the Borrower’s provision to the Issuing Lender of a “back-up” standby letter of credit in the full face amount of any Letter of Credit that will remain outstanding after repayment in full of the Obligations other than those relating to such Letter of Credit (or such lesser amount as shall then be available under the Requested Letter of Credit) issued by a bank acceptable to the Issuing Bank in its reasonable discretion.
          (b) Each Request for Letter of Credit shall be submitted to the Issuing Lender, with a copy to the Administrative Agent, at least two (2) Banking Days prior to the date upon which the related Letter of Credit is proposed to be issued. The Administrative Agent shall promptly notify the Issuing Lender whether such Request for Letter of Credit, and the issuance of a Letter of Credit pursuant thereto, conforms to the requirements of this Agreement. Upon issuance of a Letter of Credit, the Issuing Lender shall promptly notify the Administrative Agent, and the Administrative Agent shall promptly notify the Lenders, of the amount and terms thereof.
          (c) Upon the issuance of a Letter of Credit, each Lender shall be deemed to have purchased a pro rata participation in such Letter of Credit from the Issuing Lender in an amount equal to that Lender’s Pro Rata Share of the Commitment. Without limiting the scope and nature of each Lender’s participation in any Letter of Credit, to the extent that the Issuing Lender has not been reimbursed by Borrower for any payment required to be made by the Issuing Lender under any Letter of Credit, each Lender shall, pro rata according to its Pro Rata Share, reimburse the Issuing Lender through the Administrative Agent promptly upon demand for the amount of such payment. The obligation of each Lender to so reimburse the Issuing Lender shall be absolute and unconditional and shall not be affected by the occurrence of an Event of Default or any other occurrence or event. Any such reimbursement shall not relieve or otherwise impair the obligation of Borrower to reimburse the Issuing Lender for the amount of any payment made by the Issuing Lender under any Letter of Credit together with interest as hereinafter provided.
          (d) Borrower agrees to pay to the Issuing Lender through the Administrative Agent an amount equal to any payment made by the Issuing Lender with respect to each Letter of Credit within one (1) Banking Day after demand made by the Issuing Lender therefor, together with interest on such amount from the date of any payment made by the Issuing Lender at the rate applicable to Alternate Base Rate Loans for two (2) Banking Days and thereafter at the Default Rate. The principal amount of any such payment shall be used to reimburse the Issuing Lender for the payment made by it under the Letter of Credit and, to the extent that the Lenders have not reimbursed the Issuing Lender pursuant to Section 2.4(c), the interest amount of any such payment shall be for the account of the Issuing Lender. Each Lender that has reimbursed the Issuing Lender pursuant to Section 2.4(c) for its Pro Rata Share of any payment made by the Issuing Lender under a Letter of Credit shall thereupon acquire a pro rata participation, to the extent of such reimbursement, in the claim of the Issuing Lender against Borrower for reimbursement of principal and interest under this Section 2.4(d) and shall share, in accordance with that pro rata participation, in any principal payment made by Borrower with respect to such claim and in any interest payment made by Borrower (but only with respect to periods subsequent to the date such Lender reimbursed the Issuing Lender) with respect to such claim.

          (e) Borrower may, pursuant to a Request for Loan, request that Advances be made pursuant to Section 2.1(a) to provide funds for the payment required by Section 2.4(d) and, for this purpose, the conditions precedent set forth in Article 8 shall not apply. The proceeds of such Advances shall be paid directly to the Issuing Lender to reimburse it for the payment made by it under the Letter of Credit.
          (f) If Borrower fails to make the payment required by Section 2.4(d) within the time period therein set forth, in lieu of the reimbursement to the Issuing Lender under Section 2.4(c) the Issuing Lender may (but is not required to), without notice to or the consent of Borrower, instruct the Administrative Agent to cause Advances to be made by the Lenders under the Commitment in an aggregate amount equal to the amount paid by the Issuing Lender with respect to that Letter of Credit and, for this purpose, the conditions precedent set forth in Article 8 shall not apply. The proceeds of such Advances shall be paid directly to the Issuing Lender to reimburse it for the payment made by it under the Letter of Credit.
          (g) The issuance of any supplement, modification, amendment, renewal, or extension to or of any Letter of Credit shall be treated in all respects the same as the issuance of a new Letter of Credit.
          (h) The obligation of Borrower to pay to the Issuing Lender the amount of any payment made by the Issuing Lender under any Letter of Credit shall be absolute, unconditional, and irrevocable, subject only to performance by the Issuing Lender of its obligations to Borrower under Uniform Commercial Code Section 5109. Without limiting the foregoing, Borrower’s obligations shall not be affected by any of the following circumstances:
          (i) any lack of validity or enforceability prior to its stated expiration date of the Letter of Credit, this Agreement, or any other agreement or instrument relating thereto;
          (ii) any amendment or waiver of or any consent to departure from the Letter of Credit, this Agreement, or any other agreement or instrument relating thereto, with the consent of Borrower;
          (iii) the existence of any claim, setoff, defense, or other rights which Borrower may have at any time against the Issuing Lender, the Administrative Agent or any Lender, any beneficiary of the Letter of Credit (or any persons or entities for whom any such beneficiary may be acting) or any other Person, whether in connection with the Letter of Credit, this Agreement, or any other agreement or instrument relating thereto, or any unrelated transactions;
          (iv) any demand, statement, or any other document presented under the Letter of Credit proving to be forged, fraudulent, invalid, or insufficient in any respect or any statement therein being untrue or inaccurate in any respect whatsoever so long as any such document appeared substantially to comply with the terms of the Letter of Credit;
          (v) payment by the Issuing Lender in good faith under the Letter of Credit against presentation of a draft or any accompanying document which does not strictly comply with the terms of the Letter of Credit, unless the acceptance of such draft or other accompanying document constituted gross negligence;
          (vi) the existence, character, quality, quantity, condition, packing, value or delivery of any Property purported to be represented by documents presented in connection with any Letter of Credit or any difference between any such Property and the character, quality, quantity, condition, or value of such Property as described in such documents;
          (vii) the time, place, manner, order or contents of shipments or deliveries of Property as described in documents presented in connection with any Letter of Credit or the existence, nature and extent of any insurance relative thereto;
          (viii) the solvency or financial responsibility of any party issuing any documents in connection with a Letter of Credit;
          (ix) any failure or delay in notice of shipments or arrival of any Property;
          (x) any error in the transmission of any message relating to a Letter of Credit not caused by the Issuing Lender, or any delay or interruption in any such message;
          (xi) any error, neglect or default of any correspondent of the Issuing Lender in connection with a Letter of Credit;
          (xii) any consequence arising from acts of God, war, insurrection, civil unrest, disturbances, labor disputes, emergency conditions or other causes beyond the control of the Issuing Lender;
          (xiii) so long as the Issuing Lender in good faith determines that the contract or document appears substantially to comply with the terms of the Letter of Credit, the form, accuracy, genuineness or legal effect of any contract or document referred to in any document submitted to the Issuing Lender in connection with a Letter of Credit unless the Issuing Lender’s actions constituted gross negligence; and
          (xiv) where the Issuing Lender has acted in good faith and observed general banking usage, any other circumstances whatsoever unless the Issuing Lender’s actions constituted gross negligence.

          (i) The Issuing Lender shall be entitled to the protection accorded to the Administrative Agent pursuant to Section 10.6, with all necessary changes.
          (j) The Uniform Customs and Practice for Documentary Credits, as published in its most current version by the International Chamber of Commerce, shall be deemed a part of this Section and shall apply to all Letters of Credit to the extent not inconsistent with applicable Law.
     2.5 Voluntary Reduction of Commitment. Borrower shall have the right, at any time and from time to time, without penalty or charge, upon at least five (5) Banking Days’ prior written notice by a Responsible Official of Borrower to the Administrative Agent, voluntarily to reduce, permanently and irrevocably, in aggregate principal amounts in an integral multiple of $1,000,000 but not less than $10,000,000, or to terminate, all or a portion of the then undisbursed portion of the Commitment. The Administrative Agent shall promptly notify the Lenders of any reduction or termination of the Commitment under this Section.
     2.6 Administrative Agent’s Right to Assume Funds Available for Advances. Unless the Administrative Agent shall have been notified by any Lender no later than 10:00 a.m. on the Banking Day of the proposed funding by the Administrative Agent of any Loan that such Lender does not intend to make available to the Administrative Agent such Lender’s portion of the total amount of such Loan, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on the date of the Loan and the Administrative Agent may, in reliance upon such assumption, make available to Borrower a corresponding amount. If the Administrative Agent has made funds available to Borrower based on such assumption and such corresponding amount is not in fact made available to the Administrative Agent by such Lender, the Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender. If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent’s demand therefor, the Administrative Agent promptly shall notify Borrower and Borrower shall pay such corresponding amount to the Administrative Agent. The Administrative Agent also shall be entitled to recover from such Lender interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to Borrower to the date such corresponding amount is recovered by the Administrative Agent, at a rate per annum equal to the daily Federal Funds Rate. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its share of the Commitments or to prejudice any rights which the Administrative Agent or Borrower may have against any Lender as a result of any default by such Lender hereunder.
     2.7 Collateral. To the extent required in the Security Agreement, the Obligations shall be secured by a first priority (subject to Liens permitted by Section 6.9) perfected Lien on the Collateral pursuant to the Security Agreement.
     2.8 Increase of Commitment.
          (a) If no Default or Event of Default shall have occurred and be continuing, Borrower may at any time prior to the Revolving Loan Maturity Date request (provided that such requests shall be made no more than three (3) times on or after the Fourth Amendment Effective Date) increases of the Commitment by notice to the Administrative Agent in writing of the amount of such proposed increase (such notice, a “Commitment Increase Notice”); provided, however, that any such request pursuant to a Commitment Increase Notice shall be in the minimum amount of $10,000,000 and the aggregate amount of the increase in the Commitment on and after the Fourth Amendment Effective Date shall not exceed $90,000,000. Any such Commitment Increase Notice delivered with respect to any proposed increase in the Commitment may offer one or more Revolving Lenders an opportunity to subscribe for its Pro Rata Share (with respect to the existing Commitment (prior to such increase)) of the increased Commitment. The Administrative Agent shall, within five (5) Banking Days after receipt of a Commitment Increase Notice, notify each Lender of such request. Each Lender desiring to increase its Commitment shall notify the Administrative Agent in writing no later than five (5) Banking Days after receipt of notice from the Administrative Agent. Any Lender that does not notify the Administrative Agent within the time period specified above that it will increase its Commitment will be deemed to have rejected such offer. Any agreement by a Lender to increase its Commitment shall be irrevocable. The notices contemplated by the third and fourth sentences above shall not be required with respect to any exercise by the Borrower of its option to increase the Commitment under this Section 2.8 consummated on the Fourth Amendment Effective Date or within five (5) Banking Days thereafter.
          (b) If any proposed increase in the Commitment is not fully subscribed by the existing Lenders pursuant to the procedure outlined in Section 2.8(a) preceding, the Borrower may, in its sole discretion, offer to any existing Lender or to one or more additional banks or financial institutions which is an Eligible Assignee (each, a “New Lender”) the opportunity to participate in all or a portion of such unsubscribed portion of the increased Commitment, by notifying the Administrative Agent. Promptly and in any event within five (5) Banking Days after receipt of notice from Borrower of its desire to offer such unsubscribed commitments to certain existing Lenders or to any New Lender identified therein, the Administrative Agent shall notify such proposed lenders of the opportunity to participate in all or a portion of such unsubscribed portion of the increased Commitment.
          (c) Any New Lender which accepts the Borrower’s offer to participate in the increased Commitment shall execute and deliver to the Administrative Agent and Borrower a New Lender Addendum in accordance with Section 11.8 hereof (subject to the limitations on the amounts thereof set forth herein), and upon the effectiveness of such New Lender Addendum such New Lender shall become a Revolving Lender for all purposes and to the same extent as if originally a party hereto and shall be bound by and entitled to the benefits of this Agreement, and the signature pages hereof shall be deemed to be amended to add the name of such New Lender.
     On any date on which Commitments are increased, subject to the satisfaction of the foregoing terms and conditions, (i) each of the existing Lenders shall assign to each of the New Lenders, and each of the New Lenders shall purchase from each of the existing Lenders, at the principal amount thereof (together with accrued interest), such interests in the Loans outstanding on such date as shall be necessary in order that, after giving effect to all such assignments and purchases, such Loans will be held by existing Lenders and New Lenders ratably in accordance with their Commitments after giving effect to the addition of such new Commitments to the total Commitments hereunder, (ii) each new Commitment shall be deemed for all purposes a “Commitment” and each Loan made thereunder shall be deemed, for all purposes, a “Loan”, (iii)

each New Lender shall become a “Lender” with respect to the new Commitment and all matters relating thereto and (iv) and Borrower shall compensate each Lender who shall have assigned any portion of any Eurodollar Rate Loans previously held by such Lender compensation in the amount that would have been payable to such Lender under Section 3.6(e) hereof had Borrower made a prepayment of such Eurodollar Rate Loans by an amount equal to such assigned portion thereof. Upon any increase in the Commitment pursuant to this Section 2.8, Schedule 1.1 shall be deemed amended to reflect such new Commitment and Pro Rata Share of each Lender (including any New Lender), as thereby increased or decreased, as appropriate.
     2.9 Swing Line Advances.
          (a) Commitment. Subject to the terms and conditions set forth in this Agreement (including without limitation the provisions of this Section 2.9), Swing Line Lender agrees to make one or more Advances (each such advance being a “Swing Line Advance”) to the Borrower from time to time on any Banking Day during the period from the Closing Date until (but excluding) the Revolving Loan Maturity Date in an aggregate amount not to exceed at any one time outstanding the Swing Line Maximum Amount. Subject to the terms set forth herein, advances, repayments and readvances may be made under the Swing Line. Swing Line Advances requested by Borrower not later than 10:00 a.m. California time on a Banking Day shall be made by Swing Line Lender on such day. Swing Line Advances requested by Borrower after 10:00 a.m. California time on a Banking Day shall be made by Swing Line Lender as soon as possible, but no later than the following Banking Day.
          (b) Accrual of Interest and Maturity; Evidence of Indebtedness.
          (i) Swing Line Lender shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of the Borrower to Swing Line Lender resulting from each Swing Line Advance from time to time, including the amount and date of each Swing Line Advance, its Applicable Interest Rate, and the amount and date of any repayment made on any Swing Line Advance from time to time. The entries made in such account or accounts of Swing Line Lender shall be prima facie evidence, absent manifest error, of the existence and amounts of the obligations of the Borrower therein recorded; provided, however, that the failure of Swing Line Lender to maintain such account, as applicable, or any error therein, shall not in any manner affect the obligation of the Borrower to repay the Swing Line Advances (and all other amounts owing with respect thereto) in accordance with the terms of this Agreement.
          (ii) The Borrower agrees that, upon the written request of Swing Line Lender, the Borrower will execute and deliver to Swing Line Lender a Swing Line Note.
          (iii) Borrower unconditionally promises to pay to the Swing Line Lender the then unpaid principal amount of such Swing Line Advance (plus all accrued and unpaid interest) on the Revolving Loan Maturity Date and on such other dates and in such other amounts as may be required from time to time pursuant to this Agreement. Subject to the terms and conditions hereof, each Swing Line Advance shall, from time to time after the date of such Advance (until paid), bear interest at its Applicable Interest Rate.
(c) Refunding of or Participation Interest in Swing Line Advances.
          (i) The Administrative Agent, at any time in its sole and absolute discretion, may, in each case on behalf of the Borrower (which hereby irrevocably directs the Administrative Agent to act on their behalf) request each of the Lenders (including the Swing Line Lender in its capacity as a Lender) to make an Advance of the Revolving Loan to Borrower, in an amount equal to such Lender’s Pro Rata Share of the Commitment of the aggregate principal amount of the Swing Line Advances outstanding on the date such notice is given (the “Refunded Swing Line Advances”). The applicable Revolving Loan Advances used to refund any Swing Line Advances shall be Alternate Base Rate Advances. In connection with the making of any such Refunded Swing Line Advances or the purchase of a participation interest in Swing Line Advances under Section 2.9(c)(ii) hereof, the Swing Line Lender shall retain its claim against Borrower for any unpaid interest or fees in respect thereof accrued to the date of such refunding. Unless any of the events described in Section 9.1(j) hereof shall have occurred (in which event the procedures of Section 2.9(c)(ii) shall apply) and regardless of whether the conditions precedent set forth in this Agreement to the making of a Revolving Loan Advance are then satisfied (but subject to Section 2.9(c)(iii)), each Lender shall make the proceeds of its Revolving Loan Advance available to the Administrative Agent for the benefit of the Swing Line Lender at the office of the Administrative Agent specified in Section 2.1(c) hereof prior to 12:00 p.m. California time on the Banking Day next succeeding the date such notice is given (which must be a Banking Day), in immediately available funds. The proceeds of such Revolving Loan Advances shall be immediately applied to repay the Refunded Swing Line Advances.
          (ii) If, prior to the making of an Advance of the Revolving Loan pursuant to Section 2.9(c)(i) hereof, one of the events described in Section 9.1(j) hereof shall have occurred, each Lender will, on the date such Advance of the Revolving Loan was to have been made, purchase from the Swing Line Lender an undivided participating interest in each Swing Line Advance that was to have been refunded in an amount equal to its Pro Rata Share of the Commitment of such Swing Line Advance. Each Lender within the time periods specified in Section 2.9(c)(i) hereof, as applicable, shall immediately transfer to the Administrative Agent, for the benefit of the Swing Line Lender, in immediately available funds, an amount equal to its Pro Rata Share of the Commitment of the aggregate principal amount of all Swing Line Advances outstanding as of such date. Upon receipt thereof, the Administrative Agent will deliver to such Lender a Swing Line Participation Certificate evidencing such participation.

          (iii) Each Lender’s obligation to make Revolving Loan Advances to refund Swing Line Advances, and to purchase participation interests, in accordance with Section 2.9(c)(i) and (ii), respectively, shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (A) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against Swing Line Lender, Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of any Default or Event of Default; (C) any adverse change in the condition (financial or otherwise) of Borrower or any other Person; (D) any breach of this Agreement or any other Loan Document by Borrower or any other Person; (E) any inability of Borrower to satisfy the conditions precedent to borrowing set forth in this Agreement on the date upon which such Revolving Loan Advance is to be made or such participating interest is to be purchased; (F) the termination of the Commitment hereunder; or (G) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing. If any Lender does not make available to the Administrative Agent the amount required pursuant to Section 2.9(c)(i) or (ii) hereof, as the case may be, the Administrative Agent on behalf of the Swing Line Lender, shall be entitled to recover such amount on demand from such Lender, together with interest thereon for each day from the date of non-payment until such amount is paid in full (x) for the first two (2) Banking Days such amount remains unpaid, at the Federal Funds Effective Rate and (y) thereafter, at the rate of interest then applicable to such Swing Line Advances. The obligation of any Lender to make available its pro rata portion of the amounts required pursuant to Section 2.9(c)(i) or (ii) hereof shall not be affected by the failure of any other Lender to make such amounts available, and no Lender shall have any liability to any Credit Party, the Administrative Agent, the Swing Line Lender, or any other Lender or any other party for another Lender’s failure to make available the amounts required under Section 2.9(c)(i) or (ii) hereof.
          (iv) Notwithstanding the foregoing, no Lender shall be required to make any Revolving Loan Advance to refund a Swing Line Advance or to purchase a participation in a Swing Line Advance if at least two (2) Banking Days prior to the making of such Swing Line Advance by the Swing Line Lender, the officers of the Swing Line Lender immediately responsible for matters concerning this Agreement shall have received written notice from Administrative Agent or any Lender that Swing Line Advances should be suspended based on the occurrence and continuance of a Default or Event of Default and stating that such notice is a “notice of default”; provided, however that the obligation of the Lenders to make such Revolving Loan Advances (or purchase such participations) shall be reinstated upon the date on which such Default or Event of Default has been waived by the requisite Lenders. In the event that the Swing Line Lender receives any such notice, the Swing Line Lender shall have no obligation to fund any Swing Line Advances until such notice is withdrawn by the Administrative Agent or such Lender or until the requisite Lenders have waived such Default or Event of Default in accordance with the terms of this Agreement.

          (v) Notwithstanding anything to the contrary in this Section 2.9 or elsewhere in this Agreement, the Swing Line Lender may terminate the Swing Line at any time in its sole discretion.
     2.10 Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:
          (a) if any Swingline Advances are outstanding or any Obligations are outstanding with respect to any Letters of Credit at the time a Lender is a Defaulting Lender, Borrower shall within one Banking Day following notice by the Administrative Agent (i) prepay such Swingline Advances or, if agreed by the Swingline Lender, cash collateralize the amount of any Swingline Advances of the Defaulting Lender on terms satisfactory to the Swingline Lender; and (ii) cash collateralize the Aggregate Effective Amount of any Letters of Credit outstanding with respect to such Defaulting Lender in accordance with the procedures set forth in Section 2.4(a)(4) for so long as such Letters of Credit are outstanding; and
          (b) the Swingline Lender shall not be required to fund any Swingline Loan and the Issuing Lender shall not be required to issue, amend or increase any Letter of Credit unless it is satisfied that cash collateral will be provided by the Borrower in accordance with Section 2.4(a)(4).
Article 3
PAYMENTS AND FEES
     3.1 Principal and Interest.
          (a) Interest shall be payable on the outstanding daily unpaid principal amount of each Advance from the date thereof until payment in full is made and shall accrue and be payable at the rates set forth or provided for herein before and after Default, before and after maturity, before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law, with interest on overdue interest at the Default Rate to the fullest extent permitted by applicable Laws.
          (b) Interest accrued on each Alternate Base Rate Loan shall be due and payable on each Monthly Payment Date; provided that all accrued and unpaid interest on any Swing Line Advance refunded pursuant to Section 2.9(d) hereof, shall be due and payable in full on the date such Advance is refunded or converted. Except as otherwise provided in Sections 3.1(d) and 3.8, the unpaid principal amount of any Alternate Base Rate Loan shall bear interest at a fluctuating rate per annum equal to the Alternate Base Rate plus the Applicable Alternate Base Rate Margin. Each change in the interest rate under this Section 3.1(b) due to a change in the Alternate Base Rate shall take effect simultaneously with the corresponding change in the Alternate Base Rate.
          (c) Interest accrued on each Eurodollar Rate Loan shall be due and payable on the last day of the related Eurodollar Period. Except as otherwise provided in Sections 3.1(d) and 3.8, the unpaid principal amount of any Eurodollar Rate Loan shall bear interest at a rate per annum equal to the Eurodollar Rate for that Eurodollar Rate Loan plus the Applicable Eurodollar Rate Margin.
          (d) During the existence of an Event of Default, the Loans shall bear interest at a rate per annum equal to the sum of (i) the interest rate specified in Sections 3.1(b) or 3.1(c). whichever is applicable, plus (ii) two (2) percentage points (the “Default Rate”).
          (e) If not sooner paid, the principal Indebtedness evidenced by the Notes shall be payable as follows:
          (i) the amount, if any, by which the sum of (a) the principal Indebtedness evidenced by the Revolving Notes plus (b) the principal Indebtedness evidenced by the Swing Line Notes plus (c) the Aggregate Effective Amount of all outstanding Letters of Credit at any time exceeds the then applicable Commitment shall be payable immediately; and
          (ii) the principal Indebtedness evidenced by the Revolving Notes and the Swing Line Notes shall in any event be payable on the Revolving Loan Maturity Date.
          (f) The principal Indebtedness evidenced by the Notes may, at any time and from time to time, voluntarily be paid or prepaid in whole or in part without premium or penalty, except that with respect to any voluntary prepayment under this Subsection, (i) any partial prepayment of a Loan shall be not less than $500,000 and shall be an integral multiple of $100,000 unless the entire outstanding amount of such Loan is being prepaid, (ii) the Administrative Agent shall have received written notice of any prepayment by 9:00 a.m. California time on the date that is one (1) Banking Day before the date of prepayment (which must be a Banking Day) in the case of an Alternate Base Rate Loan, and, in the case of a Eurodollar Rate Loan, three (3) Banking Days before the date of prepayment, which notice shall identify the date and amount of the prepayment and the Loan(s) being prepaid, (iii) each prepayment of principal on any Eurodollar Rate Loan shall be accompanied by payment of interest accrued to the date of payment on the amount of principal paid, and (iv) any payment or prepayment of all or any part of any Eurodollar Rate Loan on a day other than the last day of the applicable Eurodollar Period shall be subject to Section 3.6(e).
     3.2 Closing Date Fees. On the Closing Date, Borrower shall pay each of the following fees:
          (a) to the Administrative Agent, for the account of each Lender, a one-time upfront fee, based upon each Lender’s Pro Rata Share of the Commitment on the Closing Date, as set forth in a separate agreement among Borrower, the Administrative Agent and the Lenders;
          (b) to the Administrative Agent, for the sole account of Union Bank, such fees as are set forth in a separate agreement between Borrower and Union Bank.
     3.3 Commitment Fee. From the Closing Date through the Revolving Loan Maturity Date, Borrower shall pay to the Administrative Agent, for the ratable accounts of the Lenders pro rata according to their Pro Rata Share of the Commitment, a commitment fee equal to the Applicable Commitment Fee Rate per annum times the average daily amount by which the Commitment exceeds an amount equal to the sum of (i) aggregate daily principal Indebtedness evidenced by the Revolving Notes plus (ii) the Aggregate Effective Amount of all Letters of Credit then outstanding. The commitment fee shall be payable quarterly in arrears as of each Quarterly Payment Date within ten (10) days after receipt by Borrower of an invoice therefor from the Administrative Agent.
     3.4 Letter of Credit Fees. With respect to each Letter of Credit, Borrower shall pay the following fees:
          (a) with respect to the issuance of each Standby Letter of Credit, (x) to the Administrative Agent, for the benefit of the Issuing Lender, an issuance fee of 0.125% of the face amount of such Standby Letter of Credit; and (y) for each day during each Pricing Period that a Letter of Credit is outstanding, to the Administrative Agent, for the Lenders ratably, in accordance with their respective Pro Rata Shares of the Commitment, a standby letter of credit fee in an amount equal to the Applicable Eurodollar Margin per annum times the face amount of such Standby Letter of Credit;
          (b) with respect to the issuance of each Commercial Letter of Credit, to the Administrative Agent a commercial letter of credit issuance fee in the amount set forth from time to time as the Issuing Lender’s published scheduled fee for the issuance of commercial letters of credit, which fee the Administrative Agent shall promptly pay to the Lenders ratably, in accordance with their respective Pro Rata Shares of the Commitment; and
          (c) concurrently with each negotiation, drawing or amendment of each Commercial Letter of Credit, to the Issuing Lender for the sole account of the Issuing Lender, negotiation, drawing and amendment fees in the amounts set forth from time to time as the Issuing Lender’s published scheduled fees for such services.
          Each of the fees payable with respect to Letters of Credit under this Section is earned when due and is nonrefundable and, with respect to Sections 3.4(a) and (b), shall be payable quarterly in arrears.
     3.5 Increased Commitment Costs. If any Lender or Issuing Lender shall determine in good faith that the introduction after the Closing Date of any applicable law, rule, regulation or guideline regarding capital adequacy, or any change therein or any change in the interpretation or administration thereof by any central bank or other Governmental Agency charged with the interpretation or administration thereof, or compliance by such Lender or Issuing Lender (or its Eurodollar Lending Office) or any corporation controlling such Lender or Issuing Lender, with any request, guideline or directive regarding capital adequacy (whether or not having the force of Law) of any such central bank or other authority not imposed as a result of such Lender’s, such Issuing Lender’s or such corporation’s failure to comply with any other Laws, affects or would affect the amount of capital required or expected to be maintained by such Lender, such Issuing Lender or any corporation controlling such Lender or Issuing Lender and (taking into consideration such Lender’s, such Issuing Lender’s or such corporation’s policies with respect to capital adequacy and such Lender’s or such Issuing Lender’s desired return on capital)

determines in good faith that the amount of such capital is increased, or the rate of return on capital is reduced, as a consequence of its obligations under this Agreement, then, within five (5) Banking Days after demand of such Lender or such Issuing Lender, Borrower shall pay to such Lender or such Issuing Lender, from time to time as specified in good faith by such Lender or such Issuing Lender, additional amounts sufficient to compensate such Lender or such Issuing Lender in light of such circumstances, to the extent reasonably allocable to such obligations under this Agreement, provided that Borrower shall not be obligated to pay any such amount unless such Lender or such Issuing Lender is charging similar amounts to similarly situated Borrowers and provided further that Borrower shall not be obligated to pay any such amount which arose prior to the date which is ninety (90) days preceding the date of such demand or is attributable to periods prior to the date which is ninety (90) days preceding the date of such demand (except to the extent of any retroactive application of the law, rule, regulation or guideline (or similar) giving rise to such demand). Borrower may replace such Lender or such Issuing Lender by notifying such Lender or such Issuing Lender, within five (5) Banking Days after demand of such Lender or such Issuing Lender, of Borrower’s intention to replace such Lender or such Issuing Lender and Borrower shall then replace such Lender or such Issuing Lender by causing such Lender or such Issuing Lender to assign its Commitments to one or more other then-existing Lenders or to another Eligible Assignee reasonably satisfactory to the Administrative Agent and the other then-existing Lenders within forty-five (45) days after demand of such Lender or such Issuing Lender. Each Lender’s or Issuing Lender’s determination of such amounts shall be conclusive in the absence of manifest error.
     3.6 Eurodollar Costs and Related Matters.
          (a) In the event that any Governmental Agency imposes on any Lender any reserve or comparable requirement (including any emergency, supplemental or other reserve) with respect to the Eurodollar Obligations of that Lender, Borrower shall pay that Lender within five (5) Banking Days after demand all amounts necessary to compensate such Lender (determined as though such Lender’s Eurodollar Lending Office had funded 100% of its Eurodollar Rate Advance in the Designated Eurodollar Market) in respect of the imposition of such reserve requirements (provided that Borrower shall not be obligated to pay any such amount unless such Lender is charging similar amounts to similarly situated Borrowers and provided further that Borrower shall not be obligated to pay any such amount which arose prior to the date which is ninety (90) days preceding the date of such demand or is attributable to periods prior to the date which is ninety (90) days preceding the date of such demand (except to the extent of any retroactive application of the law, rule, regulation or guideline (or similar) giving rise to such demand)). The Lender’s determination of such amount shall be conclusive in the absence of manifest error.
          (b) If, after the date hereof, the existence or occurrence of any Special Eurodollar Circumstance:
     (1) shall subject any Lender or its Eurodollar Lending Office to any tax, duty or other charge or cost with respect to any Eurodollar Rate Advance, any of its Notes evidencing Eurodollar Rate Loans or its obligation to make Eurodollar Rate Advances, or shall change the basis of taxation of payments to any Lender attributable to the principal of or interest on any Eurodollar Rate Advance or any other amounts due under this Agreement in respect of any Eurodollar Rate Advance, any of its Notes evidencing Eurodollar Rate Loans or its obligation to make Eurodollar Rate Advances, excluding (i) taxes imposed on or measured in whole or in part by its overall net income by (a) any jurisdiction (or political subdivision thereof) in which it is organized or maintains its principal office or Eurodollar Lending Office or (b) any jurisdiction (or political subdivision thereof) in which it is “doing business” and (ii) any withholding taxes or other taxes based on gross income imposed by the United States of America for any period with respect to which it has failed to provide Borrower with the appropriate form or forms required by Section 11.21, to the extent such forms are then required by applicable Laws;
     (2) shall impose, modify or deem applicable any reserve not applicable or deemed applicable on the date hereof (including any reserve imposed by the Board of Governors of the Federal Reserve System, special deposit, capital or similar requirements against assets of, deposits with or for the account of, or credit extended by, any Lender or its Eurodollar Lending Office); or
     (3) shall impose on any Lender or its Eurodollar Lending Office or the Designated Eurodollar Market any other condition affecting any Eurodollar Rate Advance, any of its Notes evidencing Eurodollar Rate Loans, its obligation to make Eurodollar Rate Advances or this Agreement, or shall otherwise affect any of the same;
          and the result of any of the foregoing, as determined in good faith by such Lender, increases the cost to such Lender or its Eurodollar Lending Office of making or maintaining any Eurodollar Rate Advance or in respect of any Eurodollar Rate Advance, any of its Notes evidencing Eurodollar Rate Loans or its obligation to make Eurodollar Rate Advances or reduces the amount of any sum received or receivable by such Lender or its Eurodollar Lending Office with respect to any Eurodollar Rate Advance, any of its Notes evidencing Eurodollar Rate Loans or its obligation to make Eurodollar Rate Advances (assuming such Lender’s Eurodollar Lending Office had funded 100% of its Eurodollar Rate Advance in the Designated Eurodollar Market), then, within five (5) Banking Days after demand by such Lender (with a copy to the Administrative Agent), Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender for such increased cost or reduction (determined as though such Lender’s Eurodollar Lending Office had funded 100% of its Eurodollar Rate Advance in the Designated Eurodollar Market); provided that Borrower shall not be obligated to pay any such amount unless such Lender is charging similar amounts to similarly situated Borrowers and provided further that Borrower shall not be obligated to pay any such amount which arose prior to the date which is ninety (90) days preceding the date of such demand or is attributable to periods prior to the date which is ninety (90) days preceding the date of such demand. A statement of any Lender claiming compensation under this subsection shall be conclusive in the absence of manifest error.
          (c) If, after the date hereof, the existence or occurrence of any Special Eurodollar Circumstance shall, in the good faith opinion of any Lender, make it unlawful or impossible for such Lender or its Eurodollar Lending Office to make, maintain or fund its portion of any Eurodollar Rate Loan, or materially restrict the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the Designated Eurodollar Market, or to determine or charge interest rates based upon the Eurodollar Rate, and such Lender shall so notify the Administrative Agent, then such Lender’s obligation to make Eurodollar Rate Advances shall be suspended for the duration of such illegality or impossibility and the Administrative Agent forthwith shall give notice thereof to the other Lenders and Borrower. Upon receipt of such notice, the outstanding principal amount of such Lender’s Eurodollar Rate Advances, together with accrued interest thereon, automatically shall be converted to Alternate Base Rate Advances on either (1) the last day of the Eurodollar Period(s) applicable to such Eurodollar Rate Advances if such Lender may lawfully continue to maintain and fund such Eurodollar Rate Advances to such day(s) or (2) immediately if such Lender may not lawfully continue to fund and maintain such Eurodollar Rate Advances to such day(s), provided that in such event the conversion shall not be subject to payment of a prepayment fee under Section 3.6(e). Each Lender agrees to endeavor promptly to notify Borrower of any event of which it has actual knowledge, occurring after the Closing Date, which will cause that Lender to notify the Administrative Agent under this Section, and agrees to designate a different Eurodollar Lending Office if such designation will avoid the need for such notice and will not, in the good faith judgment of such Lender, otherwise be materially disadvantageous to such Lender. In the event that any Lender is unable, for the reasons set forth above, to make, maintain or fund its portion of any Eurodollar Rate Loan, such Lender shall fund such amount as an Alternate Base Rate Advance for the same period of time, and such amount shall be treated in all respects as an Alternate Base Rate Advance. Borrower shall have the right to replace such Lender by causing such Lender to assign its Commitments to one or more other then-existing Lenders or to another Eligible Assignee reasonably satisfactory to the Administrative Agent and the other then-existing Lenders. Any Lender whose obligation to make Eurodollar Rate Advances has been suspended under this Section shall promptly notify the Administrative Agent and Borrower of the cessation of the Special Eurodollar Circumstance which gave rise to such suspension.
          (d) If, with respect to any proposed Eurodollar Rate Loan:
     (1) the Administrative Agent reasonably determines that, by reason of circumstances affecting the Designated Eurodollar Market generally that are beyond the reasonable control of the Lenders, deposits in Dollars (in the applicable amounts) are not being offered to any Lender in the Designated Eurodollar Market for the applicable Eurodollar Period; or
     (2) the Requisite Lenders advise the Administrative Agent that the Eurodollar Rate as determined by the Administrative Agent (i) does not represent the effective pricing to such Lenders for deposits in Dollars in the Designated Eurodollar Market in the relevant amount for the applicable Eurodollar Period, or

(ii) will not adequately and fairly reflect the cost to such Lenders of making the applicable Eurodollar Rate Advances; then the Administrative Agent forthwith shall give nonce thereof to Borrower and the Lenders, whereupon until the Administrative Agent notifies Borrower that the circumstances giving rise to such suspension no longer exist, the obligation of the Lenders to make any future Eurodollar Rate Advances shall be suspended.
          (e) Upon payment or prepayment of any Eurodollar Rate Advance (other than as the result of a conversion required under Section 3.6(c)) on a day other than the last day in the applicable Eurodollar Period (whether voluntarily, involuntarily, by reason of acceleration, or otherwise), or upon the failure of Borrower (for a reason other than the breach by a Lender of its obligation pursuant to Section 2.1(a) to make an Advance) to borrow on the date or in the amount specified for a Eurodollar Rate Loan in any Request for Loan after such Request for Loan has become irrevocable, Borrower shall pay to the appropriate Lender within five (5) Banking Days after demand a prepayment fee or failure to borrow fee, as the case may be (determined as though 100% of the Eurodollar Rate Advance had been funded in the Designated Eurodollar Market) equal to the sum of:
     (1) $250; plus
     (2) the amount, if any, by which (i) the additional interest would have accrued on the amount prepaid or not borrowed at the Eurodollar Rate plus the Applicable Eurodollar Rate Margin if that amount had remained or been outstanding through the last day of the applicable Eurodollar Period exceeds (ii) the interest that the Lender could recover by placing such amount on deposit in the Designated Eurodollar Market for a period beginning on the date of the prepayment or failure to borrow and ending on the last day of the applicable Eurodollar Period (or, if no deposit rate quotation is available for such period, for the most comparable period for which a deposit rate quotation may be obtained); plus
     (3) all out-of-pocket expenses incurred by the Lender reasonably attributable to such payment, prepayment or failure to borrow.
          Each Lender’s determination of the amount of any prepayment fee payable under this Section shall be conclusive in the absence of manifest error.
          (f) Each Lender agrees to endeavor promptly to notify Borrower of any event of which it has actual knowledge, occurring after the Closing Date, which will entitle such Lender to compensation pursuant to clause (a) or clause (b) of this Section, and agrees to designate a different Eurodollar Lending Office if such designation will avoid the need for or reduce the amount of such compensation and will not, in the good faith judgment of such Lender, otherwise be materially disadvantageous to such Lender. Any request for compensation by a Lender under this Section shall set forth the basis upon which it has been determined that such an amount is due from Borrower, a calculation of the amount due, and a certification that the corresponding costs have been incurred by the Lender. Borrower may replace such Lender by notifying such Lender, within five (5) Banking Days after demand of such Lender, of Borrower’s intention to replace such Lender and Borrower shall then replace such Lender by causing such Lender to assign its Commitments to one or more other then-existing Lenders or to another Eligible Assignee reasonably satisfactory to the Administrative Agent and the other then-existing Lenders within forty-five (45) days after demand of such Lender.
     3.7 Late Payments. If any installment of principal or interest or any fee or cost or other amount payable under any Loan Document to the Administrative Agent or any Lender is not paid when due, it shall thereafter bear interest at the Default Rate to the fullest extent permitted by applicable Laws. Accrued and unpaid interest on past due amounts (including, without limitation, interest on past due interest) shall be compounded monthly, on the last day of each calendar month, to the fullest extent permitted by applicable Laws.
     3.8 Computation of Interest and Fees. Computation of interest and fees under this Agreement shall be calculated on the basis of a year of 360 days and the actual number of days elapsed. Interest shall accrue on each Loan for the day on which the Loan is made; interest shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid. Any Loan that is repaid on the same day on which it is made shall bear interest for one day. Notwithstanding anything in this Agreement to the contrary, interest in excess of the maximum amount permitted by applicable Laws shall not accrue or be payable hereunder or under the Notes, and any amount paid as interest hereunder or under the Notes which would otherwise be in excess of such maximum permitted amount shall instead be treated as a payment of principal.
     3.9 Non-Banking Days. If any payment to be made by Borrower or any other Party under any Loan Document shall come due on a day other than a Banking Day, payment shall instead be considered due on the next succeeding Banking Day and the extension of time shall be reflected in computing interest and fees.
     3.10 Manner and Treatment of Payments.
          (a) Each payment hereunder (except payments pursuant to Sections 3.5, 3.6, 11.3, 11.11 and 11.22) or on the Notes or under any other Loan Document shall be made to the Administrative Agent at the Administrative Agent’s Office for the account of each of the Lenders or the Administrative Agent, as the case may be, in immediately available funds not later than 11:00 a.m. California time, on the day of payment (which must be a Banking Day). All payments received after such time, on any Banking Day, shall be deemed received on the next succeeding Banking Day. The amount of all payments received by the Administrative Agent for the account of each Lender shall be immediately paid by the Administrative Agent to the applicable Lender in immediately available funds and, if such payment was received by the Administrative Agent by 11:00 a.m., California time, on a Banking Day and not so made available to the account of a Lender on that Banking Day, the Administrative Agent shall reimburse that Lender for the cost to such Lender of funding the amount of such payment at the Federal Funds Rate. All payments shall be made in lawful money of the United States of America.
          (b) Borrower hereby authorizes the Administrative Agent to debit the general operating bank account of Borrower to effect any payment due to the Lenders or the

Administrative Agent pursuant to this Agreement. Any resulting overdraft in such account shall be payable by Borrower to the Administrative Agent on the next following Banking Day.
          (c) Except to the extent provided in Sections 3.5 and 3.6(f), each payment or prepayment on account of any Loan shall be applied pro rata according to the outstanding Advances made by each Lender comprising such Loan.
          (d) Each Lender shall use its best efforts to keep a record (in writing or by an electronic data entry system) of Advances made by it and payments received by it with respect to each of its Notes and, subject to Section 10.6(g). Such record shall, as against Borrower, be presumptive evidence of the amounts owing. Notwithstanding the foregoing sentence, the failure by any Lender to keep such a record shall not affect Borrower’s obligation to pay the Obligations.
          (e) Each payment of any amount payable by Borrower or any other Party under this Agreement or any other Loan Document shall be made free and clear of, and without reduction by reason of, any taxes, assessments or other charges imposed by any Governmental Agency, central bank or comparable authority, excluding (i) taxes imposed on or measured in whole or in part by its overall net income by (a) any jurisdiction (or political subdivision thereof) in which it is organized or maintains its principal office or Eurodollar Lending Office or (b) any jurisdiction (or political subdivision thereof) in which it is “doing business” and (ii) any withholding taxes or other taxes based on gross income imposed by the United States of America for any period with respect to which it has failed to provide Borrower with the appropriate form or forms required by Section 11.21, to the extent such forms are then required by applicable Laws (all such non-excluded taxes, assessments or other charges being hereinafter referred to as “Taxes”). To the extent that Borrower is obligated by applicable Laws to make any deduction or withholding on account of Taxes from any amount payable to any Lender under this Agreement, Borrower shall (i) make such deduction or withholding and pay the same to the relevant Governmental Agency and (ii) pay such additional amount to that Lender as is necessary to result in that Lender’s receiving a net after-Tax amount equal to the amount to which that Lender would have been entitled under this Agreement absent such deduction or withholding. Borrower may replace such Lender by causing such Lender to assign its Commitments to one or more other then-existing Lenders or to another Eligible Assignee reasonably satisfactory to the Administrative Agent and the other then-existing Lenders. If and when receipt of such payment results in an excess payment or credit to that Lender on account of such Taxes, that Lender shall promptly refund such excess to Borrower.
     3.11 Funding Sources. Nothing in this Agreement shall be deemed to obligate any Lender to obtain the funds for any Loan or Advance in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan or Advance in any particular place or manner.
     3.12 Failure to Charge Not Subsequent Waiver. Any decision by the Administrative Agent or any Lender not to require payment of any interest (including interest arising under Section 3.7) fee, cost or other amount payable under any Loan Document, or to calculate any amount payable by a particular method, on any occasion shall in no way limit or be deemed a waiver of the Administrative Agent’s or such Lender’s right to require full payment of any interest (including interest arising under Section 3.7), fee, cost or other amount payable under any Loan Document, or to calculate an amount payable by another method that is not inconsistent with this Agreement, on any other or subsequent occasion.
     3.13 Administrative Agent’s Right to Assume Payments Will be Made. Unless the Administrative Agent shall have been notified by Borrower prior to the date on which any payment to be made by Borrower hereunder is due that Borrower does not intend to remit such payment, the Administrative Agent may, in its discretion, assume that Borrower has remitted such payment when so due and the Administrative Agent may, in its discretion and in reliance upon such assumption, make available to each Lender on such payment date an amount equal to such Lender’s share of such assumed payment. If Borrower has not in fact remitted such payment to the Administrative Agent, each Lender shall forthwith on demand repay to the Administrative Agent the amount of such assumed payment made available to such Lender, together with interest thereon in respect of each day from and including the date such amount was made available by the Administrative Agent to such Lender to the date such amount is repaid to the Administrative Agent at the Federal Funds Rate.
     3.14 Fee Determination Detail. The Administrative Agent, and any Lender, shall provide reasonable detail to Borrower regarding the manner in which the amount of any payment to the Administrative Agent and the Lenders, or that Lender, under Article 3 has been determined, concurrently with demand for such payment.
     3.15 Survivability. All of Borrower’s obligations under Sections 3.5 and 3.6 shall survive for the ninety (90) day period following the date on which the Commitment is terminated and all Loans hereunder are fully paid, and Borrower shall remain obligated thereunder for all claims under such Sections made by any Lender to Borrower prior to the expiration of such period to the extent provided in such Sections.
Article 4
REPRESENTATIONS AND WARRANTIES
     Borrower represents and warrants to the Lenders that:
     4.1 Existence and Qualification; Power; Compliance With Laws. Borrower is a corporation duly formed, validly existing and in good standing under the Laws of Delaware. Borrower is duly qualified or registered to transact business and is in good standing in California and each other jurisdiction in which the conduct of its business or the ownership or leasing of its Properties makes such qualification or registration necessary, except where the failure so to qualify or register and to be in good standing would not constitute a Material Adverse Effect. Borrower has all requisite power and authority to conduct its business, to own and lease its Properties and to execute and deliver each Loan Document to which it is a Party and to perform its Obligations. The chief executive offices of Borrower are located in California. All outstanding shares of capital stock of Borrower are duly authorized, validly issued, fully paid and non-assessable, and no holder thereof has any enforceable right of rescission under any applicable state or federal securities Laws. Borrower is in compliance with all Laws and other legal requirements applicable to its business, has obtained all authorizations, consents, approvals, orders, licenses and permits from, and has accomplished all filings, registrations and qualifications with, or obtained exemptions from any of the foregoing from, any Governmental Agency that are necessary for the transaction of its business, except where the failure so to comply, obtain authorizations, etc., file, register, qualify or obtain exemptions does not constitute a Material Adverse Effect.
     4.2 Authority; Compliance With Other Agreements and Instruments and Government Regulations. The execution, delivery and performance by Borrower and the Subsidiary Guarantors of the Loan Documents to which it is a Party have been duly authorized by all necessary corporate action, and do not and will not:
          (a) Require any consent or approval not heretofore obtained of any partner, director, stockholder, security holder or creditor of such Party;
          (b) Violate or conflict with any provision of such Party’s charter, articles of incorporation or bylaws, as applicable;
          (c) Result in or require the creation or imposition of any Lien (other than pursuant to the Loan Documents) or Right of Others (other than Permitted Rights of Others) upon or with respect to any Property now owned or leased or hereafter acquired by such Party;
          (d) Violate any Requirement of Law applicable to such Party in any respect that constitutes a Material Adverse Effect;
          (e) Result in a breach of or constitute a default under, or cause or permit the acceleration of any obligation owed under, any indenture or loan or credit agreement or any other Contractual Obligation to which such Party is a party or by which such Party or any of its Property is bound or affected in any respect that constitutes a Material Adverse Effect; and such Party is not in violation of, or default under, any Requirement of Law or Contractual Obligation, or any indenture, loan or credit agreement described in Section 4.2(e), in any respect that constitutes a Material Adverse Effect.
     4.3 No Governmental Approvals Required. Except as previously obtained or made, no authorization, consent, approval, order, license or permit from, or filing, registration or qualification with, any Governmental Agency is or will be required to authorize or permit under applicable Laws the execution, delivery and performance by Borrower or any Subsidiary Guarantor of the Loan Documents to which it is a Party (except where the failure to do so does not constitute a Material Adverse Effect).
     4.4 Subsidiaries.
          (a) Schedule 4.4 hereto correctly sets forth the names, form of legal entity, number of shares of capital stock issued and outstanding, number of shares owned by Borrower or a Subsidiary of Borrower (specifying such owner) and jurisdictions of organization of all Subsidiaries of Borrower as of the Closing Date and specifies which thereof, as of the Closing Date, are not conducting any business or operations. Except as described in Schedule 4.4. Borrower does not own any capital stock, equity interest or debt security which is convertible, or exchangeable, for capital stock or equity interest in any Person. Unless otherwise indicated in Schedule 4.4. all of the outstanding shares of capital stock, or all of the units of equity interest, as the case may be, of each Subsidiary are owned of record and beneficially by Borrower, there are no outstanding options, warrants or other rights to purchase capital stock of any such Subsidiary, and all such shares or equity interests so owned are duly authorized, validly issued, fully paid and non-assessable, and were issued in compliance with all applicable state and federal securities and other Laws, and are free and clear of all Liens, except for Permitted Encumbrances and other Liens permitted under Section 6.9.
          (b) Each Subsidiary listed in Schedule 4.4 is a legal entity of the type described in Schedule 4.4 duly formed, validly existing and in good standing under the Laws of its jurisdiction of organization, is duly qualified to do business as a foreign organization and is in good standing as such in each jurisdiction in which the conduct of its business or the ownership or leasing of its Properties makes such qualification necessary (except where the failure to be so duly qualified and in good standing does not constitute a Material Adverse Effect), and has all requisite power and authority to conduct its business and to own and lease its Properties.
          (c) Each Subsidiary is in compliance with all Laws and other requirements applicable to its business and has obtained all authorizations, consents, approvals, orders, licenses, and permits from, and each such Subsidiary has accomplished all filings, registrations, and qualifications with, or obtained exemptions from any of the foregoing from, any Governmental Agency that are necessary for the transaction of its business, except where the failure to be in such compliance, obtain such authorizations, consents, approvals, orders, licenses, and permits, accomplish such filings, registrations, and qualifications, or obtain such exemptions, does not constitute a Material Adverse Effect.
     4.5 Financial Statements. Borrower has furnished to the Lenders the audited financial statements of Borrower for the Fiscal Year ended April 3, 2009. The financial statements described in the preceding sentence fairly present in all material respects the financial condition, results of operations and changes in financial position in conformity with GAAP consistently applied.
     4.6 No Other Liabilities; No Material Adverse Changes. As of the Closing Date, Borrower and its Subsidiaries do not have any material liability or material contingent liability required under GAAP to be reflected or disclosed, and not reflected or disclosed, in the balance sheet described in Section 4.5(b), other than liabilities and contingent liabilities arising in the ordinary course of business since the date of such financial statements. Except as set forth on Schedule 4.6, no circumstance or event has occurred that constitutes a Material Adverse Effect since April 3, 2009.
     4.7 Intentionally Deleted.
     4.8 Intangible Assets. Borrower and its Subsidiaries own, or possess the right to use to the extent necessary in their respective businesses, all material trademarks, trade names, copyrights, patents, patent rights, computer software, licenses and other Intangible Assets that are used in the conduct of their businesses as now operated, and no such Intangible Asset, to the best knowledge of Borrower, conflicts with the valid trademark, trade name, copyright, patent, patent right or Intangible Asset of any other Person to the extent that such conflict constitutes a Material Adverse Effect. Except as set forth in Schedule 4.8, Borrower has not used any trade name, trade style or “dba” during the five year period ending on the Closing Date.
     4.9 Intentionally Deleted.
     4.10 Litigation. Except for (a) any matter fully covered as to subject matter and amount (subject to applicable deductibles and retentions) by insurance for which the insurance carrier has not asserted lack of subject matter coverage or reserved its right to do so, (b) any matter, or series of related matters, involving a claim against Borrower or any of its Subsidiaries of less than $5,000,000, (c) matters of an administrative nature not involving a claim or charge against Borrower or any of its Subsidiaries and (d) matters set forth in Schedule 4.10, there are no actions, suits, proceedings or investigations pending as to which Borrower or any of its Subsidiaries have been served or have received notice or, to the best knowledge of Borrower, threatened against or affecting Borrower or any of its Subsidiaries or any Property of any of them before any Governmental Agency which could reasonably be expected to have a Material Adverse Effect.
     4.11 Binding Obligations. Each of the Loan Documents to which Borrower and any Subsidiary Guarantor is a Party will, when executed and delivered by such Party, constitute the legal, valid and binding obligation of such Party, enforceable against such Party in accordance with its terms, except as enforcement may be limited by Debtor Relief Laws or equitable principles relating to the granting of specific performance and other equitable remedies as a matter of judicial discretion.
     4.12 No Default. No event has occurred and is continuing that is a Default or Event of Default.
     4.13 ERISA.
          (a) With respect to each Pension Plan:
          (i) such Pension Plan complies in all material respects with ERISA and any other applicable Laws to the extent that noncompliance constitutes a Material Adverse Effect;
          (ii) such Pension Plan has not incurred any “accumulated funding deficiency” (as defined in Section 302 of ERISA) that constitutes a Material Adverse Effect;
          (iii) no “reportable event” (as defined in Section 4043 of ERISA, but excluding such events as to which the PBGC has by regulation waived the requirement therein contained that it be notified within thirty days of the occurrence of such event) has occurred that constitutes a Material Adverse Effect; and

          (iv) neither Borrower nor any of its Subsidiaries has engaged in any non-exempt “prohibited transaction” (as defined in Section 4975 of the Code) that constitutes a Material Adverse Effect.
          (b) Neither Borrower nor any of its Subsidiaries has incurred or expects .to incur any withdrawal liability to any Multiemployer Plan that constitutes a Material Adverse Effect.
     4.14 Regulation U; Investment Company Act. No part of the proceeds of any Loan hereunder will be used to purchase or carry, or to extend credit to others for the purpose of purchasing or carrying, any Margin Stock in violation of Regulation U. Neither Borrower nor any of its Subsidiaries is or is required to be registered as an “investment company” under the Investment Company Act of 1940.
     4.15 Disclosure. No written agreement, documents, certificates, statements or other correspondence made or executed by a Senior Officer and delivered, provided or otherwise made available to the Administrative Agent or any Lender in connection with this Agreement, or in connection with any Loan, as of the date thereof contained any untrue statement of a material fact or omitted a material fact necessary to make the statement made not misleading in light of all the circumstances existing at the date the statement was made.
     4.16 Tax Liability. Borrower and its Subsidiaries have filed all tax returns which are required to be filed, and have paid, or made provision for the payment of, all taxes with respect to the periods, Property or transactions covered by said returns, or pursuant to any assessment received by Borrower or any of its Subsidiaries, except (a) such taxes, if any, as are being contested in good faith by appropriate proceedings and as to which adequate reserves have been established and maintained and (b) immaterial taxes so long as no material Property of Borrower or any of its Subsidiaries is at impending risk of being seized, levied upon or forfeited.
     4.17 Projections. As of the Closing Date, to the best knowledge of Borrower, the assumptions set forth in the Projections are reasonable and consistent with each other and with all facts known to Borrower, and the Projections are reasonably based on such assumptions. Nothing in this Section 4.17 shall be construed as a representation or covenant that the Projections in fact will be achieved.
     4.18 Hazardous Materials. Except as described in Schedule 4.18, (a) neither Borrower nor any of its Subsidiaries at any time has disposed of, discharged, released or threatened the release of any Hazardous Materials on, from or under the Real Property in violation of any Hazardous Materials Law that would individually or in the aggregate constitute a Material Adverse Effect, (b) to the best knowledge of Borrower, no condition exists that violates any Hazardous Material Law affecting any Real Property except for such violations that would not individually or in the aggregate constitute a Material Adverse Effect, (c) no Real Property or any portion thereof is or has been utilized by Borrower or any of its Subsidiaries as a site for the manufacture of any Hazardous Materials and (d) to the extent that any Hazardous Materials are used, generated or stored by Borrower or any of its Subsidiaries on any Real Property, or transported to or from such Real Property by Borrower or any of its Subsidiaries, such use, generation, storage and transportation are in compliance with all Hazardous Materials Laws except for such non-compliance that would not constitute a Material Adverse Effect or be materially adverse to the interests of the Lenders.
     4.19 Security Interests. Except as otherwise provided in the Security Agreement, (a) upon the execution and delivery of the Security Agreement, the Security Agreement will create a valid first priority security interest in the Collateral described therein securing the Obligations (subject only to Permitted Encumbrances, Permitted Rights of Others and other matters permitted by Section 6.9 and to such qualifications and exceptions as are contained in the Uniform Commercial Code with respect to the priority of security interests perfected by means other than the filing of a financing statement or with respect to the creation of security interests in Property to which Division 9 of the Uniform Commercial Code does not apply), and (b) all actions necessary to perfect the security interests so created, other than the filing of any required UCC-1 financing statement with the appropriate Governmental Agency, have been taken and completed.
     4.20 Solvency. After giving effect to this Agreement and the other Loan Documents (including after giving effect to the initial Advances under this Agreement), Borrower will be Solvent.
     4.21 OFAC. Borrower (i) is not a person whose property or interest in property is blocked or subject to blocking pursuant to Section 1 of Executive Order 13224 of September 23, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)), (ii) does not engage in any dealings or transactions prohibited by Section 2 of such executive order, or is otherwise associated with any such person in any manner violative of such Section 2, or (iii) is not a person on the list of Specially Designated Nationals and Blocked Persons or subject to the limitations or prohibitions under any other U.S. Department of Treasury’s Office of Foreign Assets Control regulation or executive order.
     4.22 Patriot Act. Borrower and each Subsidiary is in compliance, in all material respects, with the (i) the Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, and (ii) the Uniting And Strengthening America By Providing Appropriate Tools Required To Intercept And Obstruct Terrorism (USA Patriot Act of 2001). No part of the proceeds of the Loans will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United Stats Foreign Corrupt Practices Act of 1977, as amended.
Article 5
AFFIRMATIVE COVENANTS

(OTHER THAN INFORMATION AND REPORTING REQUIREMENTS)
     So long as any Advance remains unpaid, or any other Obligation remains unpaid, or any portion of the Commitment remains in force, Borrower shall, and shall cause its Subsidiaries to,

unless the Administrative Agent (with the written approval of the Requisite Lenders) otherwise consents:
     5.1 Payment of Taxes and Other Potential Liens. Pay and discharge promptly all taxes, assessments and governmental charges or levies imposed upon any of them, upon their respective Property or any part thereof and upon their respective income or profits or any part thereof, except that Borrower and its Subsidiaries shall not be required to pay or cause to be paid (a) any tax, assessment, charge or levy that is not yet past due, or is being contested in good faith by appropriate proceedings so long as the relevant entity has established and maintains adequate reserves for the payment of the same or (b) any immaterial tax so long as no material Property of Borrower or its Subsidiaries is at impending risk of being seized, levied upon or forfeited.
     5.2 Preservation of Existence. Preserve and maintain their respective existences in the jurisdiction of their formation and all material authorizations, rights, franchises, privileges, consents, approvals, orders, licenses, permits, or registrations from any Governmental Agency that are necessary for the transaction of their respective business and qualify and remain qualified to transact business in each jurisdiction in which such qualification is necessary in view of their respective business or the ownership or leasing of their respective Properties except in each such case (a) a merger permitted by Section 6.3 or as otherwise permitted by this Agreement and (b) where the failure to do so would not constitute a Material Adverse Effect. Notwithstanding the foregoing, Borrower may liquidate any Subsidiary that does not constitute a Significant Subsidiary if such liquidation would not have a Material Adverse Effect.
     5.3 Maintenance of Properties. Maintain, preserve and protect all of their respective Properties in good order and condition, subject to wear and tear in the ordinary course of business, and not permit any waste of their respective Properties, except that the failure to maintain, preserve and protect a particular item of Property that is at the end of its useful life or that is not of significant value, either intrinsically or to the operations of Borrower, shall not constitute a violation of this covenant.
     5.4 Maintenance of Insurance. Maintain liability, casualty, workers’ compensation and other insurance (subject to customary deductibles and retentions) with responsible insurance companies in such amounts and against such risks as is carried by responsible companies engaged in similar businesses and owning similar assets in the general areas in which Borrower and its Subsidiaries operate. Schedule 5.4 lists all insurance of any nature maintained for current occurrences by Borrower and each of its Subsidiaries, as well as a summary of the terms of such insurance. Borrower shall deliver to Administrative Agent endorsements to all of its and its Subsidiaries’ (a) “All Risk” and business interruption insurance policies naming Collateral Agent, for the benefit of Collateral Agent and Lenders, as a loss payee, and (b) general liability and other liability policies naming Collateral Agent, for the benefit of Collateral Agent and Lenders, as an additional insured. All policies of insurance on real and personal property will include an endorsement, in form and substance acceptable to Collateral Agent, showing loss payable to Collateral Agent, for the benefit of Collateral Agent and Lenders, (Form 438 BFU or equivalent) and extra expense and business interruption endorsements. Such endorsement, or an independent instrument furnished to Collateral Agent, will provide that the insurer will give at least 30 days’ prior written notice to Collateral Agent and Administrative Agent before any such policy or policies of insurance shall be altered or canceled.
     5.5 Compliance With Laws. Comply with all Requirements of Law noncompliance with which constitutes a Material Adverse Effect, except that Borrower and its Subsidiaries need not comply with a Requirement of Law then being contested by any of them in good faith by appropriate proceedings.
     5.6 Inspection Rights. Upon reasonable notice, at any time during regular business hours and as often as reasonably requested (but not so as to materially interfere with the business of Borrower or any of its Subsidiaries) permit the Administrative Agent, the Collateral Agent or any Lender, or any authorized employee, agent or representative thereof, at their own cost and expense prior to the occurrence of an Event of Default, to examine, audit and make copies and abstracts from the records and books of account of, and to visit and inspect the Properties of, Borrower and its Subsidiaries and to discuss the affairs, finances and accounts of Borrower and its Subsidiaries with any of their officers, key employees, internal accountants and, following the occurrence of an Event of Default, independent accountants. The Administrative Agent, the Collateral Agent or any Lender, or any authorized employee, agent or representative shall (i) comply with all sign-in procedures for visitors, (ii) observe all general and safety, security, and governmental regulations in effect at the site, and (iii) observe all rules regarding restricted areas and restricted information as required by the United States Department of Defense.
     5.7 Keeping of Records and Books of Account. Keep adequate records and books of account reflecting all financial transactions in conformity with GAAP, consistently applied, and in material conformity with all applicable requirements of any Governmental Agency having regulatory jurisdiction over Borrower and its Subsidiaries.
     5.8 Compliance With Agreements. Promptly and fully comply with all Contractual Obligations to which any one or more of them is a party, except for any such Contractual Obligations (a) the performance of which would cause a Default or Event of Default or (b) then being contested by any of them in good faith by appropriate proceedings or (c) if the failure to comply does not constitute a Material Adverse Effect.
     5.9 Use of Proceeds. Use the proceeds of all Revolving Loans for working capital, capital expenditures, and other lawful corporate purposes permitted hereunder, including, without limitation, refinancing of certain indebtedness and Permitted Acquisitions.
     5.10 Hazardous Materials Laws. Keep and maintain all Real Property and each portion thereof in compliance in all material respects with all applicable Hazardous Materials Laws, except to the extent that no Material Adverse Effect could reasonably be expected to result therefrom, and promptly notify the Administrative Agent in writing (attaching a copy of any pertinent written material) of (a) any and all material enforcement, cleanup, removal or other governmental or regulatory actions instituted, completed or threatened in writing by a Governmental Agency pursuant to any applicable Hazardous Materials Laws, (b) any and all material claims made or threatened in writing by any Person against Borrower relating to damage, contribution, cost recovery, compensation, loss or injury resulting from any Hazardous Materials and (c) discovery by any Senior Officer of any of Borrower of any material occurrence or condition on any real Property adjoining or in the vicinity of such Real Property that could reasonably be expected to cause such Real Property or any part thereof to be subject to any restrictions on the ownership, occupancy, transferability or use of such Real Property under any applicable Hazardous Materials Laws.
     5.11 Syndication Process. Cooperate in such respects as may be reasonably requested by the Arrangers in connection with the syndication of the credit facilities under this Agreement, including the provision of information (in form and substance acceptable to the Arrangers but subject to confidentiality provisions) for inclusion in written materials furnished to prospective syndicate members and the participation by Senior Officers in meetings with prospective syndicate members. Nothing in this Section 5.11 shall obligate Borrower to amend any Loan Document.
     5.12 Future Subsidiaries; Additional Security Documentation. (a) Cause each future Significant Domestic Subsidiary to execute and deliver to the Administrative Agent (i) an appropriate joinder to the Subsidiary Guaranty, the Subsidiary Security Agreement and the Subsidiary Pledge Agreement and, as may reasonably requested by the Administrative Agent, landlord/mortgagee waivers, and (ii) an opinion of counsel from counsel and in form and substance reasonably acceptable to the Administrative Agent, and (b) cause Borrower to pledge to the Administrative Agent pursuant to the Pledge Agreement 65% of the capital stock or other equity interests of any Significant Foreign Subsidiary formed or acquired after the Closing Date. In addition to the foregoing, except to the extent set forth in the Security Agreement, the Subsidiary Security Agreement and the Subsidiary Pledge Agreement, respectively, Borrower, its Significant Domestic Subsidiaries and each Subsidiary Guarantor shall cause such documents and instruments as may be reasonably requested by the Administrative Agent (or any Lender through the Administrative Agent) from time to time to be executed and delivered and do such further acts and things as reasonably may be required in order for the Administrative Agent, for the benefit of the Lenders, to obtain a fully perfected first priority Lien on all Collateral, subject to Permitted Encumbrances, Permitted Rights of Others and other matters permitted by Section 6.9. Notwithstanding the foregoing or any other provision of this Agreement, (x) ViaSat Satellite Ventures, LLC, ViaSat Credit and each of the ViaSat-1 Holding Companies shall each execute and deliver to the Administrative Agent on the Closing Date a Subsidiary Guaranty, a Subsidiary Security Agreement and a Subsidiary Pledge Agreement; and (y) neither WB Canada nor EchoBlue shall be required to execute or deliver to the Administrative Agent a Subsidiary Guaranty, a Subsidiary Security Agreement or a Subsidiary Pledge Agreement, unless and until each, respectively, becomes a Significant Subsidiary.
Article 6
NEGATIVE COVENANTS
     So long as any Advance remains unpaid, or any other Obligation remains unpaid, or any portion of the Commitments remains in force, Borrower shall not, and shall not permit any of its Subsidiaries to, unless the Administrative Agent (with the written approval of the Requisite Lenders or, if required by Section 11.2, of all of the Lenders) otherwise consents:

     6.1 Payment of Subordinated Obligations. Pay any (a) principal (including sinking fund payments) or any other amount (other than scheduled interest payments) with respect to any Subordinated Obligation, or purchase or redeem (or offer to purchase or redeem) any Subordinated Obligation, or deposit any monies, securities or other Property with any trustee or other Person to provide assurance that the principal or any portion thereof of any Subordinated Obligation will be paid when due or otherwise to provide for the defeasance of any Subordinated Obligation or (b) scheduled interest on any Subordinated Obligation unless the payment thereof is then permitted pursuant to the terms of the indenture or other agreement governing such Subordinated Obligation.
     6.2 Disposition of Property. Make any Disposition of its Property, whether now owned or hereafter acquired, except (a) a Disposition by Borrower to a Wholly-Owned Subsidiary which is a Guarantor, or by a Subsidiary to Borrower or a Subsidiary (provided that any Disposition by a Guarantor must be to another Guarantor or to Borrower), (b) Dispositions to ViaSat Satellite Ventures or to the ViaSat-1 Joint Venture not to exceed, when aggregated with Investments made pursuant to Section 6.16(n) and Capital Expenditures made pursuant to Section 6.17(ii), the Maximum ViaSat-1 Joint Venture Investments at any time during the term hereof, and (c) a Disposition for which the fair market value (as reasonably determined in good faith by Borrower’s senior management) does not exceed $20,000,000 (or when added to the aggregate fair market value (as reasonably determined in good faith by Borrower’s senior management) of all Dispositions made during the term of this Agreement do not exceed $50,000,000).
     6.3 Mergers. Merge or consolidate with or into any Person, except (a) mergers and consolidations of a Subsidiary of Borrower into Borrower or a Wholly-Owned Subsidiary which is a Guarantor, or of Subsidiaries with each other, (b) the WildBlue Acquisition and (c) a merger or consolidation of a Person into Borrower or with or into a Wholly-Owned Subsidiary of Borrower which constitutes a Permitted Acquisition; provided that (i) Borrower is the surviving entity of any merger to which it is a party, (ii) Guarantor is the surviving entity of any merger between a non-Guarantor and a Guarantor, (iii) no Default or Event of Default then exists or would result therefrom and (iv) Borrower and each of the Subsidiary Guarantors execute such amendments to the Loan Documents as the Administrative Agent or the Collateral Agent may reasonably determine are appropriate as a result of such merger in order to preserve the enforceability of the Loan Documents on the parties thereto and their successors, if any, and except to the extent set forth in the Security Agreement and/or the Subsidiary Security Agreement, maintain the perfection of the Administrative Agent’s Liens on the Collateral.
     6.4 Hostile Acquisitions. Use the proceeds of any Loan in connection with the acquisition of part or all of a voting interest of five percent (5%) or more in any corporation or other business entity if such acquisition is opposed by the board of directors of such corporation or business entity.
     6.5 Acquisitions. Make any Acquisition other than (a) a Permitted Acquisition and (b) the WildBlue Acquisition (provided that Borrower has consummated the WildBlue Acquisition by no later than the Outside Date); in each case, provided that no Default or Event of Default has occurred prior to or would result after giving effect to such Acquisition.

     6.6 Distributions. Make any Distribution, whether from capital, income or otherwise, and whether in Cash or other Property, except:
          (a) Distributions by any Subsidiary to Borrower or to any Wholly-Owned Subsidiary;
          (b) Distributions by any Subsidiary or Borrower for stock repurchases under any stock option plan, not to exceed $5,000,000 in the aggregate in any fiscal year; and
          (c) stock dividends payable on Common Stock.
     6.7 ERISA. At any time, (a) permit any Pension Plan to: (i) engage in any non-exempt “prohibited transaction” (as defined in Section 4975 of the Code); (ii) fail to comply with ERISA or any other applicable Laws; (iii) incur any material “accumulated funding deficiency” (as defined in Section 302 of ERISA); or (iv) terminate in any manner, which, with respect to each event listed above, could reasonably be expected to result in a Material Adverse Effect or (b) withdraw, completely or partially, from any Multiemployer Plan if to do so could reasonably be expected to result in a Material Adverse Effect.
     6.8 Change in Nature of Business. Engage in any businesses other than the Permitted Business.
     6.9 Liens. Create, incur, assume or suffer to exist any Lien of any nature upon or with respect to any of their respective Properties, or engage in any sale and leaseback transaction with respect to any of their respective Properties, whether now owned or hereafter acquired, except:
          (a) Liens existing on the Closing Date and disclosed in Schedule 6.9 and any renewals/extensions or amendments thereof, provided that the obligations secured or benefited thereby are not increased;
          (b) Liens in favor of the Administrative Agent pursuant to the Security Agreement.
          (c) Permitted Encumbrances;
          (d) Liens on personal property acquired by Borrower or any of its Subsidiaries that were in existence at the time of the acquisition of such Property and were not created in contemplation of such acquisition;
          (e) Liens on real property acquired by Borrower or any of its Subsidiaries for use in the business of Borrower or such Subsidiary;
          (f) Liens securing Indebtedness permitted by Section 6.10(d); provided, that (i) any such Lien shall attach only to the property or assets purchased, (ii) the Indebtedness secured by any such Lien shall not exceed 100% of the purchase price of the property or assets purchased and (iii) any such Lien shall be created concurrently with or within twelve (12) months following the acquisition of such property or assets;
          (g) Liens securing obligations of Borrower or any of its Subsidiaries under any Interest Rate Protection Agreement with one of the Lenders or any Affiliate of a Lender at the time that Interest Protection Agreement was entered into; and
          (h) Non-consensual Liens securing Indebtedness of not more than $10,000,000, provided that such Liens are discharged within thirty (30) days after their incurrence by Borrower.
     6.10 Indebtedness and Guaranty Obligations. Create, incur or assume any Indebtedness or Guaranty Obligation except:
          (a) Indebtedness and Guaranty Obligations existing on the Closing Date and disclosed in Schedule 6.10, and refinancings, renewals, extensions or amendments that do not increase the amount thereof;
          (b) Indebtedness and Guaranty Obligations under the Loan Documents;
          (c) Indebtedness and Guaranty Obligations owed to Borrower or any of its Subsidiaries in connection with intercompany Indebtedness by Borrower or such Subsidiaries;
          (d) Indebtedness consisting of Capital Lease Obligations, or otherwise incurred to finance the purchase or construction of property or assets (so long as (i) the Indebtedness incurred in any such purchase shall not exceed one hundred percent (100%) of the purchase price of the property or assets purchased and (ii) such Indebtedness shall be incurred concurrently with or within twelve (12) months following the purchase or construction of such property or assets) or to refinance any such Indebtedness, provided that the aggregate outstanding principal amount of such Indebtedness does not exceed $50,000,000 at any time.
          (e) Indebtedness incurred to finance the purchase or construction of real property used in the business of Borrower or any of its Subsidiaries;
          (f) Subordinated Obligations in such amount as may be approved in writing by the Requisite Lenders, except as expressly provided in this Agreement;
          (g) Indebtedness consisting of non-speculative Interest Rate Protection Agreements;
          (h) Guaranty Obligations in support of the obligations of a Wholly-Owned Subsidiary, provided that such obligations are not prohibited by this Agreement;
          (i) Indebtedness of a Person acquired in a Permitted Acquisition which is outstanding at the time of such acquisition;

          (j) Indebtedness or Guaranty Obligations incurred in connection with Investments permitted under clause (m) of Section 6.16; and
          (k) Permitted Additional Senior Indebtedness.
     6.11 Transactions with Affiliates. Enter into any transaction of any kind with any Affiliate of Borrower other than (a) salary, bonus, employee stock option and other compensation arrangements with directors or officers in the ordinary course of business, (b) transactions that are fully disclosed to the board of directors (or committee thereof) of Borrower and expressly authorized by a resolution of the board of directors (or committee) of Borrower which is approved by a majority of the directors (or committee) not having an interest in the transaction, (c) transactions between or among Borrower and its Subsidiaries, (d) transactions on overall terms at least as favorable to Borrower or its Subsidiaries as would be the case in an arm’s-length transaction between unrelated parties of equal bargaining power and (e) transactions specifically permitted by Sections 6.2(a) and (b), Section 6.6 and Sections 6.16(e), (f), (j), (k) and (n). Except as set forth in Schedule 6.11, without limiting the generality of the preceding sentence, in no event shall Borrower pay, or permit any of its Subsidiaries to pay, management fees or fees for services (other than reimbursements to Borrower by its Subsidiaries of actual costs and allocable overhead), in excess of $500,000 in the aggregate in any fiscal year, to any Affiliate of Borrower without the prior written approval of the Administrative Agent.
     6.12 Negative Pledges. Except as set forth in the documents implementing any Permitted Additional Senior Indebtedness and customary restrictions on assignment in leases, contracts and other agreements, agree with any Person other than Administrative Agent not to grant a security interest in or otherwise encumber, any of its property, or covenant to any other Person that Borrower or any Subsidiary Guarantor in the future will refrain from creating, incurring, assuming or allowing any Lien with respect to any of Borrower’s or such Subsidiary Guarantor’s property.
     6.13 Leverage Ratio. Permit the Leverage Ratio at any time, measured quarterly, to be greater than 3.50 to 1.00.
     6.14 Interest Coverage Ratio. Permit the Interest Coverage Ratio at the end of each Fiscal Quarter to be less than (i) with respect to the Fiscal Quarter ended closest to December 31, 2009, 3.00 to 1.00 and (ii) with respect to each Fiscal Quarter thereafter, 2.50 to 1.00.
     6.15 Senior Secured Leverage Ratio. Permit the Senior Secured Leverage Ratio at any time, measured quarterly, to be greater than (a) 2.50 to 1.00 from the date of incurrence of any Permitted Additional Senior Indebtedness through the day before the end of Borrower’s 2011 Fiscal Year; and (b) 2.00 to 1.00 thereafter.
     6.16 Investments. Make or suffer to exist any Investment, other than:
          (a) Investments in existence or committed on the Closing Date and disclosed on Schedule 6.16;

          (b) Investments consisting of Cash Equivalents;
          (c) Investments in a Person that is the subject of the Acquisition permitted by Section 6.5;
          (d) Investments consisting of advances to officers, directors and employees of a Borrower or of any Subsidiary for travel, entertainment, relocation, anticipated bonus and analogous ordinary business purposes;
          (e) Investments in a Domestic Subsidiary that is a Wholly-Owned Subsidiary;
          (f) Investments in a Foreign Subsidiary that is a Wholly-Owned Subsidiary; provided that the aggregate of all such Investments in all Foreign Subsidiaries in any Fiscal Year does not exceed $15,000,000;
          (g) Investments consisting of the extension of credit to customers or suppliers of Borrower and its Subsidiaries in the ordinary course of business and any Investments received in satisfaction or partial satisfaction thereof;
          (h) Investments received in connection with the settlement of a bona fide dispute with another Person;
          (i) Investments representing all or a portion of the sales price of Property sold or services provided to another Person;
          (j) Investments by Foreign Subsidiaries in any other Subsidiary of a Borrower (whether a Domestic Subsidiary or a Foreign Subsidiary);
          (k) Without duplication with (f), above, Investments in ViaSat Satellite Ventures and in a Foreign Subsidiary that is a Wholly-Owned Subsidiary for the purpose of Investments by ViaSat Satellite Ventures or such Foreign Subsidiary in Joint Ventures (other than the ViaSat-1 Joint Venture) and Investments in Joint Ventures (other than the ViaSat-1 Joint Venture); provided that the aggregate of all such Investments does not exceed one and one half (1.50) times Borrower’s consolidated trailing twelve month EBITDA as of Borrower’s most recent Fiscal Quarter;
          (l) Investments not described in any other clause of this Section 6.16 not in excess of $5,000,000 in any Fiscal Year; provided that such amount may be exceeded by the Borrower in any Fiscal Year (the “Excess Investment Amount”) by using the proceeds of Equity Offerings made within 90 days of the consummation of any respective Investment so long as (i) Borrower provides the Administrative Agent with at least five Business Days’ prior written notice of any such Investment using proceeds of an Equity Offering and (ii) the aggregate of all Excess Investment Amounts does not exceed $25,000,000 during the term of this Agreement;
          (m) Without duplication with (g), above, Investments consisting of the extension of credit to customers of Borrower and its Subsidiaries for the purpose of financing such customers’ purchases of Borrower’s and/or its Subsidiaries’ products, not to exceed $10,000,000 in the aggregate at any time during the term of this Agreement; and
          (n) Investments consisting of contributions of cash equivalents or other assets by Borrower or its Subsidiaries to ViaSat Satellite Ventures or the ViaSat-1 Joint Venture not to exceed, when aggregated with Dispositions made pursuant to 6.2(b) and Capital Expenditures made pursuant to Section 6.17(ii), the Maximum ViaSat-1 Joint Venture Investments at any time during the term hereof.
     6.17 Capital Expenditures. Make any Capital Expenditure in any Fiscal Year, if to do so would cause the aggregate Capital Expenditures made in such Fiscal Year to exceed $75,000,000 (exclusive of (i) Capital Expenditures made in connection with Permitted Acquisitions and (ii) Capital Expenditures regarding ViaSat-1 Joint Venture which, when aggregated with Dispositions made pursuant to Section 6.2(b) and Investments made pursuant to Section 6.16(n), do not exceed the Maximum ViaSat-1 Joint Venture Investments) at any time during the term hereof; provided that if at the end of the Fiscal Year Capital Expenditures made in such Fiscal Year are less than $75,000,000, then the amount by which $75,000,000 exceeds the Capital Expenditures made in such Fiscal Year may be carried forward and included in the aggregate amount of Capital Expenditures permitted to be made in succeeding Fiscal Years; provided further that in no event shall Capital Expenditures made in any Fiscal Year exceed $100,000,000.
     6.18 Amendments to Subordinated Obligations. Amend or modify any term or provision of any indenture, agreement or instrument evidencing or governing any Subordinated Obligation in any respect that will or may have a Material Adverse Effect.
     6.19 Changes in Officers, Name, Location of Chief Executive Offices, Etc. Without providing notification to the Administrative Agent or the Collateral Agent, make any change in the corporate name of Borrower, or without providing ten (10) calendar days prior written notice to the Administrative Agent or the Collateral Agent, make any change in the location of Borrower’s material assets, principal place of business or chief executive office.
Article 7
INFORMATION AND REPORTING REQUIREMENTS
     7.1 Financial and Business Information. So long as any Advance remains unpaid, or any other Obligation remains unpaid, or any portion of the Commitments remains in force, Borrower shall, unless the Administrative Agent (with the written approval of the Requisite Lenders) otherwise consents, at Borrower’s sole expense, deliver to the Administrative Agent for distribution by it to the Lenders, a sufficient number of copies for all of the Lenders of the following:
          (a) As soon as practicable, and in any event within 45 days after the end of each Fiscal Quarter (other than the fourth Fiscal Quarter in any Fiscal Year), the consolidated balance sheet of Borrower and its Subsidiaries as at the end of such Fiscal Quarter and the consolidated statements of operations and cash flows for such Fiscal Quarter, and the portion of the Fiscal Year ended with such Fiscal Quarter, together with a backlog report of Borrower and its Subsidiaries, and a report of any changes or other modifications to (and copies of) all fixed-price contracts related to the ViaSat-1 Joint Project, all in reasonable detail. Such financial statements shall be certified by the chief financial officer of Borrower or his or her designated representative as fairly presenting the financial condition, results of operations and cash flows of Borrower and its Subsidiaries in accordance with GAAP (other than footnote disclosures), consistently applied, as at such date and for such periods, subject only to normal year-end accruals and audit adjustments;
          (b) As soon as practicable, and in any event before the commencement of a Pricing Period, a Pricing Certificate for such Pricing Period setting forth a calculation of the Leverage Ratio as of the last day of the Fiscal Quarter immediately prior to such Pricing Period, and providing reasonable detail as to the calculation thereof, which calculations in the case of the fourth Fiscal Quarter in any Fiscal Year shall be based on the preliminary unaudited financial statements of Borrower and its Subsidiaries for such Fiscal Quarter, and as soon as practicable thereafter, in the event of any material variance in the actual calculation of the Leverage Ratio from such preliminary calculation, a revised Pricing Certificate setting forth the actual calculation thereof;
          (c) As soon as practicable, and in any event within 90 days after the end of each Fiscal Year, the consolidated balance sheet of Borrower and its Subsidiaries as at the end of such Fiscal Year and the consolidated statements of operations, stockholders’ equity and cash flows, in each case of Borrower and its Subsidiaries for such Fiscal Year, all in reasonable detail. Such financial statements shall be prepared in accordance with GAAP, consistently applied, and such consolidated financial statements shall be accompanied by a report of PricewaterhouseCoopers LLP or other independent public accountants of recognized standing selected by Borrower and reasonably satisfactory to the Requisite Lenders, which report shall be prepared in accordance with generally accepted auditing standards as at such date, and shall not be subject to any qualifications or exceptions as to the scope of the audit nor to any other qualification or exception determined by the Requisite Lenders in their good faith business judgment to be adverse to the interests of the Lenders;
          (d) As soon as practicable, and in any event within 120 days after the end of each Fiscal Year, a budget and projections by Fiscal Quarter for the then-current Fiscal Year (the “First Year”) and by Fiscal Year for each succeeding Fiscal Year through the Revolving Loan Maturity Date (the “Succeeding Years”), including for the First Year, projected consolidated balance sheets, statements of operations and statements of cash flow of Borrower and its Subsidiaries, forecast assumptions, and a budget for Capital Expenditures, and, for the Succeeding Years, projected consolidated condensed balance sheets and statements of operations and cash flows of Borrower and its Subsidiaries, forecast assumptions, and a budget for Capital Expenditures, all in reasonable detail;
          (e) Promptly after request by the Administrative Agent or any Lender, copies of any detailed audit reports by independent accountants in connection with the accounts or books of Borrower or any of its Subsidiaries, or any audit of any of them;
          (f) [Reserved.];

          (g) Promptly after request by the Administrative Agent or any Lender, copies of any other report or other document that was filed by Borrower with any Governmental Agency, but excluding such reports or documents as are filed with any Governmental Agency as part of Borrower’s ordinary course transactions with any Governmental Agency;
          (h) Promptly upon a Senior Officer becoming aware, and in any event within five (5) Banking Days after becoming aware, of the occurrence of any (i) “reportable event” (as such term is defined in Section 4043 of ERISA, but excluding such events as to which the PBGC has by regulation waived the requirement therein contained that it be notified within thirty days of the occurrence of such event) or (ii) non-exempt “prohibited transaction” (as such term is defined in Section 406 of ERISA or Section 4975 of the Code) involving any Pension Plan or any trust created thereunder, telephonic notice specifying the nature thereof, and, no more than two (2) Banking Days after such telephonic notice, written notice again specifying the nature thereof and specifying what action Borrower is taking or proposes to take with respect thereto, and, when known, any action taken by the Internal Revenue Service with respect thereto;
          (i) As soon as practicable, and in any event within five (5) Banking Days after a Senior Officer becomes aware of the existence of any condition or event which constitutes a Default or Event of Default, telephonic notice specifying the nature and period of existence thereof, and, no more than five (5) Banking Days after such telephonic notice, written notice again specifying the nature and period of existence thereof and specifying what action Borrower is taking or proposes to take with respect thereto;
          (j) Promptly upon a Senior Officer becoming aware that (i) any Person has commenced a legal proceeding with respect to a claim against Borrower that is $10,000,000 or more in excess of the amount thereof that is fully covered by insurance, (ii) any creditor under a credit agreement involving Indebtedness of $5,000,000 or more or any lessor under a lease involving aggregate rent of $5,000,000 or more has asserted a default thereunder on the part of Borrower or, (iii) any Person has commenced a legal proceeding with respect to a claim against Borrower under a contract that is not a credit agreement or material lease with respect to a claim of in excess of $10,000,000 or which otherwise may reasonably be expected to result in a Material Adverse Effect, a written notice describing the pertinent facts relating thereto and what action Borrower is taking or proposes to take with respect thereto; and
          (k) Such other data and information as from time to time may be reasonably requested by the Administrative Agent, the Collateral Agent, any Lender (through the Administrative Agent) or the Requisite Lenders, to the extent reasonably available to Borrower.
     7.2 Intentionally Omitted.
     7.3 Compliance Certificates. So long as any Advance remains unpaid or any portion of the Commitments remains outstanding, Borrower shall, at Borrower’s sole expense, deliver to the Administrative Agent for distribution by it to the Lenders concurrently with the financial statements required pursuant to Sections 7.1(a) and 7.1(c), a Compliance Certificate signed by a Senior Officer or his or her designated representative.

     7.4 IntraLinks/IntraAgency. Reports required to be delivered pursuant to Sections 7.1(a) and 7.1(c) may be delivered electronically and if so, shall be deemed to have been delivered on the date on which Borrower posts such reports, or provides a link thereto, when such report is posted electronically on IntraLinks/IntraAgency, the Securities and Exchange Commission’s EDGAR database, or other relevant website that each Lender and Administrative Agent have access to (whether a commercial, third-party website or whether sponsored by the Administrative Agent), if any, on Borrower’s behalf; provided, that: (a) Borrower shall deliver paper copies of such reports to Administrative Agent or any Lender who requests Borrower to deliver such paper copies until written request to cease delivering paper copies is given by Administrative Agent or such Lender; (b) Borrower shall notify (which may be by facsimile or electronic mail) Administrative Agent and each Lender of the posting of any such reports and immediately following such notification Borrower shall provide to Administrative Agent, by electronic mail, electronic versions (i.e., soft copies) of such reports ; and (c) in each instance Borrower shall provide paper copies of the Compliance Certificates required by Section 7.2 to Administrative Agent. Except for such Compliance Certificates, Administrative Agent shall have no obligation to request the delivery of or to maintain copies of the reports referred to above, and in any event shall have no responsibility to monitor compliance by Borrower with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such reports.
Article 8
CONDITIONS
     8.1 Initial Credit Issuance. The obligation of each Lender to make the initial Credit Issuance is subject to the following conditions precedent, each of which shall be satisfied prior to the making of the initial Advances (unless all of the Lenders, in their sole and absolute discretion, shall agree otherwise):
          (a) The Administrative Agent shall have received all of the following, each (other than the documents referred to in clauses (7) and (9) below) properly executed by a Responsible Official of each party thereto, each dated as of the Closing Date and each in form and substance satisfactory to the Administrative Agent and its legal counsel (unless otherwise specified or, in the case of the date of any of the following, unless the Administrative Agent otherwise agrees or directs):
     (1) at least one (1) executed counterpart of this Agreement, together with arrangements satisfactory to the Administrative Agent for additional executed counterparts, sufficient in number for distribution to the Lenders and Borrower;
     (2) Revolving Notes executed by Borrower in favor of each Lender, each in a principal amount equal to that Lender’s Pro Rata Share of the Commitment;
     (3) the Security Agreement executed by Borrower;
     (4) [Intentionally Omitted]

     (5) the Subsidiary Guaranty executed by the Subsidiary Guarantors;
     (6) the Subsidiary Security Agreement executed by the Subsidiary Guarantors;
     (7) the Subsidiary Pledge Agreement executed by the Subsidiary Guarantors;
     (8) such financing statements on Form UCC-1 with respect to the Security Agreement and the Subsidiary Security Agreement as the Collateral Agent may request;
     (9) with respect to Borrower and the Subsidiary Guarantors, such documentation as the Administrative Agent may reasonably require to establish the due organization, valid existence and good standing of Borrower and the Subsidiary Guarantors, their qualification to engage in business in each material jurisdiction in which they are engaged in business or required to be so qualified, their authority to execute, deliver and perform the Loan Documents to which they are a Party, the identity, authority and capacity of each Responsible Official thereof authorized to act on their behalf, including certified copies of articles or certificates of incorporation and amendments thereto, bylaws and amendments thereto, certificates of good standing and/or qualification to engage in business, tax clearance certificates, certificates of corporate resolutions, incumbency certificates, Certificates of Responsible Officials, and the like;
     (10) the Opinion of Counsel;
     (11) a Certificate of Borrower, signed by the chief financial officer of Borrower or his or her designated representative, certifying that, to the best of his knowledge, the representation contained in Section 4.17 is, to the best of his or her knowledge, true and correct;
     (12) a Certificate of Borrower, executed by the chief financial officer of Borrower or his or her designated representative, certifying that the conditions specified in Sections 8.1(e) and 8.1(f) have been satisfied; and
     (13) such other assurances, certificates, documents, consents or opinions as the Administrative Agent, the Collateral Agent or the Requisite Lenders reasonably may require.
          (b) The fees payable on the Closing Date pursuant to Section 3.2, shall have been paid.
          (c) The Collateral Agent shall be reasonably satisfied that it holds (or has the reasonable ability to hold) a first priority perfected Lien in the Collateral (except to the extent permitted herein and except to the extent set forth in the Security Agreement and/or Subsidiary

Security Agreement), for the ratable benefit of the Lenders, subject only to Permitted Encumbrances and Liens permitted in Section 6.9.
          (d) The reasonable costs and expenses of the Administrative Agent and the Collateral Agent in connection with the preparation of the Loan Documents payable pursuant to Section 11.3, and invoiced to Borrower prior to the Closing Date (if applicable), shall have been (or shall concurrently be) paid.
          (e) The representations and warranties of Borrower contained in Article 4 shall be true and correct in all material respects.
          (f) Borrower and any other Parties shall be in compliance in all material respects with all the terms and provisions of the Loan Documents, and giving effect to the initial Credit Issuance, no Default or Event of Default shall have occurred and be continuing.
          (g) All legal matters relating to the Loan Documents shall be reasonably satisfactory to DLA Piper LLP (US), counsel to the Administrative Agent.
     8.2 Any Advance. The obligation of each Lender to make any Advance, and the obligation of the Issuing Lender to issue any Letter of Credit, is subject to the following conditions precedent (unless the Requisite Lenders, in their reasonable discretion, shall agree otherwise):
          (a) except (i) for representations and warranties which expressly speak as of a particular date or are no longer true and correct as a result of a change which is permitted by this Agreement or (ii) as disclosed by Borrower and approved in writing by the Requisite Lenders, the representations and warranties contained in Article 4 (other than Sections 4.4, 4.6 (first sentence),and 4.17) shall be true and correct in all material respects on and as of the date of the Advance as though made on that date;
          (b) no circumstance or event shall have occurred since the Closing Date that constitutes a Material Adverse Effect;
          (c) other than matters described in Schedule 4.10 or not required as of the Closing Date to be therein described, there shall not be then pending or threatened any action, suit, proceeding or investigation against or affecting Borrower or any of its Subsidiaries or any Property of any of them before any Governmental Agency that constitutes a Material Adverse Effect; and
          (d) the Administrative Agent shall have timely received a Request for Loan (or telephonic or other request for Loan referred to in the second sentence of Section 2.1(c), if applicable), or a Request for Letter of Credit (as applicable), in compliance with Article 2.
          (e) Borrower and any other Parties shall be in compliance in all material respects with all the terms and provisions of the Loan Documents, and no Default or Event of Default shall have occurred and be continuing.

Article 9
EVENTS OF DEFAULT AND REMEDIES UPON EVENT OF DEFAULT
     9.1 Events of Default. The existence or occurrence of any one or more of the following events, whatever the reason therefor and under any circumstances whatsoever, shall constitute an Event of Default:
          (a) Borrower fails to pay any principal on any of the Notes, or any portion thereof, within (2) Banking Days after the date when due; or
          (b) Borrower fails to pay any interest on any of the Notes, or any fees under Sections 3.3, 3.4 or 3.5, or any portion thereof, within two (2) Banking Days after the date when due; or fails to pay any other fee or amount payable to the Lenders under any Loan Document, or any portion thereof, within two (2) Banking Days after demand therefor, or
          (c) Borrower fails to comply with any of the covenants contained in Article 6 (other than Sections 6.8, 6.11 or 6.16); or
          (d) Borrower fails to comply with Section 7.1(i) in any respect that has a Material Adverse Effect and the related Default or Event of Default continues for longer than any applicable cure or grace period permitted hereunder for such Default or Event of Default; or
          (e) Borrower or any other Party fails to perform or observe any other covenant or agreement (not specified in clause (a), (b), (c) or (d) above) contained in any Loan Document on its part to be performed or observed within twenty (20) Banking Days after the giving of notice by the Administrative Agent on behalf of the Requisite Lenders of such Default or, if such Default is not reasonably susceptible of cure within such period, within such longer period as is reasonably necessary to effect a cure so long as such Borrower or such Party continues to diligently pursue cure of such Default but not in any event in excess of forty (40) Banking Days; or
          (f) Any representation or warranty of Borrower or any other Party made in any Loan Document, or in any certificate or other writing delivered by Borrower or such Party pursuant to any Loan Document, proves to have been incorrect when made or reaffirmed in any material respect; or
          (g) Borrower or any Subsidiary (i) fails to pay the principal, or any principal installment, of any present or future Indebtedness in the aggregate amount of $5,000,000 or more, or any guaranty of present or future Indebtedness in the aggregate amount of $5,000,000 or more, on its part to be paid, when due (or within any stated grace period), whether at the stated maturity, upon acceleration, by reason of required prepayment or otherwise or (ii) fails to perform or observe any other term, covenant or agreement on its part to be performed or observed, or suffers any event of default to occur, in connection with any present or future Indebtedness in the aggregate amount of $5,000,000 or more, or of any guaranty of present or future Indebtedness in the aggregate amount of $5,000,000 or more, if as a result of such failure or sufferance any holder or holders thereof (or an agent or trustee on its or their behalf) has the right to declare such Indebtedness due before the date on which it otherwise would become due or the right to require Borrower or any Subsidiary to redeem or purchase, or offer to redeem or purchase, all or any portion of such Indebtedness; or
          (h) Any Loan Document, at any time after its execution and delivery and for any reason other than the agreement or action (or omission to act) of the Administrative Agent, the Collateral Agent or the Lenders or satisfaction in full of all the Obligations, ceases to be in full force and effect or is declared by a court of competent jurisdiction to be null and void, invalid or unenforceable in any respect which has a Material Adverse Effect; or any Collateral Document ceases (other than by action or inaction of the Collateral Agent or any Lender) to create a valid and effective Lien in any material portion of the Collateral; or any Party thereto denies in writing that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind same; or
          (i) A final judgment against Borrower or any Subsidiary is entered for the payment of money in excess of $10,000,000 in the aggregate (not covered by insurance or for which an insurer has reserved its rights) and, absent procurement of a stay of execution, such judgment remains unsatisfied for thirty (30) calendar days after the date of entry of judgment, or in any event later than five (5) days prior to the date of any proposed sale thereunder; or any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the Property of Borrower or any Subsidiary and is not released, vacated or fully bonded within thirty (30) calendar days after its issue or levy; or
          (j) Borrower or any Subsidiary institutes or consents to the institution of any proceeding under a Debtor Relief Law relating to it or to all or any material part of its Property, or is unable or admits in writing its inability to pay its debts as they mature, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its Property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of that Person and the appointment continues undischarged or unstayed for sixty (60) calendar days; or any proceeding under a Debtor Relief Law relating to any such Person or to all or any part of its Property is instituted without the consent of that Person and continues undismissed or unstayed for sixty (60) calendar days; or
          (k) The occurrence of an Event of Default (as such term is or may hereafter be specifically defined in any other Loan Document) under any other Loan Document; or
          (l) Any holder of a Subordinated Obligation of more than $10,000,000 asserts in writing that such Subordinated Obligation is not subordinated to the Obligations in accordance with its terms and Borrower does not promptly deny in writing such assertion and contest any attempt by such holder to take action based on such assertion; or
          (m) Any Pension Plan maintained by Borrower is finally determined by the PBGC to have a material “accumulated funding deficiency” as that term is defined in Section 302 of ERISA in excess of an amount equal to 5% of the consolidated total assets of Borrower as of the most-recently ended Fiscal Quarter, or

          (n) A Change in Control occurs.
     9.2 Remedies Upon Event of Default. Without limiting any other rights or remedies of the Administrative Agent, the Collateral Agent or the Lenders provided for elsewhere in this Agreement, or the other Loan Documents, or by applicable Law, or in equity, or otherwise:
          (a) Upon the occurrence, and during the continuance, of any Event of Default other than an Event of Default described in Section 9.1(j):
     (1) the Commitments to make Advances and all other obligations of the Administrative Agent or the Lenders and all rights of Borrower and any other Parties under the Loan Documents shall be suspended without notice to or demand upon Borrower, which are expressly waived by Borrower, except that all of the Lenders or the Requisite Lenders (as the case may be, in accordance with Section 11.2) may waive an Event of Default or, without waiving, determine, upon terms and conditions satisfactory to the Lenders or Requisite Lenders, as the case may be, to reinstate the Commitments and such other obligations and rights and make further Advances, which waiver or determination shall apply equally to, and shall be binding upon, all the Lenders;
     (2) the Issuing Lender may, with the approval of the Administrative Agent on behalf of the Requisite Lenders, demand immediate payment by Borrower of an amount equal to the aggregate amount of all outstanding Letters of Credit to be held by the Issuing Lender in an interest-bearing cash collateral account as collateral hereunder; and
     (3) the Requisite Lenders may request the Administrative Agent to, and the Administrative Agent thereupon shall, terminate the Commitments and/or declare all or any part of the unpaid principal of all Notes, all interest accrued and unpaid thereon and all other amounts payable under the Loan Documents to be forthwith due and payable, whereupon the same shall become and be forthwith due and payable, without protest, presentment, notice of dishonor, demand or further notice of any kind, all of which are expressly waived by Borrower.
          (b) Upon the occurrence of any Event of Default described in Section 9.1(j):
     (1) the Commitments to make Advances and all other obligations of the Administrative Agent, the Collateral Agent or the Lenders and all rights of Borrower and any other Parties under the Loan Documents shall terminate without notice to or demand upon Borrower, which are expressly waived by Borrower, except that all of the Lenders may waive the Event of Default or, without waiving, determine, upon terms and conditions satisfactory to all the Lenders, to reinstate the Commitments and such other obligations and rights and make further Advances, which determination shall apply equally to, and shall be binding upon, all the Lenders;

     (2) an amount equal to the aggregate amount of all outstanding Letters of Credit shall be immediately due and payable to the Issuing Lender without notice to or demand upon Borrower, which are expressly waived by Borrower, to be held by the Issuing Lender in an interest-bearing cash collateral account as collateral hereunder; and
     (3) the unpaid principal of all Notes, all interest accrued and unpaid thereon and all other amounts payable under the Loan Documents shall be forthwith due and payable, without protest, presentment, notice of dishonor, demand or further notice of any kind, all of which are expressly waived by Borrower.
          (c) Upon the occurrence of any Event of Default, the Lenders, the Administrative Agent and the Collateral Agent, or any of them, without notice to (except as expressly provided for in any Loan Document) or demand upon Borrower, which are expressly waived by Borrower (except as to notices expressly provided for in any Loan Document), may proceed (but only with the consent of the Requisite Lenders) to protect, exercise and enforce their rights and remedies under the Loan Documents against Borrower and any other Party and such other rights and remedies as are provided by Law or equity.
          (d) The order and manner in which the Lenders’ rights and remedies are to be exercised shall be determined by the Requisite Lenders in their sole discretion, and all payments received by the Administrative Agent, the Collateral Agent and the Lenders, or any of them, shall be applied first to the costs and expenses (including reasonable attorneys’ fees and disbursements and the reasonably allocated costs of attorneys employed by the Administrative Agent, the Collateral Agent or by any Lender) of the Administrative Agent, the Collateral Agent and the Lenders, and thereafter paid pro rata to the Lenders in the same proportions that the aggregate Obligations owed to each Lender under the Loan Documents bear to the aggregate Obligations owed under the Loan Documents to all the Lenders, without priority or preference among the Lenders. Regardless of how each Lender may treat payments for the purpose of its own accounting, for the purpose of computing Borrower’s Obligations hereunder and under the Notes, payments shall be applied first, to the costs and expenses of the Administrative Agent, the Collateral Agent and the Lenders, as set forth above, second, to the payment of accrued and unpaid interest due under any Loan Documents to and including the date of such application (ratably, and without duplication, according to the accrued and unpaid interest due under each of the Loan Documents), and third to the payment of all other amounts (including principal and fees) then owing to the Administrative Agent, the Collateral Agent or the Lenders under the Loan Documents and/or on account of Bank Products or Interest Rate Protection Agreements. No application of payments will cure any Event of Default (other than an Event of Default caused by a failure to pay), or prevent acceleration, or continued acceleration, of amounts payable under the Loan Documents, or prevent the exercise, or continued exercise, of rights or remedies of the Lenders hereunder or thereunder or at Law or in equity.

Article 10
THE ADMINISTRATIVE AGENT AND THE COLLATERAL AGENT
     10.1 Appointment and Authorization. Subject to Section 10.8, each Lender hereby irrevocably appoints and authorizes the Administrative Agent and the Collateral Agent to take such action as agent on its behalf and to exercise such powers under the Loan Documents as are delegated to the Administrative Agent or the Collateral Agent by the terms thereof or are reasonably incidental, as determined by the Administrative Agent or the Collateral Agent, thereto. This appointment and authorization is intended solely for the purpose of facilitating the servicing of the Loans and the administration of the Collateral and does not constitute appointment of the Administrative Agent or the Collateral Agent as trustee for any Lender or as representative of any Lender for any other purpose and, except as specifically set forth in the Loan Documents to the contrary, the Administrative Agent and the Collateral Agent shall take such action and exercise such powers only in an administrative and ministerial capacity.
     10.2 The Agents and Their Affiliates. Union Bank (and each successor Administrative Agent) and UNION BANK, N.A. (and each successor Collateral Agent) have the same rights and powers under the Loan Documents as any other Lender and may exercise the same as though they were not the Administrative Agent and the Collateral Agent, respectively, and the term “Lender” or “Lenders” includes Union Bank and UNION BANK, N.A. in their individual capacities. Union Bank (and each successor Administrative Agent) and UNION BANK, N.A. (and each successor Collateral Agent) have and their respective Affiliates may accept deposits from, lend money to and generally engage in any kind of banking, trust or other business with Borrower, any Subsidiary thereof, or any Affiliate of Borrower or any Subsidiary thereof, as if they were not the Administrative Agent and the Collateral Agent, respectively, and without any duty to account therefor to the Lenders. Union Bank (and each successor Administrative Agent) and UNION BANK, N.A. (and each successor Collateral Agent) need not account to any other Lender for any monies received by them for reimbursement of their costs and expenses as Administrative Agent or Collateral Agent hereunder, or (subject to Section 11.10) for any monies received by them in their capacity as Lenders hereunder. Neither the Administrative Agent nor the Collateral Agent shall be deemed to hold a fiduciary relationship with any Lender and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against the Administrative Agent or the Collateral Agent.
     10.3 Proportionate Interest in any Collateral. The Collateral Agent, on behalf of all the Lenders, shall hold in accordance with the Loan Documents all items of any collateral or interests therein received or held by the Collateral Agent. Subject to the Collateral Agent’s, the Administrative Agent’s and the Lenders’ rights to reimbursement for their costs and expenses hereunder (including reasonable attorneys’ fees and disbursements and other professional services and the reasonably allocated costs of attorneys employed by the Collateral Agent, the Administrative Agent or a Lender) and subject to the application of payments in accordance with Section 9.2(d), each Lender shall have an interest in the Lenders’ interest in such collateral or interests therein in the same proportions that the aggregate Obligations owed such Lender under the Loan Documents bear to the aggregate Obligations owed under the Loan Documents to all the Lenders, without priority or preference among the Lenders.

     10.4 Lenders’ Credit Decisions. Each Lender agrees that it has, independently and without reliance upon the Administrative Agent, the Collateral Agent, any other Lender or the directors, officers, agents, employees or attorneys of the Administrative Agent, the Collateral Agent or of any other Lender, and instead in reliance upon information supplied to it by or on behalf of Borrower and upon such other information as it has deemed appropriate, made its own independent credit analysis and decision to enter into this Agreement. Each Lender also agrees that it shall, independently and without reliance upon the Administrative Agent, the Collateral Agent any other Lender or the directors, officers, agents, employees or attorneys of the Administrative Agent, the Collateral Agent or of any other Lender, continue to make its own independent credit analyses and decisions in acting or not acting under the Loan Documents.
     10.5 Action by Administrative Agent and Collateral Agent.
          (a) Absent actual knowledge of the Administrative Agent or the Collateral Agent of the existence of a Default, the Administrative Agent and the Collateral Agent may assume that no Default has occurred and is continuing, unless the Administrative Agent or the Collateral Agent (or the Lender that is then the Administrative Agent or the Collateral Agent) has received notice from Borrower stating the nature of the Default or has received notice from a Lender stating the nature of the Default and that such Lender considers the Default to have occurred and to be continuing.
          (b) The Administrative Agent and the Collateral Agent have only those obligations under the Loan Documents as are expressly set forth therein.
          (c) Except for any obligation expressly set forth in the Loan Documents and as long as the Administrative Agent and the Collateral Agent may assume that no Event of Default has occurred and is continuing, the Administrative Agent and the Collateral Agent may, but shall not be required to, exercise its reasonable discretion to act or not act, except that the Administrative Agent and the Collateral Agent shall be required to act or not act upon the instructions of the Requisite Lenders (or of all the Lenders, to the extent required by Section 11.2) and those instructions shall be binding upon the Administrative Agent, the Collateral Agent and all the Lenders, provided that the Administrative Agent and the Collateral Agent shall not be required to act or not act if to do so would be contrary to any Loan Document or to applicable Law or would result, in the reasonable judgment of the Administrative Agent or the Collateral Agent, in substantial risk of liability to the Administrative Agent or the Collateral Agent.
          (d) If the Administrative Agent or the Collateral Agent has received a notice specified in clause (a), the Administrative Agent or the Collateral Agent shall immediately give notice thereof to the Lenders and shall act or not act upon the instructions of the Requisite Lenders (or of all the Lenders, to the extent required by Section 11.2), provided that the Administrative Agent or the Collateral Agent shall not be required to act or not act if to do so would be contrary to any Loan Document or to applicable Law or would result, in the reasonable judgment of the Administrative Agent or the Collateral Agent, in substantial risk of liability to the Administrative Agent or the Collateral Agent, and except that if the Requisite Lenders (or all the Lenders, if required under Section 11.2) fail, for five (5) Banking Days after the receipt of notice from the Administrative Agent, to instruct the Administrative Agent or the Collateral Agent, then the Administrative Agent or the Collateral Agent, in its sole discretion, may act or not act as it deems advisable for the protection of the interests of the Lenders.
          (e) The Administrative Agent and the Collateral Agent shall have no liability to any Lender for acting, or not acting, as instructed by the Requisite Lenders (or all the Lenders, if required under Section 11.2), notwithstanding any other provision hereof.
     10.6 Liability of Agents. Neither the Administrative Agent, the Collateral Agent, nor any directors, officers, agents, employees or attorneys of the Administrative Agent or the Collateral Agent shall be liable for any action taken or not taken by them under or in connection with the Loan Documents, except for their own gross negligence or willful misconduct. Without limitation on the foregoing, the Administrative Agent, the Collateral Agent and their respective directors, officers, agents, employees and attorneys:
          (a) May treat the payee of any Note as the holder thereof until the Administrative Agent or the Collateral Agent receives notice of the assignment or transfer thereof, in form satisfactory to the Administrative Agent or the Collateral Agent, signed by the payee, and may treat each Lender as the owner of that Lender’s interest in the Obligations for all purposes of this Agreement until the Administrative Agent or the Collateral Agent receives notice of the assignment or transfer thereof, in form satisfactory to the Administrative Agent or the Collateral Agent, signed by that Lender;
          (b) May consult with legal counsel (including in-house legal counsel), accountants (including in-house accountants) and other professionals or experts selected by it, or with legal counsel, accountants or other professionals or experts for Borrower and/or their Subsidiaries or the Lenders, and shall not be liable for any action taken or not taken by it in good faith in accordance with any reasonable advice of such legal counsel, accountants or other professionals or experts selected by it with reasonable care;
          (c) Shall not be responsible to any Lender for any statement, warranty or representation made in any of the Loan Documents or in any notice, certificate, report, request or other statement (written or oral) given or made in connection with any of the Loan Documents except for those expressly made by it;
          (d) Except to the extent expressly set forth in the Loan Documents, shall have no duty to ask or inquire as to the performance or observance by Borrower or its Subsidiaries of any of the terms, conditions or covenants of any of the Loan Documents or to inspect any collateral or any Property, books or records of Borrower or its Subsidiaries;
          (e) Will not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, effectiveness, sufficiency or value of any Loan Document, any other instrument or writing furnished pursuant thereto or in connection therewith, or any Collateral;

          (f) Will not incur any liability by acting or not acting in reliance upon any Loan Document, notice, consent, certificate, statement, request or other instrument or writing reasonably believed by it to be genuine and signed or sent by the proper party or parties; and
          (g) Will not incur any liability for any arithmetical error in computing any amount paid or payable by Borrower or any Subsidiary or Affiliate thereof or paid or payable to or received or receivable from any Lender under any Loan Document, including, without limitation, principal, interest, commitment fees, Advances and other amounts: provided that such error was not the result of gross negligence or willful misconduct and provided further that, promptly upon discovery of such an error in computation, the Administrative Agent, the Collateral Agent, the Lenders and (to the extent applicable) Borrower and/or its Subsidiaries or Affiliates shall make such adjustments as are necessary to correct such error and to restore the parties to the position that they would have occupied had the error not occurred.
     10.7 Indemnification. Each Lender shall, ratably in accordance with its Pro Rata Share of the Commitments (if the Commitments are then in effect) or in accordance with its proportion of the aggregate Indebtedness then evidenced by the Notes (if the Commitments have then been terminated), indemnify and hold the Administrative Agent, the Collateral Agent, the Issuing Lender and their respective directors, officers, agents, employees and attorneys harmless against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (including reasonable attorneys’ fees and disbursements and allocated costs of attorneys employed by the Administrative Agent, the Collateral Agent or the Issuing Lender) that may be imposed on, incurred by or asserted against it or them in any way relating to or arising out of the Loan Documents (other than losses incurred by reason of the failure of Borrower to pay the Indebtedness represented by the Notes) or any action taken or not taken by it as Administrative Agent, Collateral Agent or Issuing Lender thereunder, except such as result from its own gross negligence or willful misconduct. Without limitation on the foregoing, each Lender shall reimburse the Administrative Agent, the Collateral Agent or the Issuing Lender upon demand for that Lender’s Pro Rata Share of any reasonable out-of-pocket cost or expense incurred by the Administrative Agent, the Collateral Agent or the Issuing Lender in connection with the negotiation, preparation, execution, delivery, amendment, waiver, restructuring, reorganization (including a bankruptcy reorganization), enforcement or attempted enforcement of the Loan Documents, to the extent that Borrower or any other Party is required by Section 11.3 to pay that cost or expense but fails to do so upon demand. Nothing in this Section 10.7 shall entitle the Administrative Agent, the Collateral Agent, the Issuing Lender or any indemnitee referred to above to recover any amount from the Lenders if and to the extent that such amount has theretofore been recovered from Borrower or any of its Subsidiaries. To the extent that the Administrative Agent, the Collateral Agent, the Issuing Lender or any indemnitee referred to above is later reimbursed such amount by Borrower or any of its Subsidiaries, it shall return the amounts paid to it by the Lenders in respect of such amount.
     10.8 Successor Agents. The Administrative Agent and the Collateral Agent may, and at the request of the Requisite Lenders shall, resign as Administrative Agent or Collateral Agent upon reasonable notice to the Lenders and Borrower effective upon acceptance of appointment by a successor Administrative Agent or Collateral Agent. If the Administrative Agent or

Collateral Agent shall resign as Administrative Agent or Collateral Agent under this Agreement, the Requisite Lenders shall appoint from among the Lenders a successor Administrative Agent or Collateral Agent for the Lenders, which successor Administrative Agent or Collateral Agent shall be approved by Borrower (and such approval shall not be unreasonably withheld or delayed). If no successor Administrative Agent or Collateral Agent is appointed prior to the effective date of the resignation of the Administrative Agent or Collateral Agent, the Administrative Agent or Collateral Agent may appoint, after consulting with the Lenders and Borrower, a successor Administrative Agent or Collateral Agent from among the Lenders. Upon the acceptance of its appointment as successor Administrative Agent or Collateral Agent hereunder, such successor Administrative Agent or Collateral Agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent or Collateral Agent and the term “Administrative Agent” or “Collateral Agent” shall mean such successor Administrative Agent or Collateral Agent and the retiring Administrative Agent’s or Collateral Agent’s appointment, powers and duties as Administrative Agent or Collateral Agent shall be terminated. After any retiring Administrative Agent’s or Collateral Agent’s resignation hereunder as Administrative Agent or Collateral Agent, the provisions of this Article 10, and Sections 11.3, 11.11 and 11.22, shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent or Collateral Agent under this Agreement. Notwithstanding the foregoing, if (a) the Administrative Agent or Collateral Agent has not been paid its agency fees under Section 3.4 or has not been reimbursed for any expense reimbursable to it under Section 11.3, in either case for a period of at least one (1) year and (b) no successor Administrative Agent or Collateral Agent has accepted appointment as Administrative Agent or Collateral Agent by the date which is thirty (30) days following a retiring Administrative Agent’s or Collateral Agent’s notice of resignation, the retiring Administrative Agent’s or Collateral Agent’s resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Administrative Agent or Collateral Agent hereunder until such time, if any, as the Requisite Lenders appoint a successor Administrative Agent or Collateral Agent as provided for above.
     10.9 No Obligations of Borrower. Nothing contained in this Article 10 shall be deemed to impose upon Borrower any obligation in respect of the due and punctual performance by the Administrative Agent or the Collateral Agent of its obligations to the Lenders under any provision of this Agreement, and Borrower shall have no liability to the Administrative Agent, the Collateral Agent or any of the Lenders in respect of any failure by the Administrative Agent, the Collateral Agent or any Lender to perform any of its obligations to the Administrative Agent, the Collateral Agent or the Lenders under this Agreement. Without limiting the generality of the foregoing, where any provision of this Agreement relating to the payment of any amounts due and owing under the Loan Documents provides that such payments shall be made by Borrower to the Administrative Agent for the account of the Lenders, Borrower’s obligations to the Lenders .in respect of such payments shall be deemed to be satisfied upon the making of such payments to the Administrative Agent in the manner provided by this Agreement. In addition, Borrower may rely on a written statement by the Administrative Agent to the effect that it has obtained the written consent of the Requisite Lenders or all of the Lenders, as applicable under Section 11.2, in connection with a waiver, amendment, consent, approval or other action by the Lenders hereunder, and shall have no obligation to verify or confirm the same.

Article 11
MISCELLANEOUS
     11.1 Cumulative Remedies; No Waiver. The rights, powers, privileges and remedies of the Administrative Agent, the Collateral Agent and the Lenders provided herein or in any Note or other Loan Document are cumulative and not exclusive of any right, power, privilege or remedy provided by Law or equity. No failure or delay on the part of the Administrative Agent, Collateral Agent or any Lender in exercising any right, power, privilege or remedy may be, or may be deemed to be, a waiver thereof; nor may any single or partial exercise of any right, power, privilege or remedy preclude any other or further exercise of the same or any other right, power, privilege or remedy. The terms and conditions of Article 8 hereof are inserted for the sole benefit of the Administrative Agent, the Collateral Agent and the Lenders; the same may be waived in whole or in part, with or without terms or conditions, in respect of any Loan without prejudicing the Administrative Agent’s or the Collateral Agent’s or the Lenders’ rights to assert them in whole or in part in respect of any other Loan.
     11.2 Amendments; Consents. No amendment, modification, supplement, extension, termination or waiver of any provision of this Agreement or any other Loan Document, no approval or consent thereunder, and no consent to any departure by Borrower or any other Party therefrom, may in any event be effective unless in writing signed by the Administrative Agent with the written approval of the Requisite Lenders (and, in the case of any amendment, modification or supplement of or to any Loan Document to which Borrower is a Party, signed by Borrower, and, in the case of any amendment, modification or supplement to Article 10, signed by the Administrative Agent), and then only in the specific instance and for the specific purpose given; provided that no such amendment, modification, supplement, termination, waiver or consent may be effective:
          (a) to amend or modify the principal of, or the amount of principal, principal prepayments or the rate of interest payable on, any Note (provided that no amendment resulting in the payment of a higher rate of interest to any Lender or group of Lenders than the rate of interest payable to the other Lenders hereunder shall be permitted without the written consent of all Lenders), or the amount of the Commitments or (subject to the last 3 paragraphs of this Section 11.2) the Pro Rata Share of any Lender or the amount of any commitment fee payable to any Lender, or any other fee or amount payable to any Lender under the Loan Documents or to waive an Event of Default consisting of the failure of Borrower to pay when due principal, interest or any fee, without the written consent of each Lender directly affected thereby;
          (b) to postpone any date fixed for any payment of principal of, prepayment of principal of or any installment of interest on, any Note or any installment of any fee, or to amend the definition of “Revolving Loan Maturity Date,” or to extend the term of the Commitments, without the written consent of each Lender directly affected thereby;
          (c) except as set forth in the last paragraph of this Section 11.2, to amend the definition of “Requisite Lenders” without the written consent of each Lender;
          (d) to release any Subsidiary Guarantor from its Subsidiary Guaranty if the assets and net income of such Subsidiary as of the most recently-ended Fiscal Year, together with the assets and net income of each other Subsidiary Guarantor released on or after the Fourth Amendment Effective Date (in each case as of the Fiscal Year most-recently ended prior to such release), would exceed 40% of (i) the Borrower’s Net Income or (ii) the Borrower’s total net assets, in each case on a consolidated basis as at the end of such Fiscal Year, without the written consent of each Lender; or to release all or substantially all of the Collateral from the Lien of the Loan Documents without the written consent of each Lender;
          (e) to amend or waive Section 8.1 or this Section 11.2 without the written consent of each Lender; or
          (f) to amend any provision of this Agreement that expressly requires the consent or approval of all or a specified portion of the Lenders without the written consent of all Lenders or such specified portion of the Lenders, as applicable.
          Notwithstanding anything to the contrary in this Section 11.2, in the event that the Borrower awards any agent or other titles under this Agreement (other than changes in the Administrative Agent or the Collateral Agent, which shall remain subject to Section 10.8) to Lenders, whether existing Lenders or New Lenders, the Administrative Agent and the Borrower may enter into amendments to this Agreement to the extent necessary to reflect such title(s).
          Any amendment, modification, supplement, termination, waiver or consent pursuant to this Section 11.2 shall apply equally to, and shall be binding upon, all the Lenders, the Administrative Agent and the Collateral Agent.
          Notwithstanding anything to the contrary in this Section 11.2, (i) Section 2.4 shall not be amended without the consent of the Issuing Lender and (ii) Article 10 shall not be amended without the consent of the Administrative Agent and the Collateral Agent.
     Notwithstanding anything to the contrary in this Section 11.2, this Agreement and any other Loan Document may be amended, amended and restated, supplemented or otherwise modified with the written consent of the Borrower and the Requisite Lenders to increase the aggregate Commitments of the consenting Lenders and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and other Loan Documents with the other then outstanding Obligations and to share ratably in the benefits of the Collateral and guarantees and in prepayments and to include appropriately the lenders holding such additional credit facilities in any determination of the Requisite Lenders.
     Notwithstanding anything to the contrary in this Section 11.2, each of the Administrative Agent and the Collateral Agent is authorized by the Lenders to enter into amendments or supplements to this Agreement, or any other Loan Document to which it is a party, with the Borrower or the applicable Subsidiary Guarantor for the purpose of curing any typographical error, incorrect cross-reference, defect in form, inconsistency, omission or ambiguity herein or therein (without any consent or approval by the Lenders).
     Notwithstanding anything to the contrary in this Section 11.2, (i) the Administrative Agent, the Collateral Agent and the Borrower or applicable Subsidiary Guarantor may enter into amendments, supplements or modifications to the Loan Documents or additional Loan

Documents to reflect additional Collateral provided under the Loan Documents or effect releases of Collateral or guarantees permitted by the Loan Documents, or to take such further actions in respect of the Security Documents as contemplated hereunder and thereunder and (ii) the Administrative Agent and the Borrower may make amendments and supplements to the Loan Documents to add the New Lenders to the Credit Agreement, including the definitions of “Requisite Lenders” and “Pro Rata Share.”
     11.3 Costs, Expenses and Taxes. Borrower shall pay within five (5) Banking Days after demand, accompanied by an invoice therefor, the reasonable costs and expenses of the Administrative Agent incurred in connection with the negotiation, preparation, syndication, execution and delivery of the Loan Documents and of the Issuing Lender in connection with the issuance of Letters of Credit. Borrower shall also pay on demand, accompanied by an invoice therefor, the reasonable costs and expenses of the Administrative Agent, the Collateral Agent, the Issuing Lender and the Lenders in connection with each amendment of or waiver relating to the Loan Documents and in connection with the refinancing, restructuring, reorganization (including a bankruptcy reorganization) and enforcement or attempted enforcement of the Loan Documents, and any matter related thereto. The foregoing costs and expenses shall include filing fees, recording fees, title insurance fees, appraisal fees, search fees, and other out-of-pocket expenses, and the reasonable fees and out-of-pocket expenses of any legal counsel (including reasonably allocated costs of legal counsel employed by the Administrative Agent, the Collateral Agent, the Issuing Lender or any Lender), independent public accountants and other outside experts retained by the Administrative Agent, the Collateral Agent, the Issuing Lender or any Lender, whether or not such costs and expenses are incurred or suffered by the Administrative Agent, the Collateral Agent, the Issuing Lender or any Lender in connection with or during the course of any bankruptcy or insolvency proceedings of Borrower or any of its Subsidiaries. Borrower shall pay any and all documentary and other taxes, excluding (i) taxes imposed on or measured in whole or in part by a Lender’s overall net income imposed on it by (a) any jurisdiction (or political subdivision thereof) in which it is organized or maintains its principal office or Eurodollar Lending Office or (b) any jurisdiction (or political subdivision thereof) in which it is “doing business” or (ii) any withholding taxes or other taxes based on gross income imposed by the United States of America for any period with respect to which it has failed to provide Borrower with the appropriate form or forms required by Section 11.21, to the extent such forms are then required by applicable Laws, and all costs, expenses, fees and charges payable or determined to be payable in connection with the filing or recording of this Agreement, any other Loan Document or any other instrument or writing to be delivered hereunder or thereunder, or in connection with any transaction pursuant hereto or thereto, and shall reimburse, hold harmless and indemnify on the terms set forth in Section 11.11 the Administrative Agent, the Collateral Agent, the Issuing Lender and the Lenders from and against any and all loss, liability or legal or other expense with respect to or resulting from any delay in paying or failure to pay any such tax, cost, expense, fee or charge or that any of them may suffer or incur by reason of the failure of Borrower or any Subsidiary Guarantor to perform any of its Obligations. Any amount payable to the Administrative Agent, the Collateral Agent, the Issuing Lender or any Lender under this Section 11.3 shall bear interest from the fifth Banking Day following the date of demand for payment at the Default Rate. This Section 11.3 shall survive termination of this Agreement.

     11.4 Nature of Lenders’ Obligations. The obligations of the Lenders hereunder are several and not joint or joint and several. Nothing contained in this Agreement or any other Loan Document and no action taken by the Administrative Agent, the Collateral Agent, or the Lenders or any of them pursuant hereto or thereto may, or may be deemed to, make the Lenders a partnership, an association, a joint venture or other entity, either among themselves or with the Borrower or any Affiliate of Borrower. A default by any Lender will not increase the Pro Rata Share of the Commitments attributable to any other Lender. Any Lender not in default may, if it desires, assume in such proportion as the nondefaulting Lenders agree the obligations of any Lender in default, but is not obligated to do so. The Administrative Agent agrees that it will use its best efforts either to induce promptly the other Lenders to assume the obligations of a Lender in default or to obtain promptly another Lender, reasonably satisfactory to Borrower, to replace such a Lender in default.
     11.5 Survival of Representations and Warranties. All representations and warranties contained herein or in any other Loan Document, or in any certificate or other writing delivered by or on behalf of any one or more of the Parties to any Loan Document, will survive the making of the Loans hereunder and the execution and delivery of the Notes, and have been or will be relied upon by the Administrative Agent, the Collateral Agent, and each Lender, notwithstanding any investigation made by the Administrative Agent, the Collateral Agent, or any Lender or on their behalf.
     11.6 Notices. Except as otherwise expressly provided in the Loan Documents, all notices, requests, demands, directions and other communications provided for hereunder or under any other Loan Document must be in writing and must be mailed, telegraphed, telecopied, dispatched by commercial courier or delivered to the appropriate party at the address set forth on the signature pages of this Agreement or other applicable Loan Document or, as to any party to any Loan Document, at any other address as may be designated by it in a written notice sent to all other parties to such Loan Document in accordance with this Section. Except as otherwise expressly provided in any Loan Document, if any notice, request, demand, direction or other communication required or permitted by any Loan Document is given by mail it will be effective on the earlier of receipt or the fourth Banking Day after deposit in the United States mail with first class or airmail postage prepaid; if given by telegraph or cable, when delivered to the telegraph company with charges prepaid; if given by telecopier, when sent; if dispatched by commercial courier, on the scheduled delivery date; or if given by personal delivery, when delivered.
     11.7 Execution of Loan Documents. Unless the Administrative Agent otherwise specifies with respect to any Loan Document, (a) this Agreement and any other Loan Document may be executed in any number of counterparts and any party hereto or thereto may execute any counterpart, each of which when executed and delivered will be deemed to be an original and all of which counterparts of this Agreement or any other Loan Document, as the case may be, when taken together will be deemed to be but one and the same instrument and (b) execution of any such counterpart may be evidenced by a telecopier transmission of the signature of such party. The execution of this Agreement or any other Loan Document by any party hereto or thereto will not become effective until counterparts hereof or thereof, as the case may be, have been executed by all the parties hereto or thereto.

     11.8 Binding Effect; Assignment.
          (a) This Agreement and the other Loan Documents to which Borrower is a Party will be binding upon and inure to the benefit of Borrower, the Administrative Agent, the Collateral Agent, each of the Lenders, and their respective successors and assigns, except that Borrower may not assign its rights hereunder or thereunder or any interest herein or therein without the prior written consent of all the Lenders. Each Lender represents that it is not acquiring its Note with a view to the distribution thereof within the meaning of the Securities Act of 1933, as amended (subject to any requirement that disposition of such Note must be within the control of such Lender). Any Lender may at any time pledge its Note or any other instrument evidencing its rights as a Lender under this Agreement to a Federal Reserve Bank, but no such pledge shall release that Lender from its obligations hereunder or grant to such Federal Reserve Bank the rights of a Lender hereunder absent foreclosure of such pledge.
          (b) From time to time following the Closing Date, each Lender may assign to one or more Eligible Assignees all or any portion of its Pro Rata Share of the Commitments; provided that (i) such Eligible Assignee, if not then a Lender or an Affiliate of the assigning Lender, shall be approved by the Administrative Agent and the Issuing Lender and (if no Event of Default then exists) Borrower (neither of which approvals shall be unreasonably withheld or delayed), (ii) such assignment shall be evidenced by a Commitment Assignment and Acceptance, a copy of which shall be furnished to the Administrative Agent as hereinbelow provided, (iii) except in the case of an assignment to an Affiliate of the assigning Lender, to another Lender or of the entire remaining Commitments of the assigning Lender, the assignment shall not assign a Pro Rata Share of the Commitments that is equivalent to less than $5,000,000 and (iv) the effective date of any such assignment shall be as specified in the Commitment Assignment and Acceptance, but not earlier than the date which is five (5) Banking Days after the date the Administrative Agent has received the Commitment Assignment and Acceptance. Upon the effective date of such Commitment Assignment and Acceptance, the Eligible Assignee named therein shall be a Lender for all purposes of this Agreement, with the Pro Rata Share of the Commitments therein set forth and, to the extent of such Pro Rata Share, the assigning Lender shall be released from its further obligations under this Agreement. Borrower agrees that it shall execute and deliver (against delivery by the assigning Lender to Borrower of its Notes) to such assignee Lender, Notes evidencing that assignee Lender’s Pro Rata Share of the Commitments, and to the assigning Lender, Notes evidencing the remaining balance Pro Rata Share retained by the assigning Lender.
          (c) By executing and delivering a Commitment Assignment and Acceptance, the Eligible Assignee thereunder acknowledges and agrees that: (i) other than the representation and warranty that it is the legal and beneficial owner of the Pro Rata Share of the Commitments being assigned thereby free and clear of any adverse claim, the assigning Lender has made no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness or sufficiency of this Agreement or any other Loan Document; (ii) the assigning Lender has made no representation or warranty and assumes no responsibility with respect to the financial condition of Borrower or the performance by Borrower of the Obligations; (iii) it has received a copy of this Agreement, together with copies of the most recent financial statements delivered pursuant to Section 7.1 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Commitment Assignment and Acceptance; (iv) it will, independently and without reliance upon the Administrative Agent, the Collateral Agent or any Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) it appoints and authorizes the Administrative Agent and the Collateral Agent to take such action and to exercise such powers under this Agreement as are delegated to the Administrative Agent and the Collateral Agent by this Agreement; and (vi) it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.
          (d) The Administrative Agent shall maintain at the Administrative Agent’s Office a copy of each Commitment Assignment and Acceptance delivered to it and a register (the “Register”) of the names and address of each of the Lenders and the Pro Rata Share of the Commitments held by each Lender, giving effect to each Commitment Assignment and Acceptance. The Register shall be available during normal business hours for inspection by Borrower or any Lender upon reasonable prior notice to the Administrative Agent. After receipt of a completed Commitment Assignment and Acceptance executed by any Lender and an Eligible Assignee, and receipt of an assignment fee of $3,500 from such Lender or Eligible Assignee, the Administrative Agent shall, promptly following the effective date thereof, provide to Borrower and the Lenders a revised Schedule 1.1 giving effect thereto. Borrower, the Administrative Agent, the Collateral Agent and the Lenders shall deem and treat the Persons listed as Lenders in the Register as the holders and owners of the Pro Rata Share of the Commitments listed therein for all purposes hereof, and no assignment or transfer of any such Pro Rata Share of the Commitments shall be effective, in each case unless and until a Commitment Assignment and Acceptance effecting the assignment or transfer thereof shall have been accepted by the Administrative Agent and recorded in the Register as provided above. Prior to such recordation, all amounts owed with respect to the applicable Pro Rata Share of the Commitments shall be owed to the Lender listed in the Register as the owner thereof, and any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is listed in the Register as a Lender shall be conclusive and binding on any subsequent holder, assignee or transferee of the corresponding Pro Rata Share of the Commitments.
          (e) Each Lender may from time to time grant participations to one or more banks or other financial institutions in a portion of its Pro Rata Share of the Commitments; provided, however, that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participating banks or other financial institutions shall not be a Lender hereunder for any purpose except, if the participation agreement so provides, for the purposes of Sections 3.6, 3.7, 11.11 and 11.22 but only to the extent that the cost of such benefits to Borrower does not exceed the cost which Borrower would have incurred in respect of such Lender absent the participation, (iv) Borrower, the Administrative Agent, the Collateral Agent, and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement, (v) the participation interest shall be expressed as a percentage of the granting Lender’s Pro Rata Share of the Commitments as it then exists and shall not restrict an increase in the Commitments, or in the granting Lender’s Pro Rata Share of the Commitments, so long as the amount of the participation interest is not affected thereby, (vi) the holder of the participation interest shall abide by the confidentiality provisions set forth herein and (vii) the consent of the holder of such participation interest shall not be required for amendments or waivers of provisions of the Loan Documents other than those which (a) extend the Revolving Loan Maturity Date or any other date upon which any payment of money is due to the Lenders, (b) reduce the rate of interest on the Notes, any fee or any other monetary amount payable to the Lenders, (c) reduce the amount of any installment of principal due under the Notes, (d) release any Subsidiary Guaranty, or (E) release all or substantially all of the Collateral from the Lien of the Collateral Documents, except if such release of Collateral occurs in connection with a Disposition permitted under Section 6.2 or grant of a purchase-money Lien of the type specified in clause (s) of the definition of “Permitted Encumbrances” (unless the holder of such Lien does not prohibit a subordinate Lien on the acquired property or assets, in which case the Collateral Agent shall subordinate its Lien on such acquired property or assets in a manner acceptable to the holder of the purchase-money Lien without the need for the consent of any Lender), in which case such release shall not require the consent of any of the Lenders or of any holder of a participation interest in the Commitments.
     11.9 Right of Setoff. If an Event of Default has occurred and is continuing, the Administrative Agent, the Collateral Agent or any Lender (but in each case only with the consent of the Requisite Lenders) may exercise its rights under Article 9 of the Uniform Commercial Code and other applicable Laws and, to the extent permitted by applicable Laws, apply any funds in any deposit account maintained with it by Borrower and/or any Property of Borrower in its possession against the Obligations.
     11.10 Sharing of Setoffs. Each Lender severally agrees that if it, through the exercise of any right of setoff, banker’s lien or counterclaim against Borrower, or otherwise, receives payment of the Obligations held by it that is ratably more than any other Lender, through any means, receives in payment of the Obligations held by that Lender, then, subject to applicable Laws: (a) the Lender exercising the right of setoff, banker’s lien or counterclaim or otherwise receiving such payment shall purchase, and shall be deemed to have simultaneously purchased, from each of the other Lenders a participation in the Obligations held by the other Lenders and shall pay to the other Lenders a purchase price in an amount so that the share of the Obligations held by each Lender after the exercise of the right of setoff, banker’s lien or counterclaim or receipt of payment shall be in the same proportion that existed prior to the exercise of the right of setoff, banker’s lien or counterclaim or receipt of payment; and (b) such other adjustments and purchases of participations shall be made from time to time as shall be equitable to ensure that all of the Lenders share any payment obtained in respect of the Obligations ratably in accordance with each Lender’s share of the Obligations immediately prior to, and without taking into account, the payment; provided that, if all or any portion of a disproportionate payment obtained as a result of the exercise of the right of setoff, banker’s lien, counterclaim or otherwise is thereafter recovered from the purchasing Lender by Borrower or any Person claiming through or succeeding to the rights of Borrower, the purchase of a participation shall be rescinded and the purchase price thereof shall be restored to the extent of the recovery, but without interest. Each Lender that purchases a participation in the Obligations pursuant to this Section 11.10 shall from and after the purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Lender were the original owner of the Obligations purchased. Borrower expressly consents to the foregoing arrangements and agrees that any Lender holding a participation in an Obligation so purchased pursuant to this Section 11.10 may exercise any and all rights of setoff, banker’s lien or counterclaim with respect to the participation as fully as if the Lender were the original owner of the Obligation purchased.
     11.11 Indemnity by Borrower. Borrower agrees to indemnify, save and hold harmless the Administrative Agent, the Collateral Agent, the Issuing Lender and each Lender and their respective directors, officers, agents, attorneys and employees (collectively the “Indemnitees”) from and against: (a) any and all claims, demands, actions or causes of action (except a claim, demand, action, or cause of action for any amount excluded from the definition of “Taxes” in Section 3.12(e)) if the claim, demand, action or cause of action arises out of or relates to any act or omission (or alleged act or omission) of Borrower, its Affiliates or any of its officers, directors or stockholders relating to the Commitment, the use or contemplated use of proceeds of any Loan, or the relationship of Borrower and the Lenders under this Agreement; (b) any administrative or investigative proceeding by any Governmental Agency arising out of or related to a claim, demand, action or cause of action described in clause (a) above; and (c) any and all liabilities, losses, reasonable costs or expenses (including reasonable attorneys’ fees and the reasonably allocated costs of attorneys employed by any Indemnitee and disbursements of such attorneys and other professional services) that any Indemnitee suffers or incurs as a result of the assertion of any foregoing claim, demand, action or cause of action; provided that no Indemnitee shall be entitled to indemnification for any loss caused by its own gross negligence or willful misconduct (determined to be so by a final determination of a court of competent jurisdiction) or for any loss asserted against it by another Indemnitee. If any claim, demand, action or cause of action is asserted against any Indemnitee, such Indemnitee shall promptly notify Borrower, but the failure to so promptly notify Borrower shall not affect Borrower’s obligations under this Section unless such failure materially prejudices Borrower’s right to participate in the contest of such claim, demand, action or cause of action, as hereinafter provided. Such Indemnitee may (and shall, if requested by Borrower in writing) contest the validity, applicability and amount of such claim, demand, action or cause of action and shall permit Borrower to participate in such contest. Such Indemnitee shall act reasonably and in good faith in dealing with such claim, demand, action or cause of action, including in electing whether to offer or accept any settlement or compromise of such claim, demand, action or cause of action. Borrower shall have the burden of establishing the lack of good faith or reasonableness of such Indemnitee. Any Indemnitee that proposes to settle or compromise any claim or proceeding for which Borrower may be liable for payment of indemnity hereunder shall give Borrower written notice of the terms of such proposed settlement or compromise reasonably in advance of settling or compromising such claim or proceeding and shall obtain Borrower’s prior written consent (which shall not be unreasonably withheld or delayed). In connection with any claim, demand, action or cause of action covered by this Section 11.11 against more than one Indemnitee, all such Indemnitees shall be represented by the same legal counsel (which may be a law firm engaged by the Indemnitees or attorneys employed by an Indemnitee or a combination of the foregoing) selected by the Indemnitees and reasonably acceptable to Borrower; provided, that if such legal counsel determines in good faith that representing all such Indemnitees would or could result in a conflict of interest under Laws or ethical principles applicable to such legal counsel or that a defense or counterclaim is available to an Indemnitee that is not available to all such Indemnitees, then to the extent reasonably necessary to avoid such a conflict of interest or to permit unqualified assertion of such a defense or counterclaim, each affected Indemnitee shall be entitled to separate representation by legal counsel selected by that Indemnitee and reasonably acceptable to Borrower, with all such legal counsel using reasonable efforts to avoid unnecessary duplication of effort by counsel for all Indemnitees; and further provided that the Administrative Agent (as an Indemnitee) shall at all times be entitled to representation by separate legal counsel (which may be a law firm or attorneys employed by the Administrative Agent or a combination of the foregoing). Any obligation or liability of Borrower to any Indemnitee under this Section 11.11 shall survive the expiration or termination of this Agreement and the repayment of all Loans and the payment and performance of all other Obligations owed to the Lenders.
     11.12 Nonliability of the Lenders. Borrower acknowledges and agrees that:
          (a) Any inspections of any Property of Borrower made by or through the Administrative Agent, the Collateral Agent, the Issuing Lender or the Lenders are for purposes of administration of the Loan only and Borrower is not entitled to rely upon the same (whether or not such inspections are at the expense of Borrower);
          (b) By accepting or approving anything required to be observed, performed, fulfilled or given to the Administrative Agent, the Collateral Agent, the Issuing Lender or the Lenders pursuant to the Loan Documents, neither the Administrative Agent, the Collateral Agent, the Issuing Lender nor the Lenders shall be deemed to have warranted or represented the sufficiency, legality, effectiveness or legal effect of the same, or of any term, provision or condition thereof, and such acceptance or approval thereof shall not constitute a warranty or representation to anyone with respect thereto by the Administrative Agent, the Collateral Agent, the Issuing Lender or the Lenders;
          (c) The relationship between Borrower and the Administrative Agent, the Collateral Agent, the Issuing Lender and the Lenders is, and shall at all times remain, solely that of borrowers and lenders; neither the Administrative Agent, the Collateral Agent, the Issuing Lender nor the Lenders shall under any circumstance be construed to be partners or joint venturers of Borrower or its Affiliates; neither the Administrative Agent, the Collateral Agent, the Issuing Lender nor the Lenders shall under any circumstance be deemed to be in a relationship of confidence or trust or a fiduciary relationship with Borrower or its Affiliates, or to owe any fiduciary duty to Borrower or its Affiliates; neither the Administrative Agent, the Collateral Agent, the Issuing Lender nor the Lenders undertake or assume any responsibility or duty to Borrower or its Affiliates to select, review, inspect, supervise, pass judgment upon or inform Borrower or its Affiliates of any matter in connection with their Property or the operations of Borrower or its Affiliates; Borrower and its Affiliates shall rely entirely upon their own judgment with respect to such matters; and any review, inspection, supervision, exercise of judgment or supply of information undertaken or assumed by the Administrative Agent, the Collateral Agent, the Issuing Lender or the Lenders in connection with such matters is solely for the protection of the Administrative Agent, the Collateral Agent, the Issuing Lender and the Lenders and neither Borrower nor any other Person is entitled to rely thereon; and

          (d) The Administrative Agent, the Collateral Agent, the Issuing Lender and the Lenders shall not be responsible or liable to any Person for any loss, damage, liability or claim of any kind relating to injury or death to Persons or damage to Property caused by the actions, inaction or negligence of Borrower and/or its Affiliates and Borrower hereby indemnifies and holds the Administrative Agent, the Collateral Agent, the Issuing Lender and the Lenders harmless on the terms set forth in Section 11.11 from any such loss, damage, liability or claim.
     11.13 No Third Parties Benefited. This Agreement is made for the purpose of defining and setting forth certain obligations, rights and duties of Borrower, the Administrative Agent, the Collateral Agent and the Lenders in connection with the Loans, and is made for the sole benefit of Borrower, the Administrative Agent, the Collateral Agent and the Lenders, and the Administrative Agent’s, the Collateral Agent’s and the Lenders’ successors and assigns. Except as provided in Sections 11.8 and 11.11, no other Person shall have any rights of any nature hereunder or by reason hereof.
     11.14 Confidentiality. Each Lender agrees to hold any confidential information that it may receive from Borrower pursuant to this Agreement in confidence, except for disclosure: (a) to other Lenders or Affiliates of a Lender; (b) to legal counsel and accountants for Borrower or any Lender; (c) to other professional advisors to Borrower or any Lender, provided that the recipient has accepted such information subject to a confidentiality agreement substantially similar to this Section 11.14; (d) to regulatory officials having jurisdiction over that Lender, (e) as required by Law or legal process, provided that each Lender agrees to notify Borrower of any such disclosures unless prohibited by applicable Laws, or in connection with any legal proceeding to which that Lender and Borrower are adverse parties; (f) to another financial institution in connection with a disposition or proposed disposition to that financial institution of all or part of that Lender’s interests hereunder or a participation interest in its Notes, or to a prospective Lender pursuant to Section 2.8(c), provided that the recipient has accepted such information subject to a confidentiality agreement substantially similar to this Section 11.14 and (g) in connection with the exercise of remedies under any of the Loan Documents. For purposes of the foregoing, “confidential information” shall mean any information respecting Borrower or its Subsidiaries reasonably considered by Borrower to be confidential, other than (i) information previously filed with any Governmental Agency and available to the public, (ii) information previously published in any public medium from a source other than, directly or indirectly, that Lender, and (iii) information previously disclosed by Borrower to any Person not associated with Borrower which does not owe a professional duty of confidentiality to Borrower or which has not executed an appropriate confidentiality agreement with Borrower. Nothing in this Section shall be construed to create or give rise to any fiduciary duty on the part of the Administrative Agent, the Collateral Agent or the Lenders to Borrower.
     11.15 Further Assurances. Borrower shall, at its expense and without expense to the Lenders, the Administrative Agent, or the Collateral Agent, do, execute and deliver such further acts and documents as the Requisite Lenders, the Administrative Agent, or the Collateral Agent from time to time reasonably require for the assuring and confirming unto the Lenders, the Administrative Agent, or the Collateral Agent of the rights hereby created or intended now or hereafter so to be, or for carrying out the intention or facilitating the performance of the terms of any Loan Document

     11.16 Integration. This Agreement, together with the other Loan Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and supersedes all prior agreements, written or oral, on the subject matter hereof, including the Existing Loan Agreement and all Loan Documents referred to therein. In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control and govern; provided that the inclusion of supplemental rights or remedies in favor of the Administrative Agent, the Collateral Agent or the Lenders in any other Loan Document shall not be deemed a conflict with this Agreement. Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.
     11.17 GOVERNING LAW; VENUE. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN ANY OF THE LOAN DOCUMENTS, IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND THE OBLIGATIONS ARISING HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE, WITHOUT REGARD TO THE PRINCIPLES THEREOF REGARDING CONFLICTS OF LAWS, AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. BORROWER HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN SAN DIEGO COUNTY, CALIFORNIA SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN BORROWER AND BANK PERTAINING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR TO ANY MATTER ARISING OUT OF OR RELATED TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS; PROVIDED, THAT BANK, AND BORROWER ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF SAN DIEGO COUNTY, CALIFORNIA; AND FURTHER PROVIDED, THAT NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE BANK FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO COLLECT THE OBLIGATIONS, TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF AGENT FOR THE BENEFIT OF ITSELF AND LENDERS. BORROWER EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND BORROWER HEREBY WAIVES ANY OBJECTION WHICH IT MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. BORROWER HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINTS AND OTHER PROCESS MAY BE MADE

BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO BORROWER AT THE ADDRESS SET FORTH IN SECTION 11.6 AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF BORROWER’S ACTUAL RECEIPT THEREOF OR THREE DAYS AFTER DEPOSIT IN THE UNITED STATES MAILS, PROPER POSTAGE PREPAID.
     11.18 Severability of Provisions. Any provision in any Loan Document that is held to be inoperative, unenforceable or invalid as to any party or in any jurisdiction shall, as to that party or jurisdiction, be inoperative, unenforceable or invalid without affecting the remaining provisions or the operation, enforceability or validity of that provision as to any other party or in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.
     11.19 Headings. Article and Section headings in this Agreement and the other Loan Documents are included for convenience of reference only and are not part of this Agreement or the other Loan Documents for any other purpose.
     11.20 Time of the Essence. Time is of the essence of the Loan Documents.
     11.21 Foreign Lenders and Participants. Each Lender that is incorporated or otherwise organized under the Laws of a jurisdiction other than the United States of America or any State thereof or the District of Columbia shall deliver to Borrower (with a copy to the Administrative Agent), on or before the Closing Date (or on or before accepting an assignment or receiving a participation interest herein pursuant to Section 11.8, if applicable) two duly completed copies, signed by a Responsible Official, of either Form 1001 (relating to such Lender and entitling it to a complete exemption from withholding on all payments to be made to such Lender by Borrower pursuant to this Agreement) or Form 4224 (relating to all payments to be made to such Lender by the Borrower pursuant to this Agreement) of the United States Internal Revenue Service or such other evidence (including, if reasonably necessary, Form W-9) satisfactory to Borrower and the Administrative Agent that no withholding under the federal income tax laws is required with respect to such Lender. Thereafter and from time to time, each such Lender shall (a) promptly submit to Borrower (with a copy to the Administrative Agent), such additional duly completed and signed copies of one of such forms (or such successor forms as shall be adopted from time to time by the relevant United States taxing authorities) as may then be available under then current United States laws and regulations to avoid, or such evidence as is satisfactory to Borrower and the Administrative Agent of any available exemption from, United States withholding taxes in respect of all payments to be made to such Lender by Borrower pursuant to this Agreement and (b) take such steps as shall not be materially disadvantageous to it, in the reasonable judgment of such Lender, and as may be reasonably necessary (including the re-designation of its Eurodollar Lending Office, if any) to avoid any requirement of applicable Laws that Borrower make any deduction or withholding for taxes from amounts payable to such Lender. In the event that Borrower or the Administrative Agent become aware that a participation has been granted pursuant to Section 11.8(e) to a financial institution that is incorporated or otherwise organized under the Laws of a jurisdiction other than the United States of America, any State thereof or the District of Columbia, then, upon request made by Borrower or the Administrative Agent to the Lender which granted such participation, such Lender shall cause such participant financial institution to deliver the same documents and information to Borrower and the Administrative Agent as would be required under this Section if such financial institution were a Lender.
     11.22 Hazardous Material Indemnity. Borrower hereby agrees to indemnify, hold harmless and defend (by counsel reasonably satisfactory to the Administrative Agent) the Administrative Agent, the Collateral Agent and each of the Lenders and their respective directors, officers, employees, agents, successors and assigns from and against any and all claims, losses, damages, liabilities, fines, penalties, charges, administrative and judicial proceedings and orders, judgments, remedial action requirements, enforcement actions of any kind, and all reasonable costs and expenses incurred in connection therewith (including but not limited to reasonable attorneys’ fees and the reasonably allocated costs of attorneys employed by the Administrative Agent or any Lender, and expenses to the extent that the defense of any such action has not been assumed by Borrower), arising directly or indirectly out of (i) the presence on, in, under or about any Real Property of any Hazardous Materials, or any releases or discharges of any Hazardous Materials on, under or from any Real Property and (ii) any activity carried on or undertaken on or off any Real Property by Borrower or any of its predecessors in title, whether prior to or during the term of this Agreement, and whether by Borrower or any predecessor in title or any employees, agents, contractors or subcontractors of Borrower or any predecessor in title, or any third persons at any time occupying or present on any Real Property, in connection with the handling, treatment, removal, storage, decontamination, clean-up, transport or disposal of any Hazardous Materials at any time located or present on, in, under or about any Real Property. The foregoing indemnity shall further apply to any residual contamination on, in, under or about any Real Property, or affecting any natural resources, and to any contamination of any Property or natural resources arising in connection with the generation, use, handling, storage, transport or disposal of any such Hazardous Materials, and irrespective of whether any of such activities were or will be undertaken in accordance with applicable Laws, but the foregoing indemnity shall not apply to Hazardous Materials on any Real Property, the presence of which is caused by the Administrative Agent or the Lenders. Borrower hereby acknowledges and agrees that, notwithstanding any other provision of this Agreement or any of the other Loan Documents to the contrary, the obligations of Borrower under this Section shall be unlimited corporate obligations of Borrower and shall not be secured by any Lien on any Real Property. Any obligation or liability of Borrower to any Indemnitee under this Section 11.22 shall survive the expiration or termination of this Agreement and the repayment of all Loans and the payment and performance of all other Obligations owed to the Lenders.
     11.23 DISPUTES. TO THE EXTENT PERMITTED BY LAW, IN CONNECTION WITH ANY CLAIM, CAUSE OF ACTION, PROCEEDING OR OTHER DISPUTE CONCERNING THE LOAN DOCUMENTS (EACH A “CLAIM”), THE PARTIES TO THIS AGREEMENT EXPRESSLY, INTENTIONALLY, AND DELIBERATELY WAIVE ANY RIGHT EACH MAY OTHERWISE HAVE TO TRIAL BY JURY. IN THE EVENT THAT THE WAIVER OF JURY TRIAL SET FORTH IN THE PREVIOUS SENTENCE IS NOT ENFORCEABLE UNDER THE LAW APPLICABLE TO THIS AGREEMENT, THE PARTIES TO THIS AGREEMENT AGREE THAT ANY CLAIM, INCLUDING ANY QUESTION OF LAW OR FACT RELATING THERETO, SHALL, AT THE WRITTEN REQUEST OF ANY PARTY, BE DETERMINED BY JUDICIAL REFERENCE PURSUANT TO THE STATE LAW APPLICABLE TO THIS AGREEMENT. THE PARTIES SHALL

SELECT A SINGLE NEUTRAL REFEREE, WHO SHALL BE A RETIRED STATE OR FEDERAL JUDGE. IN THE EVENT THAT THE PARTIES CANNOT AGREE UPON A REFEREE, THE COURT SHALL APPOINT THE REFEREE. THE REFEREE SHALL REPORT A STATEMENT OF DECISION TO THE COURT. NOTHING IN THIS PARAGRAPH SHALL LIMIT THE RIGHT OF ANY PARTY AT ANY TIME TO EXERCISE SELF-HELP REMEDIES, FORECLOSE AGAINST COLLATERAL OR OBTAIN PROVISIONAL REMEDIES. THE PARTIES SHALL BEAR THE FEES AND EXPENSES OF THE REFEREE EQUALLY, UNLESS THE REFEREE ORDERS OTHERWISE. THE REFEREE SHALL ALSO DETERMINE ALL ISSUES RELATING TO THE APPLICABILITY, INTERPRETATION, AND ENFORCEABILITY OF THIS PARAGRAPH. THE PARTIES ACKNOWLEDGE THAT IF A REFEREE IS SELECTED TO DETERMINE THE CLAIMS, THEN THE CLAIMS WILL NOT BE DECIDED BY A JURY.
     11.24 Purported Oral Amendments. BORROWER EXPRESSLY ACKNOWLEDGES THAT THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS MAY ONLY BE AMENDED OR MODIFIED, OR THE PROVISIONS HEREOF OR THEREOF WAIVED OR SUPPLEMENTED, BY AN INSTRUMENT IN WRITING THAT COMPLIES WITH SECTION 11.2. BORROWER AGREES THAT IT WILL NOT RELY ON ANY COURSE OF DEALING, COURSE OF PERFORMANCE, OR ORAL OR WRITTEN STATEMENTS BY ANY REPRESENTATIVE OF THE ADMINISTRATIVE AGENT OR ANY BANK THAT DOES NOT COMPLY WITH SECTION 11.2 TO EFFECT AN AMENDMENT, MODIFICATION, WAIVER OR SUPPLEMENT TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS.
     11.25 Patriot Act. Bank is subject to the Patriot Act and hereby notifies Borrower that, pursuant to the requirements of the Patriot Act, Bank is required to obtain, verify and record information that identifies Borrower, which information includes the name and address of Borrower and other information that will allow Bank to identify Borrower in accordance with the Patriot Act.
     11.26 Effect of Amendment and Restatement. Except as otherwise set forth herein, this Agreement is intended to and does completely amend and restate, without novation, the Existing Loan Agreement. All security interests granted under the Collateral Documents executed in connection with the Existing Loan Agreement are hereby confirmed and ratified and shall continue to secure all Obligations under this Agreement.
     11.27 Replacement of Non-Consenting Lenders. If any Lender (such Lender, a “Non-Consenting Lender”) has failed to consent to a proposed amendment or waiver which pursuant to the terms of Section 11.2 requires the consent of all of the Lenders or all of the affected Lenders and with respect to which the Requisite Lenders shall have granted their consent, then the Borrower shall have the right (unless such Non-Consenting Lender grants such consent), upon ten (10) Banking Days’ prior notice to the Non-Consenting Lender and the Administrative Agent, to replace such Non-Consenting Lender by requiring such Non-Consenting Lender to assign, in accordance with Section 11.8, all of its Loans, participations in Letters of Credit and Commitment hereunder to one or more other then-existing Lenders or to another Eligible Assignee reasonably satisfactory to the Administrative Agent, provided that: (a)

the Borrower shall pay to such Non-Consenting Lender being replaced all Obligations owing to it and any amount payable pursuant to Section 3.6(e), (b) the replacement Lender shall pay the assignment fee referred to in Section 11.8(d), (c) the replacement Lender shall grant its consent with respect to the applicable proposed amendment or waiver and (d) the Borrower may exercise its right to replace Lender hereunder with respect to no more than three Lenders during the term of this Agreement.
[Signature Pages Follow]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

VIASAT, INC.

By:
Ronald G. Wangerin
Chief Financial Officer

Address:

ViaSat, Inc. 6155 El Camino Real Carlsbad, California 92009 Attn:Ronald G. Wangerin Chief Financial Officer

Telecopier: (760) 929-3926 Telephone: (760) 476-2200

UNION BANK, N.A., as Administrative Agent

By:
Mark Adelman
Vice President

Address:

UNION BANK, N.A. San Diego Commercial Banking Office 530 “B” Street, 4th Floor, S-420 San Diego, California 92101-4407 Attn: Mark Adelman

Telecopier: (619) 230-3766 Telephone: (619) 230-3516

[Signature Page to Fourth Amended and Restated Revolving Loan Agreement]
[Signatures Continued Next Page]

UNION BANK, N.A., as Collateral Agent

By:
Mark Adelman
Vice President

Address:

UNION BANK, N.A. San Diego Commercial Banking Office 530 “B” Street, 4th Floor, S-420 San Diego, California 92101-4407 Attn: Mark Adelman

Telecopier: (619) 230-3766 Telephone: (619) 230-3516

UNION BANK, N.A., as a Lender and Swing Line Lender
By:
Mark Adelman
Vice President

Address:

UNION BANK, N.A. San Diego Commercial Banking Office 530 “B” Street, 4th Floor, S-420 San Diego, California 92101-4407 Attn: Mark Adelman

Telecopier: (619) 230-3766 Telephone: (619) 230-3516
[Signature Page to Fourth Amended and Restated Revolving Loan Agreement]
[Signatures Continued Next Page]

BANK OF AMERICA, N.A., as a Lender
By:
	Name:	Karin S. Barnes
Senior Vice President

Address:

Bank of America, N.A. 450 B Street, Suite 1500 San Diego, CA 92101 Attn: Karin S. Barnes Senior Vice President
[Signature Page to Fourth Amended and Restated Revolving Loan Agreement]
[Signatures Continued Next Page]

JPMORGAN CHASE BANK, N.A., as a Lender
By:
	Name:	Anna C. Ruiz
Vice President

Address:

JPMORGAN CHASE BANK, N.A. 650 Town Center Drive, Suite 1000 Costa Mesa, CA 92626 Attn: Anna C. Ruiz Vice President
[Signature Page to Fourth Amended and Restated Revolving Loan Agreement]
[Signatures Continued Next Page]

BANK OF THE WEST, as a Lender
By:
	Name:	Ed Ong
Vice President

Address: BANK OF THE WEST 1280 4th Ave. San Diego, CA 92101 Attn: Ed Ong Vice President
[Signature Page to Fourth Amended and Restated Revolving Loan Agreement]
[Signatures Continued Next Page]

COMERICA BANK, as a Lender
By:
	Name:	Steve D. Clear
Vice President

Address: COMERICA BANK 611 Anton Blvd., 4th Floor M/C 4462 Costa Mesa, CA 92626 Attn: Steve D. Clear Vice President
[Signature Page to Fourth Amended and Restated Revolving Loan Agreement]
[Signatures Continued Next Page]

CALIFORNIA BANK & TRUST, as a Lender
By:
	Name:	Steve DeLong
Senior Vice President

Address: CALIFORNIA BANK & TRUST 4230 La Jolla Village Drive, Suite 100 San Diego, CA 92122 Attn: Steve DeLong Senior Vice President
[Signature Page to Fourth Amended and Restated Revolving Loan Agreement]
[Signatures Continued Next Page]

STATE BANK OF INDIA, LOS ANGELES AGENCY, as a Lender
By:
	Name:	K.S.S. Naidu
Vice President (Credit)

Address: STATE BANK OF INDIA, LOS ANGELES AGENCY 707 Wilshire Blvd., Suite #1995 Los Angeles, CA 90017 Attn: K.S.S. Naidu Vice President (Credit)

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender
By:
	Name:	Donald S. Green
Vice President

Address: WELLS FARGO BANK, NATIONAL ASSOCIATION 401 B St., Suite 2201 San Diego, CA 92101 Attn: Donald S. Green Vice President
[Signature Page to Fourth Amended and Restated Revolving Loan Agreement]

SCHEDULES

1.1	Lender Commitments
2.4	Existing Letters of Credit
4.4	Subsidiaries
4.6	Material Adverse Changes
4.8	Trade Names
4.10	Material Litigation
4.18	Hazardous Materials Matters
5.4	Insurance
6.9	Existing Liens
6.10	Existing Indebtedness and Guaranty Obligations
6.11	Transactions with Affiliates
6.16	Existing Investments

EXHIBIT Q
(New Lender Addendum)
[to be attached]